As filed with the Securities and Exchange Commission on September 18, 2026.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-1

REGISTRATION STATEMENT

Under

The Securities Act of 1933

Sprout Red International Limited

(Exact name of Registrant as specified in its charter)

Cayman Islands	2090	Not Applicable
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification Number)

Suite 2206, Cassia Court, 72 Market Street,

Camana Bay, P.O. BOX 32303,

Grand Cayman KY1-1209, Cayman Islands

(Address, including zip code, including area code, of Registrant’s principal executive offices)

Copies to:

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933. Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a) may determine.

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The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities, and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS (Subject to Completion)

Dated August 26, 2026.

PRELIMINARY PROSPECTUS

Ordinary Shares

We are offering         ordinary shares. This is the initial public offering of ordinary shares of         . The offering price of our ordinary shares in this offering is expected to be $ per share. Prior to this offering, there has been no public market for our ordinary shares.

We have applied to list our ordinary shares on the Nasdaq Capital Market under the symbol "FYH". There is no assurance that such application will be approved, and if our application is not approved, this offering may not be completed.

Investing in our ordinary shares involves a high degree of risk. Before buying any shares, you should carefully read the discussion of material risks of investing in our ordinary shares in "Risk Factors".

We are an "emerging growth company" as defined under the federal securities laws and, as such, will be subject to reduced public company reporting requirements. See "Prospectus Summary—Implications of Being an Emerging Growth Company" for additional information.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

We are a holding company incorporated in the Cayman Islands as a holding company. The Ordinary Shares offered in this prospectus are shares of the Cayman Islands holding company. For a description of our corporate structure, see "Corporate History and Structure." See also "Risk Factors – Risks Relating to Our Corporate Structure."

	PER SHARE	TOTAL
Initial public offering price	$	$
Underwriting discounts and commissions(1)	$	$
Proceeds, before expenses, to us	$	$

(1)	Does not include accountable and non-accountable expense allowance payable to underwriters. Please see the section of this prospectus entitled "Underwriting" for additional information regarding underwriter compensation.

We expect our total cash expenses for this offering (including cash expenses payable to our underwriters for their out-of-pocket expenses) to be approximately $[●], exclusive of the above commissions. In addition, we will pay additional items of value in connection with this offering that are viewed by the Financial Industry Regulatory Authority, or FINRA, as underwriting compensation. These payments will further reduce proceeds available to us before expenses. See "Underwriting."

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Neither we nor any of the underwriters have authorized anyone to provide any information or to make any representations other than those contained in this prospectus or in any free writing prospectuses we have prepared. Neither we nor any of the underwriters take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date, regardless of the time of delivery of this prospectus or of any sale of our Ordinary Shares.

For investors outside the United States: Neither we nor any of the underwriters have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the shares of our Ordinary Shares and the distribution of this prospectus outside the United States.

Neither the Securities and Exchange Commission nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

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TABLE OF CONTENTS

Page
ABOUT THIS PROSPECTUS	5
U.S. GENERALLY ACCEPTED ACCOUNTING PRINCIPLES	7
MARKET AND INDUSTRY DATA	7
TRADEMARKS	7
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS	8
PROSPECTUS SUMMARY	1
THE OFFERING	32
RISK FACTORS	33
INDUSTRY AND MARKET DATA	56
USE OF PROCEEDS	57
DIVIDEND POLICY	58
CAPITALIZATION	59
CORPORATE HISTORY AND STRUCTURE	61
MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	62
BUSINESS	74
MANAGEMENT	109
PRINCIPAL SHAREHOLDERS	114
DESCRIPTION OF SHARE CAPITAL	115
TAXATION	121
WHERE YOU CAN FIND ADDITIONAL INFORMATION	124

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About This Prospectus

This prospectus is part of a registration statement on Form F-1 that we filed with the Securities and Exchange Commission (the "SEC"). As permitted by the rules and regulations of the SEC, the registration statement filed by us includes additional information not contained in this prospectus. You may read the registration statement and the other reports we file with the SEC at the SEC’s website described below under the heading "Where You Can Find More Information".

The information contained in this prospectus is accurate as of the date on the front of this prospectus only, regardless of the time of delivery of this prospectus or of any sale of our Ordinary Shares. Our business, financial condition, results of operations and prospects may have changed since that date.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information.

In this prospectus, unless the context otherwise requires:

•	references to "Ordinary Shares" or "our shares" refer to Ordinary Shares of Sprout Red International Limited;
•	references to the "Company," "we," "us," "our" and "FYH" refer to Sprout Red International Limited.;
•	references to "dollars," "U.S. dollars," "USD," "$," and "US$" are to United States Dollars;
•	"U.S. GAAP" refers to generally accepted accounting principles in the United States;
•	references to the "SEC" are to the United States Securities and Exchange Commission.

Market data and certain industry data and forecasts used in, or incorporated by reference in, this prospectus were obtained from sources we believe to be reliable, including market research databases, publicly available information, reports of governmental agencies and industry publications and surveys. We have relied on certain data from third-party sources, including internal surveys, industry forecasts and market research, which we believe to be reliable based on our management’s knowledge of the industry. Forecasts are particularly likely to be inaccurate, especially over long periods of time. In addition, we do not necessarily know what assumptions regarding general economic growth were used in preparing the third-party forecasts we cite. Statements as to our market position are based on the most currently available data. While we are not aware of any misstatements regarding the industry data presented in this prospectus, our estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading "Risk Factors" in this prospectus. Our historical results do not necessarily indicate our expected results for any future periods.

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Certain figures included in this prospectus have been subject to rounding adjustments. Accordingly, figures shown as totals in certain tables may not be an arithmetic aggregation of the figures that precede them.

We have obtained the statistical data, market data and other industry data and forecasts used in this prospectus and in our SEC filings incorporated herein by reference from publicly available information. We have not sought the consent of the sources to refer to the publicly available reports in this prospectus.

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U.S. GENERALLY ACCEPTED ACCOUNTING PRINCIPLES

Our financial statements are prepared in accordance with accounting principles generally accepted in the United States ("U.S. GAAP"). Our fiscal year ends on December 31 of each year.

We have made rounding adjustments to some of the figures included in this prospectus. Accordingly, numerical figures shown as totals in some tables may not be an arithmetic aggregation of the figures that precede them.

MARKET AND INDUSTRY DATA

This prospectus contains references to industry market data and certain industry forecasts. Industry market data and industry forecasts are obtained from publicly available information and industry publications. Industry publications generally state that the information contained therein has been obtained from sources believed to be reliable, but that the accuracy and completeness of that information is not guaranteed. Although we believe industry information to be accurate, it is not independently verified by us. Some data is also based on our good faith estimates, which are derived from our review of internal surveys or data, as well as the independent sources referenced above. Assumptions and estimates of our and our industry’s future performance are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in "Risk Factors." These and other factors could cause future performance to differ materially from our assumptions and estimates. See "Cautionary Note Regarding Forward-Looking Statements."

TRADEMARKS

We own or have rights to various trademarks, service marks and trade names that we use in connection with the operation of our business. This prospectus also contains additional trademarks, trade names and service marks belonging to other companies. Solely for convenience, trademarks, trade names and service marks referred to in this prospectus may appear without the ®, ™ or SM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the right of the applicable licensor to these trademarks, trade names and service marks. We do not intend our use or display of other parties’ trademarks, trade names or service marks to imply, and such use or display should not be construed to imply, a relationship with, or endorsement or sponsorship of us by, these other parties.

VII

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Various statements contained in this prospectus, including those that express a belief, expectation or intention, as well as those that are not statements of historical fact, are forward-looking statements. These forward-looking statements may include projections and estimates concerning our possible or assumed future results of operations, financial condition, business strategies and plans, market opportunity, competitive position, industry environment,and potential growth opportunities. In some cases, you can identify forward-looking statements by terms such as "may", "might", "will", "should", "believe", "expect", "could", "would", "intend", "plan", "anticipate", "estimate", "continue", "predict", "project", "potential", "target," "goal" or other words that convey the uncertainty of future events or outcomes. You can also identify forward-looking statements by discussions of strategy, plans or intentions. We have based these forward-looking statements on our current expectations and assumptions about future events. While our management considers these expectations and assumptions to be reasonable, because forward-looking statements relate to matters that have not yet occurred, they are inherently subject to significant business, competitive, economic, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control. These and other important factors, including, among others, those discussed in this prospectus under the headings "Risk Factors", "Management’s Discussion and Analysis of Financial Condition and Results of Operations" and "Business", may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by the forward-looking statements in this prospectus, including among other things:

●	our future financial performance, including our expectations regarding our revenue, cost of revenue, operating expenses, including capital expenditures related to asset-intensive offerings, our ability to determine reserves and our ability to achieve and maintain future profitability;
●	our ability to develop and market new products;
●	the continued market acceptance of our products;
●	exposure to product liability claims and actions;
●	risks associated with product recalls;
●	the sufficiency of our cash, cash equivalents and investments to meet our liquidity needs;
●	our ability to manage operations-related risk;
●	our expectations and management of future growth;
●	our expectations concerning relationships with third parties;
●	the impact of COVID-19 on the Company;

VIII

●	our ability to maintain, protect and enhance our intellectual property;
●	our ability to successfully acquire and integrate companies and assets;
●	the increased expenses associated with being a public company;
●	exposure to product liability and defect claims;
●	protection of our intellectual property rights;
●	damage to our reputation due to negative publicity;
●	changes in the laws that affect our operations;
●	inflation and fluctuations in foreign currency exchange rates;
●	our ability to obtain all necessary government support;
●	certifications, approvals, and/or licenses to conduct our business;
●	continued development of a public trading market for our securities;
●	the cost of complying with current and future governmental regulations and the impact of any changes in the regulations on our operations;
●	risks associated with expansion into new jurisdictions;
●	managing our growth effectively;
●	fluctuations in operating results;
●	emerging market risks;
●	global economy risks;
●	our ability to maintain and enhance our market position;
●	our ability to obtain and maintain adequate insurance coverage;
●	our ability to identify and integrate strategic acquisitions, investments and partnerships and to manage our growth;
●	dependence on our senior management and key employees;
●	our ability to maintain the listing of our securities on Nasdaq;
●	our ability to continue to develop new technologies and/or upgrade our existing technologies;and
●	other factors set forth under "Risk Factors."

We caution you that the foregoing list may not contain all of the forward-looking statements made in this prospectus.

You should not rely upon forward-looking statements as predictions of future events. We have based the forward-looking statements contained in this prospectus primarily on our current expectations and projections about future events and trends that we believe may affect our business, financial condition, results of operations and prospects. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties and other factors, including those described in the section titled "Risk Factors" and elsewhere in this prospectus. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this prospectus. We cannot assure you that the results, events and circumstances reflected in the forward-looking statements will be achieved or occur, and actual results, events or circumstances could differ materially from those described in the forward-looking statements.

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These and other factors are more fully discussed in the "Risk Factors", "Management’s Discussion and Analysis of Financial Condition and Results of Operations" and "Business" sections and elsewhere in this prospectus. These risks could cause actual results to differ materially from those implied by the forward-looking statements contained in this prospectus.

All forward-looking statements included herein attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Any forward-looking statement that we make in this prospectus speaks only as of the date of this prospectus. Except as required by applicable law, we do not undertake any obligation to update or revise, or to publicly announce any update or revision to, any of the forward-looking statements in this prospectus, whether as a result of new information, future events or otherwise, after the date of this prospectus.

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As filed with the Securities and Exchange Commission on September 18, 2026.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus that we consider important. This summary does not contain all of the information you should consider before investing in our Ordinary Shares. You should read this summary together with the entire prospectus, including the risks related to our business, our industry, investing in our Ordinary Shares and our location in Cayman that we describe under "Risk Factors" and our consolidated financial statements and the related notes before making an investment in our securities.

Our Mission

I. Core Mission

To make highly nutritious, low-glycemic active sprouted grains a foundational healthy staple food for all humanity, reducing the global burden of metabolic diseases through a staple food revolution, and driving the synergistic development of sustainable agriculture and public health.

II. Corporate Purpose

Empowering staple food with biotechnology to safeguard the health of family tables worldwide; driving the upgrade of the agricultural value chain through industrial innovation, and delivering value from farm to table for all.

Long-Term Vision

Short-term (1–2 years): To become the global definer and leader of the sprouted grain category.

Mid-term (3–5 years): To build a global active whole-grain staple food ecosystem.

Long-term (5–10 years): To become a benchmark enterprise in the global healthy staple food sector, making active grains a foundational dietary choice for families worldwide.

III. Core Values

Technology for Good — Harnessing technology to serve human well-being.

Nutrition for All — Making nutrition accessible and affordable for everyone.

Ecological Sustainability — Committing to a sustainable future for the planet.

User Value First — Prioritizing the needs and health of our users above all.

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Overview of Our Company

I. Company Overview

We are a global biotechnology enterprise focused on active whole-grain staple food innovation. Leveraging our proprietary bio-activation sprouting technology and intelligent hardware ecosystem, we are redefining the daily staple food choices of families worldwide.

As the global functional staple food market stands on the cusp of an explosion, we have established a full-chain closed loop from breeding and cultivation to end-consumer delivery — And strengthen barriers through our technology patents, driven by our dual-product matrix of "food + equipment," and distributed through a community-based private domain network.

Going forward, leveraging our Nasdaq listing platform, we will advance global supply chain deployment and brand penetration, striving to become the standard-setter and leading brand in the global healthy grain staple food sector.

II. Core Business Segments

Core Raw Material: Active sprouted brown rice (white, red, black, and purple four-color compound formula), with GABA content exceeding 35mg/100g, dietary fiber 8–10 times that of ordinary polished rice, and a glycemic index (GI) ≤ 55.

Smart Hardware: Household and commercial grain sprouting equipment, specialized micro-pressure cooking appliances, and commercial rice milk processing equipment — forming a closed hardware loop of "sprouting → cooking → deep processing."

Deep-Processed Products: Active grain powder, ready-to-drink grain beverages, and functional meal replacement products, tailored to diverse consumption scenarios.

Technical Services: Output of active grain cultivation standards, technology licensing for smart sprouting equipment, and customized full-chain solutions.

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III. Organizational Structure

We operate a vertical management system comprising a Board of Directors (strategic decision-making layer) + CEO (executive management layer) + four business centers (R&D Center, Supply Chain Center, Global Marketing Center, and Capital Operations Center). Our global team encompasses talent in five core domains: agricultural biotechnology, food science, smart hardware R&D, international supply chain management, and cross-border capital operations.

IV. Certifications & Intellectual Property

1.Led the development of the world's first industry standard — Production and Quality Management Specification for Active Sprouted Grains.

2.Holds over 40 core technology patents covering the entire chain of sprouting processes, smart equipment, and deep-processing technologies, of which 12 are international PCT patents.

3.Certified with ISO 22000 Food Safety Management System, HACCP Hazard Analysis and Critical Control Point certification, FDA Food Facility Registration, and EU EFSA Novel Food Application filing.

4.Recipient of the internationally recognized "Global Sustainable Agriculture Innovation Award" and the "Asia-Pacific Functional Food Technology Innovation Gold Award."

History and Development

I. Founding and Early Stage (2018–2020)

In 2018, after years of in-depth development in the fields of agriculture and food science and technology, the founding team was keenly aware of the deep contradiction between the high incidence of global metabolic diseases and the imbalance of the nutritional structure of staple foods. The team found that a lot of dietary fiber, vitamins and minerals were lost in the traditional polished rice processing, while brown rice, although rich in nutrition, was difficult to be accepted by the public because of its rough taste and inconvenient cooking. After in-depth research on the technology of germinated grain in Japan, Europe and America, the team established the technical route of "awakening the natural nutrition of grain with biological activation technology", and the FYH brand was formally established.

In 2019, the company completed the first round of seed financing and established a research and development laboratory, focusing on the independent research and development of germinated brown rice technology. In the same year, the team overcame the core technical problem of stable control of GABA content during germination, and initially established an exclusive biological activation germination technology system.

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In 2020, the company completed the trial production of the first active germinated brown rice product, and the GABA content reached the leading level in the industry. The product was tested in a small scale in the regional market and received positive feedback from consumers.

II. Technological Breakthrough and Product Formation (2021–2022)

In 2021, the company made a major technological breakthrough and successfully developed an intelligent germination process optimized by AI algorithm, which realized the precise control of key parameters such as temperature, humidity and oxygen concentration during germination, and the GABA content steadily increased to more than 35 mg/100 g. In the same year, the company started the research and development of intelligent germination equipment, and built the prototype of "food+equipment" two-wheel product matrix.

In 2022, the company completed a round of financing, and the funds were used for capacity expansion and technical iteration. The company built the first standardized active germinated brown rice production line, with an annual production capacity reaching a large-scale level. At the same time, the four-color compound formula of white, red, black and purple was successfully developed, and the product line expanded from a single variety to a multi-color compound formula. In the same year, the company started the industrial design and small batch production of household germination equipment, and began to lay out the hardware closed loop of "germination-cooking-deep processing".

III. Standard Setting and Certification Building (2023)

2023 is an important milestone in the company's development. The company led the formulation of the world's first group standard "Production and Quality Management Standard for Active Germinated Grains", which filled the blank of industry standards and established the company's position as the definer of germinated grains.

In the same year, the company completed a number of international authoritative qualification certifications:

Passed ISO 22000 food safety management system certification.

Pass HACCP hazard analysis and critical control point certification.

Complete the registration of FDA food facilities

Start the filing of EFSA new food access in EU.

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In terms of intellectual property rights, the company added a number of core technology patent applications that year, and the cumulative number of patents exceeded 20, initially building a patent moat covering germination technology, intelligent equipment and deep processing technology.

IV. Scaling and Market Expansion (2024–2025)

In 2024, the company completed the B round of financing, and the funds were used for capacity layout and market expansion. The company has established two raw material supply bases in high-quality rice producing areas to ensure the stable supply of high-quality rice seeds. Intelligent germination equipment has been iteratively upgraded, and household models and commercial models have been introduced to the market simultaneously. Deep processing product lines (active cereal powder, ready-to-eat cereal drinks, functional meal replacement products) have been listed one after another, and the product form has changed from a single raw material to a diversified consumer product.

In the same year, the company started the construction of community-based private domain network, and initially established a user community and repurchase system through the operation mode of "product+equipment+content". The company won the "Global Sustainable Agricultural Innovation Award" and "Asia-Pacific Functional Food Technology Innovation Gold Award" issued by international authoritative organizations.

In 2025, the company's cumulative number of patents exceeded 40, of which 12 were international PCT invention patents. Active germinated brown rice products have achieved channel coverage in major cities, and the shipments of smart devices have grown rapidly. The company started the global strategic layout and began to investigate the markets in Southeast Asia, North America and Europe to prepare for international expansion. In the same year, the company officially launched the preparatory work for the listing of Nasdaq.

V. Capitalization and Globalization (2026–Present)

In 2026, the company applied for listing on Nasdaq and entered the sprint stage of listing. The organizational structure of the company has been upgraded to a vertical management system of "strategic decision-making level of the board of directors +CEO executive management level+four business centers". The global team covers talents in five core areas: agricultural biotechnology, food science, intelligent hardware research and development, international supply chain management and cross-border capital operation.

The company launched a global supply chain layout, established a raw material supply network in Southeast Asia, and promoted brand registration and market access in North America and Europe. At the same time, the company continues to deepen technology research and development, promote the further application of AI algorithm in germination process, and explore the innovation possibility of active grains in the field of personalized nutrition.

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Milestones Summary

Initial stage (2018-2020)

Brand creation, R&D laboratory establishment, trial production of the first product.

Technological breakthrough period (2021-2022)

The AI intelligent germination process was successfully developed, and the four-color composite formula came out to complete the A round of financing.

Standard construction period (2023)

Leading the formulation of the world's first industry standard, completing a number of international certifications and breaking through 20 patents.

Scale expansion period (2024-2025)

Completed the B round of financing, the national production capacity layout, diversified product lines, won international awards, and exceeded 40 patents.

Capitalization stage (2026-present)

Nasdaq listing application, global supply chain layout, organizational structure upgrade.

From a start-up enterprise focusing on the research and development of germinated brown rice technology to a global biotechnology enterprise with more than 40 core patents covering the whole industrial chain, we have completed the leap-forward development from technological breakthrough to industrial leadership in less than ten years, and are firmly moving towards the mission of "making activated germinated grains a basic healthy staple food for all mankind".

The Industry

(1) Industry analysis

I. Industry Overview

The biotech food industry is at a pivotal stage of transformation, shifting from specialized R&D to becoming a strategic pillar in the food industry. The global market is expanding rapidly at a double-digit compound annual growth rate (CAGR), with the Asia-Pacific region serving as the core engine of growth. Germinated brown rice, as a niche segment within functional staple foods, is emerging as a key growth driver in the biotech food sector due to its unique health benefits—particularly its high content of γ-aminobutyric acid (GABA). However, the market remains in an early education phase, offering substantial room for increased penetration.

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II. Market Size and Growth Drivers

The global biotech food market is experiencing robust growth. In 2024, the market size reached approximately $45.79 billion, rising to around $53.33 billion in 2025—an increase of 16.46% year-on-year. It is projected to reach $62.24 billion in 2026, $65.47 billion in 2027, surpass $73.04 billion in 2028, hit $80.51 billion in 2029, and reach $88.07 billion by 2030. By 2032, the market is expected to exceed $107.3 billion. Throughout the forecast period, the CAGR is expected to remain between 10.5% and 10.72%.

III. Competitive Landscape

The competitive landscape is increasingly diversified. On one hand, traditional tech giants leverage their capital and brand advantages to offer standardized product solutions. On the other, vertical specialists focus on specific sectors, delivering tailored services. Meanwhile, emerging startups are building differentiated service models centered on cutting-edge technologies. Competition is evolving from a singular focus on technology superiority to a broader contest involving ecosystem-building capabilities and deep industry insights.

IV. Key Growth Drivers

Multiple factors are driving growth in the global biotech food market. First, population growth and food security pressures: the UN projects the global population will approach 9.7 billion by 2050, while the FAO emphasizes that agricultural food systems must deliver more nutrition with lower environmental impact. Second, technological advancements—precision fermentation, CRISPR gene editing, AI-assisted protein design, and cell-cultured platforms—are reshaping the industry. AI plays a particularly critical role, accelerating protein design, strain engineering, sensory optimization, and process control; when combined with high-quality biological data, it significantly enhances R&D efficiency. Third, regulatory modernization is supporting industry development, as countries including the U.S., EU, Singapore, and Japan refine approval pathways for genetically engineered crops, novel foods, and precision fermentation ingredients. Finally, consumer preferences are shifting toward products with traceable origins, clear nutritional benefits, and credible sustainability claims.

V. Core Technology Segments

The biotech food industry encompasses several advanced technology areas. Precision fermentation produces components such as milk proteins, fats, flavor compounds, and sweeteners. CRISPR gene editing enables crop improvement and enhanced nutritional profiles. Advanced enzyme technologies are widely used as clean-label processing aids. Cell-culturing platforms support the production of alternative proteins and functional fibers. The integration of AI and bioinformatics is playing an increasingly vital role in protein design, strain engineering, and sensory optimization.

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VI. Regional Market Structure

Geographically, North America is the largest biotech food market, reaching $21.85 billion in 2025—accounting for 41.0% of the global total. It serves as the commercialization hub, supported by abundant venture capital and mature FDA/USDA regulations. The Asia-Pacific region follows closely, with a market size of $13.72 billion, accounting for 25.7% of the global total, making it a high-growth hub. Regional growth is driven by strong food demand, government-backed bioeconomy strategies, fermentation capacity, and increasing investments in alternative proteins, probiotics, and functional ingredients. Europe holds a market size of $12.43 billion, representing 23.3%, driven by stringent food safety regulations and sustainability mandates. Latin America has a market value of $3.72 billion, or 7.0%, with Brazil and Mexico benefiting from rich biodiversity and strong fermentation potential. The Middle East and Africa account for $1.61 billion, or 3.0%, with growth fueled by investments in food security technologies and demand for climate-resilient crops.

VII. Key Challenges

The industry faces multiple challenges: rapid technological evolution places continuous innovation pressure on companies; a shortage of interdisciplinary talent constrains development speed; there is tension between personalized customer needs and large-scale operations; and data security and privacy risks are becoming increasingly prominent. These challenges require collaborative efforts among industry stakeholders.

VIII. Future Development Trends

The industry will exhibit four major trends in the future: ecological competition will become mainstream, as companies strive to build open, collaborative ecosystems; specialization will deepen, leading to the growing popularity of customized, targeted nutrition products; value orientation will become clearer, shifting from technology export to co-creation of value; and sustainable development principles will be deeply embedded, requiring constant innovation to capture market share.

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Conclusion

The global biotech food market is expected to maintain a compound annual growth rate of over 10% in the coming decade, reaching an estimated value of more than $107.3 billion by 2032—creating an ideal environment for functional staple foods such as sprouted brown rice. Sprouted brown rice precisely meets modern consumers' multifaceted demands for health, convenience, and functionality, particularly due to its benefits in promoting sleep, regulating blood sugar, and lowering blood pressure, offering substantial market potential. GABA serves as a key selling point, with its scientific value already well-established through rigorous validation. The breakthrough lies in addressing three core challenges: technologically, leveraging biotechnology to enhance GABA content, improve taste, and extend shelf life; in product innovation, developing ready-to-eat and ready-to-drink formats to lower consumption barriers; and in consumer education, building awareness and trust in the health benefits of sprouted brown rice through science-based evidence and content marketing. Meanwhile, the integration of AI and biotechnology will accelerate process optimization and product development, establishing robust technological moats. Future research directions include deeper exploration of GABA’s metabolic pathways and receptor mechanisms in living organisms, using omics technologies to analyze protein structures of key enzymes like GAD, and targeted development of novel functional foods rich in GABA tailored to diverse population needs.

In summary, the global biotech food market stands on the brink of explosive growth. Biotechnology—especially the convergence of AI, precision fermentation, and gene editing—will become the core engine driving industry transformation. Those who first overcome the three critical hurdles—taste, convenience, and consumer perception—and establish strong technological and brand advantages will seize a leading position in this trillion-dollar blue ocean market.

(2)Industry data

Below are key data points and statistics from the global biotech food industry to help understand its current state and development trends.

I. Global Market Size and Growth Trends

The global biotech food market is experiencing rapid growth. In 2024, the market size reached approximately $45.79 billion, rising to around $53.33 billion in 2025—an annual growth rate of 16.46%. It is projected to reach $62.24 billion in 2026, $65.47 billion in 2027, surpass $73.04 billion in 2028, hit $80.51 billion in 2029, and reach $88.07 billion by 2030. By 2032, the market is expected to exceed $107.3 billion. Throughout the forecast period, the compound annual growth rate (CAGR) will remain between 10.5% and 10.72%, demonstrating strong and sustainable momentum.

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II. Regional Market Distribution

Geographically, the global biotech food market exhibits a tri-polar structure characterized by "North America leading, Asia-Pacific driving growth, and Europe maintaining steady progress."

North America is the largest biotech food market, with a market size of $21.85 billion in 2025, accounting for 41.0% of the global share. As the commercialization hub, the region benefits from abundant venture capital, mature FDA/USDA regulatory frameworks, and high consumer acceptance of new biotech food products.

Asia-Pacific ranks as the second-largest market, reaching $13.72 billion in 2025—25.7% of the global total—and is also the fastest-growing region. India, Japan, South Korea, Australia, and Singapore serve as core growth engines. The region's expansion is driven by massive food demand, government-backed bioeconomy strategies, fermentation capacity, and sustained investment in alternative proteins, probiotics, and functional ingredients.

Europe holds a market size of $12.43 billion, or 23.3% of the global total. Driven by stringent food safety regulations and sustainability mandates, the region sees significant growth in organic and clean-label products.

Latin America accounts for $3.72 billion, or 7.0% of the global market. Brazil and Mexico stand out due to their rich biodiversity and fermentation potential. The Middle East and Africa represent $1.61 billion, or 3.0% of the market, with growth fueled by investments in food security technologies and demand for climate-resilient crops.

III. Key Regional Market Performance

1. North American Market

North America serves as the global commercialization center for biotech foods, with a market size of $21.85 billion in 2025. The region hosts the most active food technology venture capital ecosystem worldwide, with substantial funding flowing into precision fermentation, cell-based proteins, and AI-driven food innovation. The FDA and USDA offer relatively clear regulatory pathways for novel food approvals, providing institutional support for product commercialization. Consumer acceptance of plant-based proteins, functional foods, and clean-label products leads globally, fueling continuous market expansion.

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2. Asia-Pacific Market

The Asia-Pacific region is a high-growth hub for biotech food, with a market size of $13.72 billion in 2025 and expected to grow at a pace exceeding the global average. The region benefits from a large consumer base, rapid urbanization, and rising health awareness. Japan and South Korea have deep expertise in functional foods and fermentation technologies. India is rapidly advancing in alternative proteins and precision agriculture. Singapore, as a regional innovation hub, actively promotes regulatory approval for cultivated meat and precision fermentation. Core drivers of regional growth include robust food demand, government-supported bioeconomy initiatives, competitive fermentation capabilities, and ongoing investment in alternative proteins, probiotics, and functional ingredients.

3. European Market

The European market is projected to reach $12.43 billion by 2025, renowned for its stringent food safety regulations and sustainability standards. The EU's regulatory framework for gene-edited crops and novel foods is gradually evolving, with EFSA’s approval process providing a scientific foundation for market access. Strong consumer demand for organic, clean-label, and low-carbon footprint products is driving innovation in precision fermentation and enzyme technologies. Nordic countries are global leaders in cultivated protein and algae-based protein production.

IV. Global Data on Core Segments

1. Precision Fermentation

Precision fermentation is one of the fastest-growing segments in the biotech food industry, used to produce functional ingredients such as milk proteins, fats, flavor compounds, and sweeteners. This technology leverages microbial fermentation platforms to efficiently manufacture target proteins and compounds, offering significant environmental and efficiency advantages over traditional agriculture. The global precision fermentation market is expected to grow at a CAGR exceeding 20%, with North America and Europe leading in R&D and commercialization.

2. CRISPR Gene Editing and Molecular Breeding

CRISPR gene editing holds great promise for crop improvement and enhanced nutritional traits. It can be applied to increase GABA content in rice, improve stress resistance, and boost nutritional value. The global market for gene-edited agriculture is expanding rapidly, with the United States, Japan, and Brazil at the forefront of regulatory approvals.

3. Advanced Enzyme Technologies and Cell-Cultured Platforms

Advanced enzyme technologies serve as clean-label processing aids and are widely used in the food industry, driving continuous growth in the global enzyme market. Cell-cultured platforms are being developed to produce alternative proteins and functional fibers. Although current commercial scale remains limited, technological maturity is advancing rapidly, with large-scale production expected within the next 5–10 years.

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4. AI + Bioinformatics

The integration of AI and bioinformatics is transforming the R&D paradigm in biotech food. AI accelerates protein design, strain engineering, sensory optimization, and process control. When combined with high-quality biological data, it significantly enhances R&D efficiency and reduces development costs. This field has attracted substantial venture capital investment and serves as a core engine for industry innovation.

V. Market Growth Drivers

Global growth in the biotech food market is driven by multiple factors. First, population growth and food security pressures: the UN projects the global population will approach 9.7 billion by 2050, while the FAO emphasizes that agricultural food systems must deliver more nutrition with lower environmental impact. Second, technological advancements—precision fermentation, CRISPR gene editing, AI-assisted protein design, and cell-cultured platforms are reshaping the industry landscape. AI empowerment is particularly critical, accelerating protein design, strain engineering, sensory optimization, and process control, thereby improving R&D efficiency when integrated with high-quality biological data. Third, regulatory modernization is supporting industry development, as regions including the U.S., the EU, Singapore, and Japan refine approval pathways for genetically engineered crops, novel foods, and precision fermentation ingredients. Finally, shifting consumer preferences favor products with traceable origins, clear nutritional benefits, and credible sustainability claims.

VI. Future Growth Outlook

The global biotech food market is expected to maintain a compound annual growth rate of over 10% over the next decade, surpassing $107.3 billion by 2032. The Asia-Pacific region will emerge as the fastest-growing market, demonstrating tremendous potential in functional foods and biotech food innovations. Precision fermentation, gene editing, and AI + bioinformatics represent the most promising investment opportunities in the coming years. For functional staples such as sprouted brown rice, the rapid expansion of the biotechnology food market offers an ideal growth environment. In particular, sprouted brown rice rich in GABA precisely meets the growing consumer demand for sleep aid, stress reduction, and blood sugar control, presenting broad market prospects.

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Conclusion

The global biotech food market is experiencing rapid growth, reaching approximately $45.79 billion in 2024 and projected to grow to around $53.33 billion by 2025, surpassing $107.3 billion by 2032. The compound annual growth rate (CAGR) during the forecast period is expected to remain between 10.5% and 10.72%. Regionally, North America holds the largest share at $21.85 billion, accounting for 41.0% of the global market, serving as the commercialization hub and a focal point for venture capital investment. Asia-Pacific ranks second with $13.72 billion, representing 25.7% of the market, yet leading global growth rates driven by India, Japan, and South Korea, benefiting from strong consumer demand, government-backed bioeconomy strategies, and advantages in fermentation capacity. Europe follows with a market size of $12.43 billion, or 23.3%, driven by stringent regulations and a focus on sustainability. In key subsectors, precision fermentation, CRISPR gene editing, AI-powered bioinformatics, advanced enzyme technologies, and cell-cultured platforms represent the five major technological tracks, with precision fermentation and AI-integrated bioinformatics showing the fastest growth. Core drivers of market expansion include population pressures and food security challenges, technological breakthroughs, regulatory modernization, and shifting consumer preferences toward healthier and more sustainable food products. Looking ahead, Asia-Pacific is poised to become the fastest-growing region, with precision fermentation and AI-driven biotech food innovation offering the most promising investment opportunities. Functional staple foods such as sprouted brown rice will significantly benefit from this market boom—particularly GABA-rich sprouted brown rice, which precisely meets consumer demands for sleep support, stress reduction, and blood sugar control, presenting broad market potential.

(3) Industry pain points

Although the biotechnology food industry has developed rapidly, it still faces many challenges and pain points. The following are some major industry challenges:

1. Complex Regulatory Approval Pathways and Divergent National Standards

Biotech food products involve cutting-edge technologies such as gene editing, precision fermentation, and cell cultivation, leading to significant differences in regulatory frameworks across countries. The approval processes in the U.S., managed by the FDA and USDA, are relatively clear, while the European Union’s EFSA follows a more stringent and time-consuming procedure. Regulatory systems in Asia-Pacific nations also vary widely. This regulatory fragmentation forces companies to invest substantial time and resources to meet compliance requirements in different markets, significantly extending the product development-to-commercialization cycle and increasing market expansion costs and uncertainty.

2. Insufficient Consumer Trust and Acceptance

Consumer trust remains a major challenge for biotech foods. New products such as gene-edited crops, cell-cultured proteins, and precision-fermented ingredients raise concerns about safety and perceived "naturalness." Some consumers remain skeptical of lab-grown foods, viewing them as unnatural or contrary to natural processes. Bridging this perception gap requires sustained scientific communication, transparent dialogue, and brand trust-building—efforts that demand long-term investment and yield limited short-term results.

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3. High Costs of Scaling Production

There is a significant cost gap between laboratory research and industrial-scale production in biotech foods. Technologies like precision fermentation and cell cultivation incur much higher production costs than traditional agriculture and food processing, and economies of scale have yet to fully materialize. For example, the production cost of cell-based proteins remains substantially higher than that of conventional livestock products, limiting pricing flexibility and consumer acceptance. Reducing these costs through process optimization, strain engineering, and AI-assisted process control represents a core economic challenge for the industry.

4. Talent Shortage and High R&D Investment

Biotech food is a highly interdisciplinary field requiring expertise in molecular biology, food science, fermentation engineering, AI algorithms, and bioinformatics. Currently, there is a severe global shortage of skilled professionals, intensifying competition among companies for talent. Moreover, the R&D cycle—from strain selection and process optimization to product validation—is lengthy and capital-intensive, placing immense financial pressure on small and medium-sized innovators. Changes in the funding landscape directly impact their R&D progress and survival.

5. Inadequate Supply Chain Infrastructure

The supply chain for biotech foods differs significantly from traditional food systems. Precision fermentation requires specialized bioreactor capacity, cell cultivation depends on reliable media supply chains, and gene-edited crops necessitate unique cultivation and isolation protocols. These supporting infrastructures remain underdeveloped globally, creating bottlenecks and high dependency risks. In emerging markets such as Asia-Pacific, upstream raw materials and equipment are heavily reliant on imports, increasing supply chain vulnerability and costs.

6. Challenges in Product Commercialization and Market Education

While end consumers of biotech foods are the general public, awareness and acceptance of these new products vary widely. Companies must invest heavily in market education to explain the science, safety, and health benefits of their products. They also face critical decisions regarding pricing, distribution channels, and brand positioning. For B2B-focused biotech food firms, convincing traditional food manufacturers to adopt novel ingredients involves multiple challenges, including formula adjustments, supply chain reconfiguration, and consumer messaging.

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7. Intellectual Property Protection and Competitive Barriers

The biotech food industry relies heavily on patent protection and technological barriers, but intellectual property enforcement varies greatly across regions. Core IP—including strain patents, gene-editing technologies, and manufacturing processes—faces challenges in protection, particularly in markets with weak regulatory oversight, where imitation and infringement risks are high. Meanwhile, large multinational food companies are intensifying technological monopolies in the industry by acquiring innovative firms and building patent-based moats, thereby squeezing the survival space for small and medium-sized innovators.

VIII. Sustainability and Ethical Controversies

Biotech foods emphasize their environmental sustainability advantages in marketing, but energy consumption, waste management, and carbon footprint during actual production still require careful assessment. Additionally, ethical concerns surrounding gene editing and cell-culturing technologies persist, with some consumer groups and religious organizations opposing these techniques. These controversies not only affect consumer acceptance but may also lead to policy restrictions and tighter regulations, creating uncertainty for industry development.

conclusion

The biotech food industry is at a critical stage marked by rapid growth and deep restructuring. Overall, the sector faces complex regulatory approval processes with varying standards across countries, limited consumer trust and acceptance of new food technologies, high production costs that constrain pricing, talent shortages and substantial R&D investment creating ongoing financial pressure for small and medium-sized innovators, underdeveloped supply chain infrastructure limiting capacity utilization, high market education costs during commercialization, inconsistent intellectual property protection increasing the risk of imitation, and policy uncertainty arising from sustainability and ethical concerns. Across these eight key challenges—regulation, trust, cost, talent, supply chain, commercialization, IP, and ethics—the niche segment of sprouted brown rice has achieved varying degrees of mitigation. Through our business model combining "natural products + AI technology + end-to-end industrial chain," we have not only avoided common industry risks but also built unique technological barriers and brand moats, laying a solid foundation for leading in the trillion-dollar biotech food market.

(4)Industry forecast

I. Short-term Forecast (2026-2028)

The market scale continued to expand and the growth rate remained high. The global biotechnology food market has reached about US$ 53.33 billion in 2025, and it is expected to exceed US$ 70 billion by 2028, with an average compound annual growth rate of over 10%. The North American market will continue to maintain its leading position with a share of about 41%, while the Asia-Pacific market will catch up with it at a faster growth rate.

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Precision fermentation and AI+ bioinformatics have become the fastest growing segments of the track. Precision fermentation technology has been commercialized in the production of whey protein, enzyme preparations, natural pigments and flavor substances, and its production capacity has continued to expand. AI-assisted strain engineering and process optimization greatly shorten the research and development cycle, reduce the cost of trial and error, and become the core of enterprises to build technical barriers.

The regulatory framework has been accelerated and the market access path has gradually become clear. The FDA and USDA of the United States continuously update the guidelines for the approval of new foods, and the Food Bureau of Singapore (SFA) has approved the listing of many new foods. The improvement of regulatory environment will reduce the compliance cost of enterprises and accelerate the transformation of products from laboratory to table.

Consumer awareness has increased, but trust building still takes time. With the media exposure and continuous investment in brand marketing, consumers' awareness of products such as precision fermented protein and cell-cultured meat has increased significantly. However, the transformation from "knowing" to "accepting" and then to "actively buying" still takes time, and the construction of consumer trust is the core challenge in the short term.

The capital fever has not diminished, but the investment direction is more focused. Venture capital and industrial capital continue to flood into the biotechnology food track, but the investment logic has changed from "casting a wide net" to "selecting carefully", paying more attention to the technical barriers, commercialization ability and cash flow management of enterprises. Enterprises with clear profit paths and large-scale production capacity will be favored by more capital.

II. Long-term Forecast (2029-2035)

The market scale has exceeded 100 billion dollars, and biotechnology food has become the mainstream. It is estimated that by 2032, the global biotechnology food market will exceed 107.3 billion US dollars, and it is expected to reach more than 150 billion US dollars by 2035. Biotechnology food will move from "niche early adopters" to "mass consumption", occupying an important market share in the fields of protein supply, functional food and food ingredients.

Asia-Pacific region has become the largest biotechnology food market in the world. With a huge population base, fast-growing consumption capacity and strong government support, the Asia-Pacific region is expected to surpass North America and become the world's largest biotechnology food market around 2030. Japan maintains a leading position in cell culture of meat and fermentation technology, and Singapore, as an innovation hub, continues to attract global biotechnology companies.

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Technology integration is accelerating, and industrial boundaries are blurred. The deep integration of AI, gene editing, synthetic biology, automatic fermentation and other technologies will give birth to a new generation of biotechnology food platform. CRISPR gene editing technology will realize the precise improvement of crop characters, AI-driven bioinformatics platform will greatly improve the efficiency of strain screening and process optimization, and automatic fermentation plants will realize 24-hour unmanned production. Technology integration will significantly reduce production costs and make biotech foods competitive with traditional foods in price.

The product form has been upgraded in an all-round way, and personalized nutrition has become a trend. Biotechnology food will be transformed from raw materials and intermediate products to end consumer goods. Personalized functional foods customized based on personal genome, intestinal flora and metabolic characteristics will become the mainstream, and consumers can obtain tailor-made nutritional programs through subscription services. Functional staple foods such as germinated brown rice will become an important part of daily diet by means of biotechnology to enhance nutrition and optimize taste.

Industry concentration has increased, and head enterprises have built an ecology through mergers and acquisitions. With the improvement of industry maturity, large multinational food enterprises and biotechnology giants will integrate small and medium-sized innovative enterprises through mergers and acquisitions to build a whole industrial chain ecology from technology research and development, raw material production to brand marketing. The industry will form a competitive pattern of "a few platform giants+a large number of vertical innovation enterprises", and technical barriers and brand barriers will become the core moat of enterprises.

Sustainable development has become a hard constraint of the industry, and the circular economy model has emerged. With the promotion of global carbon emission reduction targets and the enhancement of consumers' awareness of environmental protection, biotechnology food enterprises will face more stringent requirements for sustainable development. Zero waste fermentation, carbon neutral technology and degradable packaging will become the industry standard, and the circular economy model will change from "additional items" to "entry threshold". Enterprises with full-life cycle sustainability advantages will occupy a favorable position in the market competition.

The framework of ethics and supervision tends to be mature, and social consensus is gradually formed. After ten years of market education and policy exploration, the major markets in the world will establish a relatively perfect regulatory system and ethical standards for biotechnology food. Consumers' acceptance of biotech foods has increased significantly, and social disputes over gene editing and cell culture technology tend to ease. The industry will move from "regulatory game" to "standardized development" to provide stable institutional guarantee for long-term growth.

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conclusion

The global biotechnology food industry is standing at a historic juncture from "technological breakthrough" to "industrial explosion". In the short term, the market will maintain a high growth rate of more than 10% driven by core tracks such as precision fermentation and AI+ bioinformatics, and the regulatory framework will be accelerated and capital will continue to flood in. However, the construction of consumer trust and large-scale cost reduction are still the core challenges facing the industry. In the long run, with the deepening of technology integration, the decline of production costs and the improvement of consumers' cognition, biotech foods will move from "niche early adopters" to "mass consumption". It is estimated that the market scale will exceed 150 billion US dollars by 2035, and the Asia-Pacific region is expected to become the largest biotech food market in the world, and personalized nutrition and circular economy models will become the mainstream of the industry.

In the industrial transformation, we will occupy a strategic niche with the unique business model of "natural products +AI technology+whole industrial chain". As a natural whole grain food, germinated brown rice avoids the problems of consumer trust and ethical controversy faced by gene editing and cell culture. AI algorithm optimizes germination process, builds differentiated technical barriers and reduces the dependence of traditional biotechnology on high-end talents. The supply chain system based on mature rice processing industry chain ensures the stability and cost controllability of large-scale expansion; The efficacy of GABA in helping sleep, reducing stress and controlling sugar has clear scientific basis and consumers' perceived health value, which provides a solid support for brand premium.

Our Solution

1. Establish a global compliance strategy and optimize the regulatory approval path.

In view of the problems of inconsistent regulatory standards and complicated approval process in various countries, enterprises need to establish a systematic global compliance management system. On the one hand, we should strengthen communication with national regulatory agencies, participate in the formulation of laws and regulations and the construction of industry standards in advance, and improve the certainty of product approval; On the other hand, a professional regulatory affairs team should be established to formulate differentiated declaration strategies according to the regulatory requirements of different regions.

At the same time, the industry should promote information sharing and standard coordination among international regulatory agencies, and promote the formation of more unified evaluation standards in new technology fields such as gene editing, precision fermentation and cell culture food. Through the establishment of international certification system and standard database, the cost of repeated examination and approval of enterprises will be reduced and the global commercialization of innovative products will be accelerated.

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2. Strengthen scientific communication and enhance consumer trust.

In view of consumers' concerns about the safety and unnatural nature of biotechnology food, enterprises need to establish a long-term consumer education mechanism. First of all, through open and transparent information disclosure, consumers should understand the product development process, safety evaluation system and environmental value, and reduce the fear caused by information asymmetry.

Secondly, enterprises should avoid over-emphasizing the concept of "laboratory manufacturing" which easily leads to negative associations, but should spread their brands from the perspectives of health value, food safety and resource conservation. For example, through the safety certification of third-party organizations, expert endorsement and consumer experience activities, public recognition will be improved.

In addition, the government, scientific research institutions and enterprises can jointly carry out popular science education, popularize technical knowledge such as synthetic biology and precision fermentation through the media, schools and public platforms, and gradually establish the foundation of social trust.

3. Promote technological innovation and reduce the cost of large-scale production.

To solve the problem of high production cost, we need to start with technology research and development and industrialization. Enterprises should continuously optimize the strain design, culture system and production technology to improve the expression efficiency and transformation rate of target products.

In the field of precision fermentation, artificial intelligence can be used to assist strain screening, automatic experimental platform and machine learning model to optimize production parameters, improve research and development efficiency and reduce trial and error costs. In the field of cell culture food, we should focus on breaking through the development of low-cost culture medium, high-density cell culture technology and large bioreactor manufacturing technology.

At the same time, the industry needs to build a shared bio-manufacturing infrastructure. By building public fermentation platforms, pilot production bases and industrial parks, the entry threshold for small and medium-sized enterprises will be lowered, and the transformation of laboratory results into commercial production will be accelerated.

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4. Cultivate compound talents and strengthen cooperation in Industry-University-Research.

In view of the shortage of professional talents, it is necessary to establish an interdisciplinary talent training system. Colleges and universities should strengthen the integration of bioengineering, food science, artificial intelligence, data science and other majors, and cultivate compound talents who know both life science and industrialization technology.

For enterprises, laboratories and talent training bases can be jointly established with universities and scientific research institutions to improve the transformation ability of scientific research achievements. At the same time, we should improve the talent incentive mechanism to attract outstanding global researchers to participate in industry innovation.

In addition, through the joint support of government research funds, industrial investment funds and enterprise capital, the risk of early R&D can be reduced, and continuous financial guarantee can be provided for innovative enterprises.

5. Improve the industrial chain infrastructure and improve the stability of the supply chain.

In view of the immature production equipment, raw materials and supply chain system, the industry needs to speed up the construction of bio-manufacturing infrastructure. The government and enterprises can jointly invest in the construction of large-scale bioreactor platforms, standardized production bases and raw material supply systems.

For the problem that key raw materials and core equipment depend on imports, we should promote domestic research and development and improve the independent ability of key technologies. For example, strengthen the independent research and development of culture medium raw materials, bioreactors, testing equipment and automatic control systems to reduce supply chain risks.

At the same time, through the establishment of industrial alliance, strengthen the cooperation between upstream and downstream enterprises, realize the integrated development from strain research and development, raw material supply, manufacturing to terminal sales.

6. Strengthen market application development and promote commercialization.

In view of the difficulties in market education and commercialization, enterprises should adopt phased marketing strategies. At the initial stage, we can give priority to enter the B-end market with high consumer acceptance, such as food ingredients, nutritional fortifiers, functional foods and other fields, and prove the value of the products through practical application.

In the process of product promotion, we should accurately locate consumers' needs and transform technological advantages into values that consumers can understand. For example, it emphasizes the advantages of higher nutrition level, more stable food supply and lower resource consumption.

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In addition, enterprises need to strengthen cooperation with traditional food companies, reduce market entry resistance through joint development and authorized production, and accelerate the integration of biotechnology foods into the existing food system.

7. Strengthen the layout of intellectual property rights and build technical competition barriers.

Faced with the problems of insufficient intellectual property protection and intensified competition, enterprises need to make patent strategic planning in advance. Establish a multi-level patent protection system around core strains, production technology, gene editing technology and product formula, and raise technical barriers.

At the same time, we should strengthen the layout of international intellectual property rights and apply for relevant patents in advance according to the target market to avoid legal risks in the process of overseas commercialization.

For small and medium-sized enterprises, they can enhance their competitiveness through technology alliance, patent sharing and cooperative development mode, so as to avoid a single enterprise bearing all R&D and market risks.

8. Promote green production and solve the problems of ethics and sustainable development.

In view of environmental impact and ethical disputes, enterprises need to establish a scientific and transparent sustainable development evaluation system. Life cycle analysis (LCA) is used to evaluate the real performance of products in terms of energy consumption, carbon emissions, water resources utilization and waste disposal, so as to avoid the problem that green propaganda is inconsistent with the actual effect.

At the same time, ethical management should be strengthened, and a standardized safety evaluation and ethical review mechanism should be established in the application process of gene editing, cell culture and other technologies.

Enterprises also need to actively participate in social communication, respect the values of different consumer groups, reduce social disputes through transparent information disclosure and scientific explanation, and create a good policy and social environment for the long-term development of the industry.

summary

The development bottleneck of biotechnology food industry mainly focuses on supervision, cost, technology, supply chain, consumer cognition and commercialization. In the future, the industry needs to advance together through multi-dimensional measures such as policy coordination, technological innovation, industrial integration and consumer education. With the continuous breakthrough of synthetic biology, artificial intelligence and biological manufacturing technology, biotech food is expected to gradually reduce production costs, improve market acceptance, and become an important development direction of food industry in the future.

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Our Competitive Strengths

Our competitive advantages are reflected across multiple dimensions, specifically including the following aspects:

I. Technological Barriers: Proprietary Bio-Activation Technology

1. In-Hull Sprouting Patent Technology: The world's first paddy rice in-hull sprouting process, which protects the integrity of the germ during sprouting. Nutrient retention rate is improved by over 30% compared to the industry average, GABA content is increased by 15%, and anthocyanin content is increased by 20%.

2. Intelligent Sprouting Equipment Technology: Our self-developed intelligent sprouting control system achieves precise temperature control within ±0.5°C, medical-grade atomized constant humidity, and UV + micro-oxygen physical sterilization. The sprouting cycle is reduced from the industry average of 48 hours to 13–19 hours, with a stable germination rate of over 90%, far exceeding the industry average of 65%.

3. Active Freshness Preservation Technology: Utilizing low-temperature drying combined with vacuum-sealing technology, we achieve a nutrient retention rate of ≥95% for active grains throughout a 6-month shelf life.

II. Full Industry Chain Closed Loop: A Globally Scarce Operational Model

1. Upstream: Standardized ecological planting bases established in premium rice-producing regions, employing an ecological planting model of rice-duck symbiosis with zero pesticides and zero chemical fertilizers, ensuring the stability of raw material quality.

2. Midstream: Self-built intelligent production bases equipped with sterile automated production lines, with production loss controlled within 8% and per-capita production capacity 5 times higher than traditional production lines.

3. Downstream: A global multi-channel network comprising "online digital platforms + offline community experience stores + B-end institutional partnerships," with a private-domain user repurchase rate of over 50%.

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III. Standard-Setting Power: Defining Global Industry Rules

1. Serves as a core member of the Active Grains Division of the International Association for Cereal Science and Technology (ICC), leading the development of global industry standards for active sprouted grains.

2. Participates in the Food and Agriculture Organization of the United Nations (FAO) "Global Healthy Staple Food Promotion Program," with its technical solutions included as recommended cases for agricultural upgrading in developing countries.

IV. Brand Credibility: Internationally Recognized Authority

Selected as an official gift for the Belt and Road International Summit, and designated as the official healthy staple food supplier for the residences of multiple heads of state.

Established global co-branding partnerships with internationally renowned cultural and creative IPs, with brand exposure covering over 120 countries and regions worldwide.

Officially recommended by the International Diabetes Federation (IDF) and the World Obesity Federation (WOF), establishing the brand as a benchmark in the functional staple food category.

Our market opportunity

We are in an era of business transformation centered on digitalization and intelligence, which presents us with multiple strategic development windows. Our opportunities are reflected in the following key areas:

I. The Global Wave of Health-Conscious Consumption Upgrade

1. Surge in Metabolic Health Demand: With over 537 million diabetes patients and over 1 billion obese individuals worldwide, demand for low-GI, high-fiber functional staple foods is growing at an annual rate of 28%, far exceeding the 6% average growth rate of ordinary foods.

2. Dietary Structure Transformation: Global consumers are shifting from "eating enough" to "eating well" and "eating healthily." The whole grain food market is projected to exceed $300 billion by 2028, with a compound annual growth rate (CAGR) of 12.3%.

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3. Expansion of Niche Consumer Segments: Fitness enthusiasts, maternal and infant groups, and the elderly population are showing growing demand for healthy staple foods. The global fitness food market has reached $190 billion, and active grains, as a natural health ingredient, hold tremendous potential.

II. Dual Tailwinds from Policy and Capital

1. Global Policy Support: The World Health Organization (WHO) has published its Global Dietary Guidelines, explicitly recommending daily consumption of whole grain foods. The EU's "Farm to Fork" strategy, the U.S. 2025–2030 Dietary Guidelines, and ASEAN's Sustainable Agriculture Development Blueprint all list whole grain promotion as a key priority.

2. ESG Investment Boom: Global ESG investment has surpassed $41 trillion. Our ecological planting model and health-inclusive positioning perfectly align with ESG rating standards, making us more attractive to international capital.

3. Capital Market Access: Nasdaq, as the preferred listing venue for global technology innovation enterprises, offers higher valuation premiums for companies in the health and wellness赛道, providing ample capital support for our global expansion.

III. Emerging Market Growth Dividends

1. Southeast Asia: A population of 670 million, with rice as the dietary staple. Health awareness is rising rapidly, and e-commerce penetration is growing at 23% annually, making it the ideal entry point for promoting active grains.

2. Middle East: A concentration of high-net-worth individuals, with a diabetes prevalence rate of 18% (double the global average). There is a strong willingness to pay a premium for high-end health foods, and acceptance of Chinese health products is high.

3. Europe and North America: The functional food market is mature, and consumer acceptance of "superfoods" is high. With their high nutritional value and low-GI properties, our active grains can quickly enter the healthy staple food niche.

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4. Asia-Pacific: Metabolic health issues such as diabetes and obesity are becoming increasingly severe in the Asia-Pacific region. 76.2% of surveyed consumers are willing to pay a 15%–25% premium for nutrient-rich rice that retains its germ. The Asia-Pacific region accounts for 43.2% of the global brown rice market, with a market size of approximately $4.94 billion in 2025, projected to reach $5.17 billion by 2027. The global germinated rice market is expected to continue expanding at a CAGR of 12.1%.

IV. Industry Chain Integration Opportunities

Traditional global grain and oil enterprises are facing pressure to upgrade their product offerings. Our technology licensing and standard-setting model can complement international grain traders, enabling rapid global channel expansion.

Cross-border e-commerce and overseas warehouse infrastructure have matured, with logistics costs dropping by 40% compared to five years ago, providing logistical support for our products to go global.

Risk Factors Summary

1. Market competition risk

Biotechnology food industry is in the stage of rapid development, and the market competition is becoming increasingly fierce. With the maturity of precision fermentation, cell culture, gene editing and other technologies, a large number of start-ups have entered the track, while traditional food giants, agricultural enterprises and biotechnology companies have also laid out, and the industry competition pattern continues to be complicated.

Competitors may compete for market share through technological breakthroughs, cost optimization, brand building or channel advantages. Especially in the fields where functional food raw materials and protein substitutes are gradually standardized, enterprises may face the pressure of price competition. In addition, large enterprises with capital, R&D capabilities and supply chain advantages may form technology and market barriers through mergers and acquisitions, which will bring competitive pressure to small and medium-sized innovative enterprises. In order to reduce the risk of market competition, enterprises need to define their own market positioning, focus on the sub-sectors with technical advantages, and create differentiated product competitiveness. At the same time, we should strengthen brand building, consumer education and customer relationship maintenance to improve market recognition. Through continuous technological innovation and product iteration, we can avoid falling into low-level homogenization competition.

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2. Technology Iteration and R&D Risk

Biotechnology food industry is highly dependent on the development of cutting-edge technologies, and the rapid iteration of technologies such as synthetic biology, artificial intelligence aided design, gene editing and bio-manufacturing may lead to the rapid replacement of existing technical routes. If enterprises can't continue to invest in research and development, or fail to grasp key technological breakthroughs in time, they may lose their competitive advantage in the market.

In addition, the research and development of biotechnology food has the characteristics of long cycle, high investment and strong uncertainty. From strain screening, experimental verification, process optimization to large-scale production, a lot of money and time are needed, and the risk of R&D failure is high.

Enterprises need to establish a sound technology research and development system, strengthen the tracking and analysis of global cutting-edge technology trends, and rationally plan R&D investment. At the same time, we can share technical resources, reduce research and development costs and improve innovation efficiency through cooperation with universities, scientific research institutions and industrial alliances. In addition, we should strengthen the technical reserve and multi-technical route layout to reduce the impact of the failure of a single technical path.

3. Regulatory policies and compliance risks

Biotechnology food involves new technologies such as gene editing, cell culture and microbial fermentation. At present, the global regulatory system has not been completely unified. Different countries and regions have great differences in product safety evaluation, production license, labeling and import management, and enterprises are facing high compliance pressure in the process of global market expansion.

Changes in regulatory policies may affect the time to market, production costs and commercialization plans. For example, some countries may raise the approval standards for new foods, extend the approval cycle, and increase the operating costs of enterprises. At the same time, consumer rights protection, food safety regulations and data supervision requirements may further increase the entry threshold of the industry.

Enterprises need to establish a professional regulatory affairs and compliance management system, continue to pay attention to global policy changes, and plan product registration and market access strategies in advance. At the same time, we should strengthen cooperation with regulatory agencies, industry associations and third-party testing institutions to improve product safety and compliance.

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4. Production operation and supply chain security risks

There is a big difference between biotechnology food industry chain and traditional food industry, and it relies heavily on production equipment, core raw materials and professional supply system. For example, precision fermentation requires a high-performance bioreactor, cell culture requires a stable medium supply, and gene editing products require a special production and quality control system.

At present, the large-scale production infrastructure of the industry is still in the construction stage, and enterprises may face problems such as insufficient production capacity, high equipment cost and unstable supply chain. At the same time, the high concentration of key raw materials, production equipment and technical service providers may lead to the risk of supply chain dependence.

Enterprises need to strengthen supply chain management, establish a diversified supply system, and improve the independent guarantee ability of key resources. At the same time, we should invest in the construction of standardized production bases, strengthen the construction of production automation and quality control systems, and improve production stability and operational efficiency.

5. Consumer acceptance and market education risk

As a new food category, consumers' cognition of biotechnology food is still in the development stage. Some consumers may have safety and ethical concerns about gene editing, laboratory culture, artificial synthesis and other technologies, resulting in slower market acceptance than expected.

Consumers' concern about the natural attributes, traditional production methods and safety of food may affect the promotion of new products. In addition, if an enterprise cannot effectively explain the product value, it may lead consumers to think that its technology is complex but its actual value is limited, thus affecting the purchase intention.

Enterprises need to strengthen scientific communication and consumer education, and enhance public trust through transparent information disclosure, safety certification, expert evaluation and practical experience. At the same time, the value of products in nutrition and health, environmental protection, food safety and supply stability should be highlighted from the needs of consumers, and the market recognition should be improved.

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6. Capital investment and commercialization risk

Biotechnology food industry has the characteristics of high R&D investment, high capital demand and long return period. From laboratory research and development to industrial production, continuous financial support is needed, especially in the pilot scale-up and commercialization stage, enterprises may face financial pressure.

If the capital market environment changes, investment institutions will reduce their support for long-term R&D projects, which may affect the R&D progress and market expansion plan of enterprises. In addition, some technical products may have the problem that the commercialization speed is lower than expected, which leads to the prolonged profit cycle.

Enterprises need to optimize fund management, improve the efficiency of R&D investment, and obtain financial support through equity financing, industrial cooperation, government research funds and other channels. At the same time, we should adopt a phased commercialization strategy, give priority to developing products with clear market demand and strong profitability, and reduce commercialization risks.

7. Intellectual property rights and risk of technical barriers

Biotechnology food industry is highly dependent on core technology and patent protection, including engineering strains, production technology, cell culture technology and product formula. If enterprises can't effectively protect their own technological achievements, they may face the problems of technology leakage, patent infringement or rapid replication by competitors.

At the same time, large enterprises in the industry may establish competition barriers through a large number of patent layout, technology acquisition and industrial integration, which will make small and medium-sized enterprises face greater market pressure.

Enterprises need to formulate a long-term intellectual property strategy, strengthen the core technology patent application and international layout. At the same time, a technical security system should be established to strengthen the protection of R&D data and commercial information. Through patent portfolio, technical cooperation and industrial alliance, we will improve our own competitive barriers.

8. Sustainable development and social ethical risks

Biotechnology food usually has the important advantages of reducing resource consumption and environmental impact, but its actual sustainability still needs scientific evaluation. For example, the energy consumption in the production process, the operating cost of bioreactor, the way of waste treatment, etc., may all affect the final environmental benefits.

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In addition, gene editing, cell culture and other technologies may lead to ethical disputes, and different cultures, religions and consumer groups have different acceptance of related technologies. Changes in public opinion may affect the brand image of enterprises and even lead to stricter policy supervision.

Enterprises need to establish a sound environmental impact assessment system and verify the true sustainable value of products through life cycle assessment (LCA) and other methods. At the same time, strengthen ethical management and social communication, improve technical transparency, and reduce public misunderstanding and social disputes.

summary

Although the biotechnology food industry has great development potential, it also faces many risks such as market competition, technical iteration, regulatory policies, supply chain, consumer acceptance, capital investment, intellectual property rights and sustainable development. Enterprises need to establish long-term competitive advantages through continuous technological innovation, improving compliance system, strengthening industrial cooperation and enhancing consumer trust, so as to achieve stable development in a rapidly changing market environment.

Implications of Our Being an "Emerging Growth Company"

On September 9, 2022, the SEC adopted inflation adjustments mandated by the Jumpstart Our Business Startups Act of 2012 (the "JOBS Act"). As a result, an "emerging growth company" will lose its emerging growth company status on the last day of the fiscal year in which it has $1.235 billion or more in total. As a company with less than $1.235 billion in revenue during our last fiscal year, we qualify as an "emerging growth company" as defined in the JOBS Act. "An "emerging growth company" may take advantage of reduced reporting requirements that are otherwise applicable to larger public companies. In particular, as an emerging growth company, we:

●	may present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations;
●	are not required to provide a detailed narrative disclosure discussing our compensation principles, objectives and elements and analyzing how those elements fit with our principles and objectives, which is commonly referred to as "compensation discussion and analysis";

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●	are not required to obtain an attestation and report from our auditors on our management’s assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002;
●	are not required to obtain a non-binding advisory vote from our shareholders on executive compensation or golden parachute arrangements (commonly referred to as the "say-on-pay," "say-on frequency" and "say-on-golden-parachute" votes);
●	are exempt from certain executive compensation disclosure provisions requiring a pay-for-performance graph and CEO pay ratio disclosure;
●	are eligible to claim longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act; and
●	will not be required to conduct an evaluation of our internal control over financial reporting until our second annual report on Form 20-F following the effectiveness of our initial public offering.

We intend to take advantage of all of these reduced reporting requirements and exemptions, including the longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act. Our election to use the phase-in periods may make it difficult to compare our financial statements to those of non-emerging growth companies and other emerging growth companies that have opted out of the phase-in periods under §107 of the JOBS Act.

Under the JOBS Act, we may take advantage of the above-described reduced reporting requirements and exemptions until we no longer meet the definition of an emerging growth company. The JOBS Act provides that we would cease to be an "emerging growth company" at the end of the fiscal year in which the fifth anniversary of our initial sale of common equity pursuant to a registration statement declared effective under the Securities Act of 1933, as amended (the "Securities Act") occurred, if we have more than $1.235 billion in annual revenue, have more than $700 million in market value of our Class A Ordinary Share held by non-affiliates, or issue more than $1 billion in principal amount of non-convertible debt over a three-year period.

Foreign Private Issuer Status

We are a foreign private issuer within the meaning of the rules under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). As such, we are exempt from certain provisions applicable to United States domestic public companies. For example:

●	We are not required to provide as many Exchange Act reports, or as frequently, as a domestic public company;
●	For interim reporting, we are permitted to comply solely with our home country requirements, which are less rigorous than the rules that apply to domestic public companies;

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●	We are not required to provide the same level of disclosure on certain issues, such as executive compensation;
●	We are exempt from provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information;
●	We are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act; and
●	We are not required to comply with Section 16 of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and establishing insider liability for profits realized from any "short-swing" trading transaction.

Implications of Being a Controlled Company

Controlled companies are exempt from the majority of independent director requirements. Controlled companies are subject to an exemption from Nasdaq standards requiring that the board of a listed company consist of a majority of independent directors within one year of the listing date.

Public Companies that qualify as a "Controlled Company" with securities listed on the Nasdaq Stock Market (Nasdaq), must comply with the exchange’s continued listing standards to maintain their listings. Nasdaq has adopted qualitative listing standards. Companies that do not comply with these corporate governance requirements may lose their listing status. Under the Nasdaq rules, a "controlled company" is a company with more than 50% of its voting power held by a single person, entity or group. Under Nasdaq rules, a controlled company is exempt from certain corporate governance requirements including:

●	The requirement that a majority of the board of directors consist of independent directors;
●	The requirement that a listed company have a nominating and governance committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities;
●	The requirement that a listed company have a compensation committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities; and
●	The requirement for an annual performance evaluation of the nominating and governance committee and compensation committee.

Controlled companies must still comply with the exchange’s other corporate governance standards. These include having an audit committee and the special meetings of independent or non-management directors.

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THE Offering

Issuer	Sprout Red International Limited

Securities Being Offered	Ordinary Shares, par value US$0.0001 per share

Offering Price	We expect that the initial public offering price will be US$ per Ordinary Share.

Ordinary Shares Outstanding Immediately Before This Offering	Ordinary Shares

Ordinary Shares Outstanding Immediately After This Offering	Ordinary Shares (or Ordinary Shares if the underwriters exercise their option to purchase additional Ordinary Shares in full).

Voting Rights	Each Ordinary Share is entitled to one vote.

Use of Proceeds	Technical research and development investment Market Promotion and Brand Building Business expansion and strategic layout Team building and talent recruitment

Proposed Nasdaq Trading Symbol and Listing	We plan to apply to list our Ordinary Shares on the Nasdaq Capital Market under the symbol "FYH" This offering is contingent upon us listing our Ordinary Shares on Nasdaq Capital Market or another national exchange. No assurance can be given that such listing will be approved or that a liquid trading market will develop for our Ordinary Shares.

Lock-up	Our directors, executive officers, and shareholder who own 5% or more of the outstanding Ordinary Shares intended agreed with the underwriters not to offer for sale, issue, sell, contract to sell, pledge or otherwise dispose of any of our Ordinary Shares or securities convertible into Ordinary Shares for a period of 6 months commencing on the date of this prospectus. The Company is also prohibited from conducting offerings during this period and from re-pricing or changing the terms of existing options and warrants. See "Underwriting" for additional information.

Risk factors	See "Risk Factors" for a discussion of risks you should carefully consider before investing in our Ordinary Shares.

Transfer Agent

Payment and settlement

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RISK FACTORS

An investment in our Ordinary Shares involves a high degree of risk. Before deciding whether to invest in our Ordinary Shares, you should consider carefully the risks described below, together with all of the other information set forth in this prospectus, including the section titled "Management’s Discussion and Analysis of Financial Condition and Results of Operations" and our consolidated financial statements and related notes. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be materially and adversely affected, which could cause the trading price of our Ordinary Shares to decline, resulting in a loss of all or part of your investment. The risks described below and in the documents referenced above are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also affect our business. You should only consider investing in our Ordinary Shares if you can bear the risk of loss of your entire investment.

Risks Related to Our Business

We have grown rapidly in recent years and have limited experience operating at our current scale of operations. If we are unable to manage our growth effectively, our brand, company culture and financial results may suffer.

We have grown rapidly in the past year and our recent growth rates and financial results should not be considered indicators of our future performance. In order to effectively manage and leverage our growth, we must continue to expand our sales and marketing, focus on innovative product and website development, and upgrade our management information systems. Our continued growth has in the past and may in the future strain our existing resources and we may experience ongoing operational difficulties in managing our operations in numerous jurisdictions, including difficulties in recruiting, training and managing a dispersed and growing employee base. Failure to expand and maintain our company culture through growth may harm our future success, including our ability to retain and recruit personnel and to effectively focus on and pursue our corporate goals.

MISCELLANEOUS FOOD PREPARATIONS & KINDRED PRODUCTS industry is evolving rapidly and may not evolve as we expect. Even if our net sales continue to grow, our net sales growth rate may decline in the future due to a variety of factors, including macroeconomic factors, changes in supply and supply chain, changes in consumer preferences, increased competition and the maturation of our business. Accordingly, you should not rely on our net sales growth rates for any prior period as an indicator of our future performance. Our overall growth in net sales will depend on many factors, including our ability to:

1) price our products and services effectively so that we can attract new customers and expand our relationships with existing customers.

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2) accurately forecast our net sales and plan our operating expenses.

3) compete successfully with other companies that are or may be entering our competitive market in the future and respond to developments in those competitors, such as pricing changes and the introduction of new products and services.

4) Complying with existing and new laws and regulations that apply to our business.

5) Successfully expanding into existing markets and entering new markets, including new geographic areas and categories.

6) The successful introduction of new products and enhancements to our products and services and their features, including in response to new trends or competitive dynamics or customer needs or preferences.

7) Successfully identifying and acquiring or investing in businesses, products or technologies that we believe will complement or expand our business.

8) Avoiding disruptions or interruptions in the distribution of our products and services.

9) Providing quality support to our customers that meets their needs.

10) Hiring, integrating and retaining talented sales, customer service and other personnel.

11) Effectively managing the growth of our business, personnel and operations, including the opening of new showrooms.

12) Effectively managing the costs associated with our business and operations.

13) Maintaining and enhancing our reputation and brand value.

Because of our limited history of operating our business at our current scale, it is difficult to assess our current operations and future prospects, including our ability to plan for and model future growth. Our limited operating experience at this scale, combined with the rapidly evolving nature of the markets in which we sell our products and services, the significant uncertainty about how these markets will develop and other economic factors beyond our control, reduces our ability to accurately forecast quarterly or annual revenues. Failure to effectively manage our future growth could adversely affect our business, financial condition and results of operations.

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We have limited sources of working capital and will need substantial additional financing.

The working capital required to implement our business strategy and R&D efforts will most likely be provided by funds obtained through offerings of our equity, debt, debt-linked securities, and/or equity-linked securities, and revenues generated by us. No assurance can be given that we will have revenues sufficient to sustain our operations or that we would be able to obtain equity/debt financing in the current economic environment. If we do not have sufficient working capital and are unable to generate sufficient revenues or raise additional funds, we may delay the completion of or significantly reduce the scope of our current business plan; delay some of our development and clinical or marketing efforts; postpone the hiring of new personnel; or, under certain dire financial circumstances, substantially curtail or cease our operations.

We may need to engage in capital-raising transactions in the near future. Such financing transactions may well cause substantial dilution to our shareholders and could involve the issuance of securities with rights senior to the outstanding shares. Our ability to complete additional financings is dependent on, among other things, the state of the capital markets at the time of any proposed offering, market reception of the Company and the likelihood of the success of its business model and offering terms. There is no assurance that we will be able to obtain any such additional capital through asset sales, equity or debt financing, or any combination thereof, on satisfactory terms or at all. Additionally, no assurance can be given that any such financing, if obtained, will be adequate to meet our capital needs and to support our operations. If we do not obtain adequate capital on a timely basis and on satisfactory terms, our revenues and operations and the value of our Ordinary Shares and Ordinary Share equivalents would be materially negatively impacted and we may cease our operations.

We may not be able to prevent others from unauthorized use of our intellectual property, which could harm our business and competitive position.

We rely on a wide portfolio of intellectual property to operate our businesses and we may not be able to effectively protect these intellectual property and proprietary rights against infringement, misappropriation or other violation, or efforts to safeguard our intellectual property may be costly.

We rely on a combination of trademark, copyright and trade secret protection laws in the U.S., the Cayman and other jurisdictions, as well as confidentiality procedures and contractual provisions, to protect our intellectual property rights. We enter into confidentiality agreements with our employees and any third parties who may access our proprietary information, and we rigorously control access to our technology and information. However, we cannot guarantee that we have entered into confidentiality agreements with each party that may have or have had access to our trade secrets or proprietary information. Such agreements may be breached by counterparties, who may disclose our proprietary information, including our trade secrets, or claim ownership in intellectual property that we believe is owned by us, and there may not be adequate remedies available to us for any such breach. In addition, we do not enter into intellectual property assignment agreements in the ordinary course and rely on the intellectual property rights we obtain from our employees by operation of law. The intellectual property rights we obtain by operation of law may not extend to all intellectual property rights developed by our employees and contractors and individuals not subject to invention assignment agreements may make adverse ownership claims to our current and future intellectual property rights. We therefore may not possess ownership rights in all intellectual property rights that we regard as our own or that are necessary for the conduct of our business.

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Intellectual property protection may not be sufficient in the regions in which we operate. Our trademarks or other intellectual property rights may be challenged by others through administrative process or litigation, and our pending trademark applications may not be allowed. In addition, policing any unauthorized use of our intellectual property is difficult, time-consuming and costly, and the steps we have taken may be inadequate to prevent the misappropriation of our intellectual property. In the event that we resort to litigation to enforce our intellectual property rights, such litigation could result in substantial costs and a diversion of our managerial and financial resources. We can provide no assurance that we will prevail in such litigation and some courts in the U.S. and certain foreign jurisdictions are less willing or unwilling to protect trade secrets.Statutory laws and regulations in the Cayman are subject to judicial interpretation and enforcement and may not be applied consistently due to the lack of clear guidance on statutory interpretation. Confidentiality and non-compete agreements may be breached by counterparties, and there may not be adequate remedies available to us for any such breach. Accordingly, we may not be able to effectively protect our intellectual property rights or the intellectual properties licensed from third parties, or to enforce our contractual rights in the Cayman and other jurisdictions we operate.

In addition, our trade secrets may be leaked or otherwise become available to, or be independently discovered by, our competitors. If any of our trade secrets were to be lawfully obtained or independently developed by a competitor or other third parties, we would have no right to prevent them from using that technology or information to compete with us. Any failure in protecting or enforcing our intellectual property rights could have a material adverse effect on our business, financial condition and results of operations.

We may not be able to protect and enforce our trademarks and trade names, or build name recognition in our markets of interest thereby harming our competitive position.

The registered or unregistered trademarks or trade names that we own may be challenged, infringed, circumvented, declared generic, lapsed or determined to be infringing on or dilutive of other marks. We may not be able to protect our rights in these trademarks and trade names, which we need in order to build name recognition. In addition, third parties have filed, and may in the future file, for registration of trademarks similar or identical to our trademarks, thereby impeding our ability to build brand identity and possibly leading to market confusion. If they succeed in registering or developing common law rights in such trademarks, and if we are not successful in challenging such rights, we may not be able to use these trademarks to develop brand recognition of our technologies, products or services. In addition, there could be potential trade name or trademark infringement claims brought by owners of other registered trademarks or trademarks that incorporate variations of our registered or unregistered trademarks or trade names. Further, we may in the future enter into agreements with owners of such third-party trade names or trademarks to avoid potential trademark litigation which may limit our ability to use our trade names or trademarks in certain fields of business.

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If we fail to maintain an effective quality control system, our business could be materially and adversely affected.

We place great emphasis on product quality and adhere to stringent quality control measures and have obtained quality control certifications for our products. To meet our customers’ requirements and expectations for the quality and safety of our products, we have adopted a stringent quality control system to ensure that every step of the production process is strictly monitored and managed. Failure to maintain an effective quality control system or to obtain or renew our quality standards certifications may result in a decrease in demand for our products or cancellation or loss of purchase orders from our customers. Moreover, our reputation could be impaired. As a result, our business and results of operations could be materially and adversely affected.

Any lack of requisite approvals, licenses or permits applicable to our business operations may harm our business.

We may not be able to obtain all the licenses and approvals that may be deemed necessary to operate our business. Because we operate in multiple jurisdictions, the relevant laws and regulations, as well as their interpretations, could be different from the U.S. This can make it difficult to know which licenses and approvals are necessary, or the processes for obtaining them. For these same reasons, we also cannot be certain that we will be able to maintain the licenses and approvals that we have previously obtained, or that once they expire we will be able to renew them. We cannot be sure that our interpretations of the rules and their exemptions have always been or will be consistent with those of the local regulators.

As we expand our businesses, we may be required to obtain new licenses and will be subject to additional laws and regulations in the markets we plan to operate in. If we fail to obtain, maintain or renew any required licenses or approvals or make any necessary filings or are found to require licenses or approvals that we believed were not necessary or we were exempted from obtaining, we may be subject to various penalties, such as confiscation of the revenues or assets that were generated through the unlicensed business activities, imposition of fines, suspension or cancelation of the applicable license, written reprimands, termination of third-party arrangements, criminal prosecution and the discontinuation or restriction of our operations. Any such penalties may disrupt our business operations and materially and adversely affect our business, financial condition and results of operations.

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We may experience significant fluctuations in our results of operations and growth rate.

We have grown significantly in recent years, and we intend to continue to expand the scope and geographic reach of the services we provide. Our anticipated future growth will likely place significant demands on our management and operations. Our success in managing our growth will depend, to a significant degree, on the ability of our executive officers and other members of senior management to operate effectively and on our ability to further improve and develop our financial and management information systems, controls and procedures. In addition, we expect to have to adapt our existing systems and introduce new systems, train and manage our employees and improve and expand our sales and marketing capabilities.

Income growth may slow down or decline due to various reasons, including our inability to attract and retain sellers and buyers, the decrease in buyers' expenses, intensified competition, the slowdown in the overall growth of the financial technology market, the emergence of alternative business models, changes in government policies and the overall economic situation. We may also lose buyers and sellers for other reasons, such as failing to provide a satisfactory customer or transaction experience or high-quality service. If we can't manage our business correctly and carefully in the process of continuous business growth, or if our service quality declines due to poor management, our brand and reputation may be seriously damaged, and our business, prospects, financial status and operating performance may be greatly adversely affected.

Our results of operations may fluctuate significantly as a result of a variety of factors, including those described above. As a result, historical period-to-period comparisons of our results of operations are not necessarily indicative of future period-to-period results. You should not rely on the results of a single fiscal quarter as an indication of our annual results or our future performance.

If we fail to effectively promote our business and attract new and retain current buyers and sellers, our business, results of operations and prospects may be materially and adversely affected.

We believe that effective business promotion is crucial to our success. Improving our brand awareness in technology and finance market is very important to increase the number and depth of sellers and buyers' participation in our platform, which in turn increases the attractiveness and variety of products and services to buyers. We have carried out and will continue to carry out various marketing and promotion activities, including through digital channels and offline media, aimed at improving the visibility of our business, the attractiveness of our platform to sellers and buyers, and the growth of buyer traffic on our website and mobile applications. However, we cannot guarantee that these activities will effectively achieve the expected promotion effect of our business. In addition, our buyers and sellers may hold different opinions on some new measures we have launched to improve the platform, which may weaken our efforts to maintain a positive network effect and have a negative impact on our buyers and sellers. In addition, any negative publicity related to our products or services, regardless of its authenticity, may damage our reputation and cause buyers and sellers to leave our platform, which will have a significant adverse impact on our business, financial status and operating results. If our marketing efforts fail to attract new and maintain existing buyers, our business, prospects, financial situation and operating results may be greatly adversely affected.

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We are subject to risks related to online transactions and payment methods.

We accept payments using a variety of methods, including credit card, debit card, PayPal, credit accounts (including promotional financing) and customer invoicing. As we offer new payment options to our customers, we may be subject to additional regulations, compliance requirements and fraud. For certain payment methods, including credit and debit cards, we pay interchange and other fees, which may increase over time and raise our operating costs and lower profitability. We are also subject to payment card association operating rules and certification requirements, including the Payment Card Industry Data Security Standard and rules governing electronic funds transfers, which could change or be reinterpreted to make it difficult or impossible for us to comply. As our business changes, we may also be subject to different rules under existing standards, which may require new assessments that involve costs above what we currently pay for compliance. If we fail to comply with the rules or requirements of any provider of a payment method we accept, if the volume of fraud in our transactions limits or terminates our rights to use payment methods we currently accept, or if a data breach occurs relating to our payment systems, we may, among other things, be subject to fines or higher transaction fees and may lose, or face restrictions placed upon, our ability to accept credit card and debit card payments from customers or to facilitate other types of online payments. If any of these events were to occur, our business, financial condition and operating results could be materially adversely affected.

We occasionally receive orders placed with fraudulent credit card data. We may suffer losses as a result of orders placed with fraudulent credit card data even if the associated financial institution approved payment of the orders. Under current credit card practices, we may be liable for fraudulent credit card transactions. We may also suffer losses from other online transaction fraud, including fraudulent returns. If we are unable to detect or control credit card or transaction fraud, our liability for these transactions could harm our business, financial condition and operating results.

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If we fail to maintain and enhance our brand, our business, prospects and results of operations may be materially and adversely affected.

We believe that maintaining and enhancing our brand is significantly important to the success of our business. A well-recognized brand is critical to increasing the number of buyers and sellers and the level of their engagement and, in turn, enhancing the attractiveness of our products and services to them. Despite conducting a number of brand promotion and recognition activities from time to time, we cannot assure you that these activities will be successful in the future or that we will be able to achieve the brand promotion effects that we expect. In addition, our competitors may increase the intensity of their marketing campaigns, which may force us to increase our advertising spend to maintain our brand awareness. If our brand is harmed or we are forced to increase our marketing expenses, our business, prospects, financial condition and results of operations could be materially and adversely affected.

We operate in a competitive market. If we fail to retain our current market position, our business and results of operations could be materially and adversely affected.

The market competition of our products and services is fierce and developing rapidly. The successful implementation of our strategy depends on our ability to continuously attract and retain sellers and buyers, expand the market of our products and services, continue technological innovation and provide new functions for sellers and buyers. We not only have many competitors in other technology and finance companies, but also have a large and scattered group of start-ups and related industries. We compete with these current and potential competitors for sellers and buyers. Sometimes, our buyers may decide not to continue to buy products on our platform for various reasons, including choosing competitors' products. Our sellers may also decide to switch to our competitors' services. Some of our existing or potential competitors may have more resources, capabilities and expertise in management, technology, finance, product development, sales, marketing and other fields. In addition, the Internet promotes global enterprise competition, which enhances the ability of new, smaller or less well-known enterprises (including those from outside Cayman) to compete with us. Due to these different types of current and potential competitors, we may not be able to maintain or lose our current market position, we may not be able to continue to attract new buyers and sellers, and we may need to increase our expenses or maintain lower prices, which may have a significant adverse impact on our business, prospects, financial status and operating results.

If we are not able to respond successfully to technological or industry developments, including changes to the business models deployed in our industry, our business may be materially and adversely affected.

Technology and finance market is characterized by rapid technological development, frequent introduction of new products and services, changes in buyers' needs and behaviors, and constantly developing industry standards. As a result, industry participants in technology and finance are constantly changing their product supply and business model, and adopting new technologies to, among other things, improve cost-effectiveness and adapt to buyers' preferences. There is no guarantee that our main competitors will not adopt more effective business strategies than we do, and there is no guarantee that our competitors will not adapt to industry changes faster than we do. If we fail to respond to the development of technology or industry successfully and timely, we may lose sellers and buyers, and our brand, business, prospects, financial status and operating performance may be greatly adversely affected.

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Computer viruses, undetected software errors and hacking may cause delays or interruptions on our systems and may reduce the use of our services and damage our brand reputation.

Our online systems, including our websites, mobile apps and our other software applications, products and systems, could contain undetected errors, or "bugs," that could adversely affect their performance. While we regularly update and enhance our websites and IT platform and introduce new versions of our mobile apps, the occurrence of errors in any such updates or enhancements may cause disruptions in the provision of our services and may, as a result, cause us to lose market share, and our reputation and brand, business, prospects, financial condition and results of operations could be materially and adversely affected.

In addition, computer viruses and cyber security compromises have in the past, which to date have not been material, and may in the future cause delays or other service interruptions on our systems. However, we may be subject to hacking attempts by malicious actors who seek to gain unauthorized access to our information or systems or to cause intentional malfunctions, loss or corruption of data or leakages of our buyers’ and sellers’ personal data. While we employ various antivirus and computer protection software in our operations, we cannot provide any assurance that such protections will successfully prevent all hacking attempts (whether through the use of "denial of service" attacks or otherwise) or the transmission of any computer viruses which, if not prevented, could significantly damage our software systems and databases, cause disruptions to our business activities (including to our e-mail and other communications systems), result in security breaches and the inadvertent disclosure of confidential and/or sensitive information and hinder access to our platform.

We may incur significant costs to protect our systems and equipment against the threat of, and to repair any damage caused by, computer viruses and hacking. Moreover, if a computer virus or other compromise of our systems becomes highly publicized, our reputation could be materially damaged, resulting in a decrease in the use of our products and services. The inadvertent transmission of computer viruses could also expose us to liability and legal action, which may adversely affect our business, financial condition and results of operations.

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We may be unable to effectively communicate with our buyers and sellers through email, other messages or social media.

We rely on newsletters in the form of emails and other messaging services in order to promote our platform and inform our buyers of our product offerings and/or the status of their orders, or inform our sellers of any updates on the terms and conditions of the sale of their products on our Marketplace. Changes in how webmail services organize and prioritize emails could reduce the number of buyers and sellers opening our emails. For example, some webmail services offer tools and features that could result in our emails and other messages being shown as "spam" or as lower priority to our consumers, which could reduce the likelihood of consumers opening or responding positively to them. Actions by third parties to block, impose restrictions on, or charge for the delivery of emails and other messages, as well as legal or regulatory changes with respect to "permission-based marketing" or generally limiting our right to send such messages or imposing additional requirements on our ability to conduct email marketing or send other messages, could impair our ability to communicate with our buyers and sellers. If we are unable to send emails or other messages to our buyers and sellers, if such messages are delayed or if buyers and sellers do not receive or decline to open them, we would no longer be able to use this free marketing channel. This could impair our marketing efforts or make them more expensive if we have to increase spending on paid marketing channels to compensate and as a result, our business could be adversely affected.

Additionally, malfunctions of our email and messaging services could result in erroneous messages being sent and buyers and sellers no longer wanting to receive any messages from us. Furthermore, our process of obtaining consent from our buyers to receive newsletters and other messages from us and to allow us to use their data may be insufficient or invalid. As a result, such individuals or third parties may accuse us of sending unsolicited advertisements and other messages, and our use of email and other messaging services could result in claims against us.

Since we also rely on social media to communicate with our buyers, changes to the terms and conditions of relevant providers could limit our ability to communicate through social media. These services may change their algorithms or interfaces without notifying us, which may reduce our visibility. In addition, there could be a decline in the use of such social media by our buyers, in which case we may be required to find other, potentially more expensive, communication channels.

An inability to communicate through emails, other messages or social media could have a material adverse effect on our business, prospects, financial condition and results of operations.

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Our business requires significant capital investments and a high level of working capital to sustain our operations and business growth.

Our business needs a lot of capital investment, including building and setting up computer facilities, technology and other types of equipment. These investments support our existing business and expected growth. The forecast involves many uncertain factors, such as the overall economic trend, government supervision and changes in competition. If we can't accurately predict the future capital investment demand, we may not be able to meet the market demand and fall behind others, both of which will have a negative impact on our income and profitability. In addition to forecasting our capital investment demand, we also adjust other elements and cost structure of our operation to cope with unfavorable economic conditions; However, these adjustments may not be enough to maintain our operating profit.

Our strategic investments or acquisitions may be unsuccessful.

We have acquired, and may continue to acquire other assets, technologies, products and businesses that are complementary to our existing business or otherwise. We may also enter into strategic partnerships or cooperation agreements with other businesses to expand our marketplace. Negotiating these transactions can be time-consuming, challenging and expensive, and our ability to close these transactions may often be subject to regulatory approvals that are beyond our control. In addition, investments and acquisitions could result in the use of substantial amounts of cash, potentially dilutive issuances of equity securities, significant amortization expenses related to intangible assets, significant diversion of management attention and exposure to potential unknown liabilities of the acquired business. Moreover, the cost of identifying and consummating investments and acquisitions and integrating the acquired businesses into ours may be significant, and the integration of acquired businesses may be disruptive to our existing business operations. Consequently, these transactions, even if undertaken and announced, may not close. For one or more of those transactions, we may issue additional equity securities that would dilute our shareholders’ ownership interest, use cash that we may need in the future to operate our business, incur debt on terms unfavorable to us or that we are unable to repay, incur expenses or substantial liabilities, encounter difficulties retaining key employees of the acquired company or integrating diverse software codes or business cultures, encounter difficulties in assimilating acquired operations, encounter diversion of management’s attention to other business concerns, and become subject to adverse tax consequences, substantial depreciation, impairment losses, or deferred compensation charges. If our investments and acquisitions are not successful, our business, financial condition, results of operations and prospects may be materially and adversely affected.

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We depend upon talented employees, including our senior management and IT specialists, to grow, operate and improve our business, and if we are unable to retain and motivate our personnel and attract new talent, we may not be able to grow effectively.

Our success depends on our continued ability to identify, hire, develop, motivate and retain talented employees. Our ability to execute and manage our operations efficiently is dependent upon contributions from all of our employees. Competition for senior management and key IT personnel is intense, and the pool of qualified candidates is relatively limited. From time to time, some of our key personnel may choose to leave our company for various reasons, including personal career development plans or alternative compensation packages. An inability to retain the services of our key personnel or properly manage the working relationship among our management and employees may expose us to legal or administrative action or adverse publicity, which could adversely affect our reputation, business, prospects, financial condition and results of operations.

Training new employees with no prior relevant experience could be time consuming and requires a significant amount of resources. We may also need to increase the compensation we pay to our employees from time to time in order to retain them. If competition in our industry intensifies, it may be increasingly difficult for us to hire, motivate and retain highly skilled personnel due to significant market demand. If we fail to attract additional highly skilled personnel or retain or motivate our existing personnel, we may be unable to pursue growth, and our business, prospects, financial condition and results of operations could be materially and adversely affected.

Employee misconduct is difficult to determine and detect and could harm our reputation and business.

We face a risk that may arise out of our employees’ lack of knowledge or willful, negligent or involuntary violations of laws, rules and regulations or other misconduct. Misconduct by employees could involve, among other things, the improper use or disclosure of confidential information (including trade secrets), embezzlement or fraud, any of which could result in regulatory sanctions or fines imposed on us, as well as cause us serious reputational or financial harm. We have experienced fraudulent misconduct by employees in the past, which to date has not caused any material harm to our business. However, any such further misconduct in the future may result in unknown and unmanaged risks and losses. We have internal audit, security and other procedures in place that are designed to monitor our employees’ conduct. However, despite these controls and procedures there can be no assurance that we will discover employee misconduct in a timely and effective manner, if at all. It is not always possible to guard against employee misconduct and ensure full compliance with our risk management and information policies. The direct and indirect costs of employee misconduct can be substantial, and our business, prospects, financial condition and results of operations could be materially and adversely affected.

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Natural disasters, pandemics, epidemics, acts of war, terrorist attacks and other events could materially and adversely affect our business.

Bad weather conditions and other natural or man-made disasters, including storms, floods, fires, earthquakes, epidemics, epidemics, conflicts, upheavals or terrorist attacks, may disrupt our business and lead to a decrease in revenue. Customers may reduce their demand for our products, or the cost of our business may increase, both of which may have a significant adverse impact on us. Any such event that affects one of our major facilities may cause major disruption or damage to our business, financial condition and operating results.

Under the strong supervision of the government, our business may be controlled.

The Company’s business segments may be subject to various government and regulatory interference in the provinces in which they operate. The Company could be subject to regulation by various political and regulatory entities, including various local and municipal agencies and government sub-divisions. The Company may incur increased costs necessary to comply with existing and newly adopted laws and regulations or penalties for any failure to comply. Additionally, the governmental and regulatory interference could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless.

Furthermore, it is uncertain when and whether the Company will be required to obtain permission from the government to list on U.S. exchanges in the future, and even when such permission is obtained, whether it will be denied or rescinded. Although the Company is currently not required to obtain permission from any of the local government to obtain such permission and has not received any denial to list on the U.S. exchange, our operations could be adversely affected, directly or indirectly, by existing or future laws and regulations relating to its business or industry.

Risks Related to the Offering and Our Ordinary Shares

The initial public offering price of our Ordinary Shares may not be indicative of the market price of our Ordinary Shares after this offering. In addition, an active, liquid and orderly trading market for our Ordinary Shares may not develop or be maintained, and our share price may be volatile.

Prior to the completion of this offering, our Ordinary Shares were not traded on any market. Any active, liquid and orderly trading market for our Ordinary Shares may not develop or be maintained after this offering. Active, liquid and orderly trading markets usually result in less price volatility and more efficiency in carrying out investors’ purchase and sale orders. The market price of our Ordinary Shares could vary significantly as a result of a number of factors, some of which are beyond our control. In the event of a drop in the market price of our Ordinary Shares, you could lose a substantial part or all of your investment in our Ordinary Shares. The initial public offering price will be determined by us, based on numerous factors and may not be indicative of the market price of our Ordinary Shares after this offering. Consequently, you may not be able to sell our Ordinary Shares at a price equal to or greater than the price paid by you in this offering.

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The following factors could affect our share price:

●	our operating and financial performance;
●	quarterly variations in the rate of growth of our financial indicators, such as net income per share, net income and revenues;
●	the public reaction to our press releases, our other public announcements and our filings with the SEC;
●	strategic actions by our competitors;
●	changes in revenue or earnings estimates, or changes in recommendations or withdrawal of research coverage, by equity research analysts;
●	speculation in the press or investment community;
●	the failure of research analysts to cover our Ordinary Shares;
●	sales of our Ordinary Shares by us or other shareholders, or the perception that such sales may occur;
●	changes in accounting principles, policies, guidance, interpretations or standards;
●	additions or departures of key management personnel;
●	actions by our shareholders;
●	domestic and international economic, legal and regulatory factors unrelated to our performance; and
●	the realization of any risks described under this "Risk Factors" section.

The stock markets in general have experienced extreme volatility that has often been unrelated to the operating performance of particular companies. These broad market fluctuations may adversely affect the trading price of our Ordinary Shares. Securities class action litigation has often been instituted against companies following periods of volatility in the overall market and in the market price of a company’s securities. Such litigation, if instituted against us, could result in very substantial costs, diver our management’s attention and resources and harm our business, operating results and financial condition.

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There may not be an active, liquid trading market for our Ordinary Shares.

Prior to the completion of this offering, there has been no public market for our Ordinary Shares. An active trading market for our Ordinary Shares may not develop or be sustained following this offering. You may not be able to sell your shares at the market price, if at all, if trading in our shares is not active. The initial public offering price was determined by negotiations between us and our advisors based upon a number of factors. The initial public offering price may not be indicative of prices that will prevail in the trading market.

Because we do not expect to pay dividends in the foreseeable future after this offering, you must rely on a price appreciation of the Ordinary Shares for a return on your investment.

We currently intend to retain most, if not all, of our available funds and any future earnings after this offering to fund the development and growth of our business. As a result, we do not expect to pay any cash dividends in the foreseeable future. Therefore, you should not rely on an investment in the Ordinary Shares as a source for any future dividend income.

A sale or perceived sale of a substantial number of our Ordinary Shares may cause the price of our Ordinary Shares to decline.

If our shareholders sell substantial amounts of our Ordinary Shares in the public market, the market price of our Ordinary Shares could fall. Moreover, the perceived risk of this potential dilution could cause shareholders to attempt to sell their shares and investors to short our Ordinary Shares. These sales also make it more difficult for us to sell equity-related securities in the future at a time and price that we deem reasonable or appropriate.

There can be no assurance that we will not be a passive foreign investment company ("PFIC") for United States federal income tax purposes for any taxable year, which could subject United States holders of our Ordinary Shares to significant adverse United States federal income tax consequences.

A non-United States corporation will be a passive foreign investment company, or PFIC, for United States federal income tax purposes for any taxable year if either (i) at least 75% of its gross income for such taxable year is passive income or (ii) at least 50% of the value of its assets (based on average of the quarterly values of the assets) during such year is attributable to assets that that produce or are held for the production of passive income. Based on the current and anticipated value of our assets and the composition of our income assets, we do not expect to be a PFIC for United States federal income tax purposes for our current taxable year ended [●] or in the foreseeable future. However, the determination of whether or not we are a PFIC according to the PFIC rules is made on an annual basis and depend on the composition of our income and assets and the value of our assets from time to time. Therefore, changes in the composition of our income or assets or value of our assets may cause us to become a PFIC. The determination of the value of our assets (including goodwill not reflected on our balance sheet) may be based, in part, on the quarterly market value of Ordinary Shares, which is subject to change and may be volatile.

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The classification of certain of our income as active or passive, and certain of our assets as producing active or passive income, and hence whether we are or will become a PFIC, depends on the interpretation of certain United States Treasury Regulations as well as certain IRS guidance relating to the classification of assets as producing active or passive income. Such regulations guidance is potentially subject to different interpretations. If due to different interpretations of such regulations and guidance the percentage of our passive income or the percentage of our assets treated as producing passive income increases, we may be a PFIC in one of more taxable years.

If we are a PFIC for any taxable year during which a United States person holds Ordinary Shares, certain adverse United States federal income tax consequences could apply to such United States person.

For as long as we are an emerging growth company, we will not be required to comply with certain reporting requirements, including those relating to accounting standards and disclosure about our executive compensation, that apply to other public companies.

We are classified as an "emerging growth company" under the JOBS Act. For as long as we are an emerging growth company, which may be up to five full fiscal years, unlike other public companies, we will not be required to, among other things, (i) provide an auditor’s attestation report on management’s assessment of the effectiveness of our system of internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act, (ii) comply with any new requirements adopted by the PCAOB requiring mandatory audit firm rotation or a supplement to the auditor’s report in which the auditor would be required to provide additional information about the audit and the financial statements of the issuer, (iii) provide certain disclosure regarding executive compensation required of larger public companies, or (iv) hold nonbinding advisory votes on executive compensation. We will remain an emerging growth company for up to five years, although we will lose that status sooner if we have more than $1.235 billion of revenues in a fiscal year, have more than $700 million in market value of our Ordinary Shares held by non-affiliates, or issue more than $1.0 billion of non-convertible debt over a three-year period.

To the extent that we rely on any of the exemptions available to emerging growth companies, you will receive less information about our executive compensation and internal control over financial reporting than issuers that are not emerging growth companies. If some investors find our Ordinary Shares to be less attractive as a result, there may be a less active trading market for our Ordinary Shares and our share price may be more volatile.

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If we fail to establish and maintain proper internal financial reporting controls, our ability to produce accurate financial statements or comply with applicable regulations could be impaired.

Pursuant to Section 404 of the Sarbanes-Oxley Act, we will be required to file a report by our management on our internal control over financial reporting, including an attention report on internal control over financial reporting issued by our independent registered public accounting firm. However, while we remain an emerging growth company, we will not be required to include an attestation report on internal control over financial reporting issued by our independent registered public accounting firm. The presence of material weakness in internal control over financial reporting could result in financial statement errors, which, in turn, could lead to error our financial reports and/or delays in our financial reporting, which could require us to restate our operating results. We might not identify one or more material weaknesses in our internal controls in connection with evaluating our compliance with Section 404 of the Sarbanes-Oxley Act. In order to maintain and improve the effectiveness of our disclosure controls and procedures and internal controls over financial reporting. We will need to expend significant resources and provide significant management oversight. Implementing any appropriate changes to our internal controls may require specific compliance training of our directors and employees, entail substantial costs in order to modify our existing accounting systems, take a significant period of time to complete and divert management’s attention from other business concerns. These changes may not, however, be effective in maintaining the adequacy of our internal control.

If we are unable to conclude that we have effective internal controls over financial reporting, investors may lose confidence in our operating results, the price of the Ordinary Shares could decline and we may be subject to litigation or regulatory enforcement actions. In addition, if we are unable to meet the requirements of Section 404 of the Sarbanes-Oxley Act, the Ordinary Shares may not be able to remain listed on the exchange.

As a foreign private issuer, we are not subject to certain U.S. securities law disclosure requirements that apply to a domestic U.S. issuer, which may limit the information publicly available to our shareholders.

As a foreign private issuer, we are not required to comply with all of the periodic disclosure and current reporting requirements of the Exchange Act and therefore there may be less publicly available information about us than if we were a U.S. domestic issuer. For example, we are not subject to the proxy rules in the United States and disclosure with respect to our annual general meetings will be governed by Cayman requirements. In addition, our officers, directors and principal shareholders are exempt from the reporting and "short-swing" profit recovery provisions of Section 16 of the Exchange Act and the rules thereunder. Therefore, our shareholders may not know on a timely basis when our officers, directors and principal shareholders purchase or sell our Ordinary Shares.

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As a foreign private issuer, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from the Nasdaq listing standards. These practices may afford less protection to shareholders than they would enjoy if we complied fully with corporate governance listing standards.

As a foreign private issuer, we are permitted to take advantage of certain provisions in the Nasdaq listing standards that allow us to follow Cayman law for certain governance matters. Certain corporate governance practices in the Cayman may differ significantly from corporate governance listing standards as, except for general fiduciary duties and duties of care, Cayman law has no corporate governance regime which prescribes specific corporate governance standards. Currently, we do not intend to rely on home country practice with respect to our corporate governance after we complete with this offering. However, if we choose to follow home country practice in the future, our shareholders may be afforded less protection than they otherwise would have under corporate governance listing standards applicable to U.S. domestic issuers.

You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because we are incorporated under Cayman law.

We are an exempted company incorporated under the laws of the Cayman. Our corporate affairs are governed by our memorandum and articles of association, the Companies Act (Revised) of the Cayman and the common law of the Cayman. The rights of shareholders to take action against the directors, actions by minority shareholders and the fiduciary duties of our directors to us under Cayman law are to a large extent governed by the common law of the Cayman. The common law of the Cayman is derived in part from comparatively limited judicial precedent in the Cayman as well as from the common law of Cayman, the decisions of whose courts are of persuasive authority, but are not binding, on a court in the Cayman. The rights of our shareholders and the fiduciary duties of our directors under Cayman law are not as clearly established as they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the Cayman has a less developed body of securities laws than the United States. Some U.S. states, such as Delaware, have more fully developed and judicially interpreted bodies of corporate law than the Cayman. In addition, Cayman companies may not have standing to initiate a shareholder derivative action in a federal court of the United States.

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We are an exempted company incorporated under the laws of the Cayman. Shareholders of Cayman exempted companies have no general rights under Cayman law to inspect corporate records or to obtain copies of lists of shareholders of these companies. This may make it more difficult for you to obtain the information needed to establish any facts necessary for a shareholder motion or to solicit proxies from other shareholders in connection with a proxy contest.

Certain corporate governance practices in the Cayman, which is our home country, differ significantly from requirements for companies incorporated in other jurisdictions such as the United States. To the extent we choose to follow home country practice with respect to corporate governance matters, our shareholders may be afforded less protection than they otherwise would under rules and regulations applicable to U.S. domestic issuers.

As a result of all of the above, our public shareholders may have more difficulty in protecting their interests in the face of actions taken by management, members of the board of directors or controlling shareholders than they would as public shareholders of a company incorporated in the United States.

Certain judgments obtained against us by our shareholders may not be enforceable.

We are a Cayman company and substantially all of our assets are located outside of the United States. In addition, substantially all of our current directors and officers are nationals and/or residents of countries other than the United States. All or a substantial portion of the assets of these persons are located outside the United States. As a result, it may be difficult or impossible for you to bring an action against us or against these individuals in the United States in the event that you believe that your rights have been infringed under the U.S. federal securities laws or otherwise. Even if you are successful in bringing an action of this kind, the laws of the Cayman may render you unable to enforce a judgment against our assets or the assets of our directors and officers.

Nasdaq may apply additional and more stringent criteria for our initial and continued listing because we plan to have a small public offering and insiders will hold a large portion of the company’s listed securities.

Nasdaq Listing Rule 5101 provides Nasdaq with broad discretionary authority over the initial and continued listing of securities in Nasdaq and Nasdaq may use such discretion to deny initial listing, apply additional or more stringent criteria for the initial or continued listing of particular securities, or suspend or delist particular securities based on any event, condition, or circumstance that exists or occurs that makes initial or continued listing of the securities on Nasdaq inadvisable or unwarranted in the opinion of Nasdaq, even though the securities meet all enumerated criteria for initial or continued listing on Nasdaq. In addition, Nasdaq has used its discretion to deny initial or continued listing or to apply additional and more stringent criteria in the instances, including but not limited to: (i) where the company engaged an auditor that has not been subject to an inspection by the Public Company Accounting Oversight Board ("PCAOB"), an auditor that PCAOB cannot inspect, or an auditor that has not demonstrated sufficient resources, geographic reach, or experience to adequately perform the company’s audit; (ii) where the company planned a small public offering, which would result in insiders holding a large portion of the company’s listed securities. Nasdaq was concerned that the offering size was insufficient to establish the company’s initial valuation, and there would not be sufficient liquidity to support a public market for the company; and (iii) where the company did not demonstrate sufficient nexus to the U.S. capital market, including having no U.S. shareholders, operations, or members of the board of directors or management. Our public offering will be relatively small, and our company’s insiders will hold a large portion of the company’s listed securities. Nasdaq might apply the additional and more stringent criteria for our initial and continued listing, which might cause delay or even denial of our listing application.

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If we cannot satisfy, or continue to satisfy, the initial listing requirements and other rules of Nasdaq Capital Market, although we exempt from certain corporate governance standards applicable to US issuers as a Foreign Private Issuer, our securities may not be listed or may be delisted, which could negatively impact the price of our securities and your ability to sell them.

We will seek to have our securities approved for listing on the Nasdaq Capital Market upon consummation of this offering. We cannot assure you that we will be able to meet those initial listing requirements at that time. Even if our securities are listed on the Nasdaq Capital Market, we cannot assure you that our securities will continue to be listed on the Nasdaq Capital Market.

In addition, following this offering, in order to maintain our listing on the Nasdaq Capital Market, we will be required to comply with certain rules of Nasdaq Capital Market, including those regarding minimum stockholders’ equity, minimum share price, and certain corporate governance requirements. Even if we initially meet the listing requirements and other applicable rules of the Nasdaq Capital Market, we may not be able to continue to satisfy these requirements and applicable rules. If we are unable to satisfy the Nasdaq Capital Market criteria for maintaining our listing, our securities could be subject to delisting.

If the Nasdaq Capital Market does not list our securities or subsequently delists our securities from trading, we could face significant consequences, including:

●	limited availability for market quotations for our securities;
●	reduced liquidity with respect to our securities;

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●	a determination that our Ordinary Share is a "penny stock," which will require brokers trading in our Ordinary Share to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our Ordinary Share;
●	limited amount of news and analyst coverage; and
●	a decreased ability to issue additional securities or obtain additional financing in the future.

The market price of our ordinary shares may be volatile or may decline regardless of our operating performance, and you may not be able to resell your shares at or above the public offering price.

The public offering price for our ordinary shares will be determined through negotiations between the underwriters and us and may vary from the market price of our ordinary shares following our public offering. If you purchase our ordinary shares in our public offering, you may not be able to resell those shares at or above the public offering price. We cannot assure you that the public offering price of our ordinary shares, or the market price following our public offering, will equal or exceed prices in privately negotiated transactions of our shares that have occurred from time to time prior to our public offering. The market price of our ordinary shares may fluctuate significantly in response to numerous factors, many of which are beyond our control, including:

●	actual or anticipated fluctuations in our revenue and other operating results;
●	the financial projections we may provide to the public, any changes in these projections or our failure to meet these projections;
●	actions of securities analysts who initiate or maintain coverage of us, changes in financial estimates by any securities analysts who follow our company, or our failure to meet these estimates or the expectations of investors;
●	announcements by us or our competitors of significant services or features, technical innovations, acquisitions, strategic relationships, joint ventures, or capital commitments;
●	price and volume fluctuations in the overall stock market, including as a result of trends in the economy as a whole;
●	lawsuits threatened or filed against us; and
●	other events or factors, including those resulting from war or incidents of terrorism, or responses to these events.

In addition, the stock markets have experienced extreme price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many companies. Stock prices of many companies have fluctuated in a manner unrelated or disproportionate to the operating performance of those companies. In the past, stockholders have filed securities class action litigation following periods of market volatility. In the event that we were to become involved in securities litigation, it could subject us to substantial costs, divert resources and the attention of management from our business, and adversely affect our business.

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We have broad discretion in the use of the net proceeds from our public offering and may not use them effectively.

To the extent (i) we raise more money than required for the purposes explained in the section titled "Use of Proceeds" or (ii) we determine that the proposed uses set forth in that section are no longer in the best interests of our Company, we cannot specify with any certainty the particular uses of such net proceeds that we will receive from our public offering. Our management will have broad discretion in the application of such net proceeds, including working capital, possible acquisitions, and other general corporate purposes, and we may spend or invest these proceeds in a way with which our stockholders disagree. The failure by our management to apply these funds effectively could harm our business and financial condition. Pending their use, we may invest the net proceeds from our public offering in a manner that does not produce income or that loses value. As of the date of this Prospectus, Management has not determined the types of businesses that the Company will target or the terms of any potential acquisition.

We will incur additional costs as a result of becoming a public company, which could negatively impact our net income and liquidity.

Upon completion of this offering, we will become a public company in the United States. As a public company, we will incur significant legal, accounting and other expenses that we did not incur as a private company. In addition, Sarbanes-Oxley and rules and regulations implemented by the SEC and the Nasdaq Capital Market require significantly heightened corporate governance practices for public companies. We expect that these rules and regulations will increase our legal, accounting and financial compliance costs and will make many corporate activities more time-consuming and costly.

We do not expect to incur materially greater costs as a result of becoming a public company than those incurred by similarly sized U.S. public companies. In the event that we fail to comply with these rules and regulations, we could become the subject of a governmental enforcement action, investors may lose confidence in us and the market price of our ordinary shares could decline.

Our international operations are subject to a variety of legal, regulatory, political and economic risks.

Our international activities are significant to our revenues and profits, and we plan to further expand internationally. In certain international market segments, we have relatively little operating experience and may not benefit from any first-to-market advantages. It is costly to establish, develop, and maintain international operations, and promote our brand internationally. Our international operations may not become profitable on a sustained basis.

In addition, our international sales and operations are subject to a number of risks, including:

●	local economic, inflation and political conditions;
●	government regulation (such as regulation of our product and service offerings and of competition); restrictive governmental actions (such as trade protection measures, including export duties and quotas and custom duties and tariffs); nationalization; and restrictions on foreign ownership;

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●	restrictions on sales or distribution of certain products or services and uncertainty regarding liability for products, services, and content, including uncertainty as a result of less Internet-friendly legal systems, local laws, lack of legal precedent, and varying rules, regulations, and practices regarding the physical and digital distribution of media products and enforcement of intellectual property rights;
●	business licensing or certification requirements;
●	limitations on the repatriation and investment of funds and foreign currency exchange restrictions;
●	limited fulfillment and technology infrastructure;
●	potential impact of the COVID-19 pandemic on our business operations and the economy in globally;
●	shorter payable and longer inventory and receivable cycles and the resultant negative impact on cash flow;
●	laws and regulations regarding consumer and data protection, privacy, network security, encryption, payments, advertising, and restrictions on pricing or discounts;
●	lower levels of use of the Internet;
●	lower levels of consumer spending and fewer opportunities for growth compared to the U.S., Europe, Japan or the Cayman;
●	difficulty in staffing, developing, and managing foreign operations as a result of distance, language, and cultural differences;
●	different employee/employer relationships and the existence of works councils and labor unions;
●	differing labor regulations where labor laws may be more advantageous to employees as compared to the U.S. and the other jurisdictions we operate in;
●	compliance with the U.S. Foreign Corrupt Practices Act and other applicable U.S. and foreign laws prohibiting corrupt payments to government officials and other third parties;
●	laws and policies of the U.S. and other jurisdictions affecting trade, foreign investment, loans, and taxes; and geopolitical events, including pandemic, war and terrorism.

With the growth of high-tech, e-commerce and financial services and other services, competition will intensify, including through the adoption of constantly developing business models. Local companies may have a great competitive advantage because they have more knowledge and concern about local customers and their more mature local brands. Failure to hire, train, retain and manage enough necessary personnel may limit our international development.

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INDUSTRY AND MARKET DATA

This prospectus contains estimates, projections and other information concerning our industry, our business, and the markets for our product candidates. Information that is based on estimates, forecasts, projections, market research or similar methodologies is inherently subject to uncertainties, and actual events or circumstances may differ materially from events and circumstances that are assumed in this information. Unless otherwise expressly stated, we obtained this industry, business, market and other data from our own internal estimates and research as well as from reports, research surveys, studies and similar data prepared by third parties, industry, medical and general publications, government data and similar sources. While we believe our internal company research as to such matters is reliable, it has not been verified by any independent source.

In addition, assumptions and estimates of our and our industry’s future performance are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in the section titled "Risk Factors." These and other factors could cause our future performance to differ materially from our assumptions and estimates. See "Special Note Regarding Forward-Looking Statements."

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USE OF PROCEEDS

We estimate that we will receive net proceeds from this offering of approximately $         million after deducting estimated underwriting discounts and commissions and the estimated offering expenses payable by us and based upon an assumed initial offering price of $ per ordinary share (excluding any exercise of the underwriters’ over-allotment option).

A $         increase (decrease) in the assumed initial public offering price of $ per share would increase (decrease) the net proceeds to us from this offering by approximately $         million, after deducting the estimated underwriting discounts and commissions and estimated aggregate offering expenses payable by us and assuming no change to the number of ordinary share offered by us as set forth on the cover page of this prospectus, provided, however, that in no case would we decrease the initial public offering price to less than $ per share.

Description of Use	Estimated Amount of Net Proceeds (US $)	Percentage
Technical research and development investment		40%
Market Promotion and Brand Building		25%
Business expansion and strategic layout		20%
Team building and talent recruitment		15%

The foregoing represents our current intentions based upon our present plans and business conditions to use and allocate the net proceeds of this offering. Our management, however, will have some flexibility and discretion to apply the net proceeds of this offering. If an unforeseen event occurs or business conditions change, we may use the proceeds of this offering differently than as described in this prospectus. To the extent that the net proceeds we receive from this offering are not imminently used for the above purposes, we intend to invest in short-term, interest-bearing bank deposits or debt instruments.

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DIVIDEND POLICY

We have never declared or paid any cash dividends on our Ordinary Shares, and we do not currently intend to pay any cash dividends on our Ordinary Shares in the foreseeable future.

We currently intend to retain all available funds and any future earnings to support operations and to finance the growth and development of our business.

Any future determination to pay dividends will be made at the discretion of our board of directors, subject to applicable laws, and will depend upon, among other factors, our results of operations, financial condition, contractual restrictions, and capital requirements.

From time to time, we may also enter into other loan or credit agreements or similar borrowing arrangements that may further restrict our ability to declare or pay dividends on our Ordinary Shares. Our board of directors will have sole discretion in making any future determination to pay dividends, subject to applicable laws, taking into account, among other factors, our results of operations, financial condition, contractual restrictions, and capital requirements.

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CAPITALIZATION

The following table sets forth our capitalization as of August 26, 2026 as follows:

●	on an actual basis; and

●	on an adjusted basis to reflect the sale of ordinary shares in this offering, at an assumed initial public offering price of $ per share, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us.

The adjustments reflected below are subject to change and are based upon available information and certain assumptions that we believe are reasonable. Total shareholders’ equity and total capitalization following the completion of this offering are subject to adjustment based on the actual initial public offering price and other terms of this offering determined at pricing. You should read this capitalization table in conjunction with "Use of Proceeds," "Summary Consolidated Financial and Operating Data," "Management’s Discussion and Analysis of Financial Condition and Results of Operations" and the consolidated financial statements and the related notes appearing elsewhere in this prospectus.

As of August 26, 2026
	Actual	Pro Forma As Adjusted
Shareholder’s Equity:
Ordinary shares, US$0.0001 par value per share
Statutory reserves
Additional paid-in capital
Retained earnings
Accumulated other comprehensive loss
Total shareholders’ equity
Total capitalization

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(1)	Gives effect to the sale of Ordinary Shares in this offering at an assumed initial public offering price of $ per share and reflects the application of the proceeds after deducting the underwriting discounts, non-accountable expense allowance and our estimated offering expenses.

(2)	Pro forma adjusted additional paid in capital reflects the net proceeds we expect to receive, after deducting underwriting discounts and non-accountable expense allowance, and other expenses. We expect to receive net proceeds of approximately $ ($ offering, less underwriting discounts of $ , non-accountable expense allowance of $ , accountable expenses of $ and offering expenses of $ ).

Each $1.00 increase (decrease) in the assumed initial public offering price of $ per Ordinary Share would increase (decrease) the pro forma as adjusted amount of total capitalization by $         million, assuming that the number of Ordinary Shares offered by us, as set forth on the cover page of this prospectus, remains the same, and after deducting underwriting discounts, non-accountable expense allowance and estimated offering expenses payable by us. An increase (decrease) of one million in the number of Ordinary Shares offered by us, as set forth on the cover page of this prospectus, would increase (decrease) the pro forma as adjusted amount of total capitalization by $         million, assuming no change in the assumed initial public offering price per Ordinary Share as set forth on the cover page of this prospectus.

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CORPORATE HISTORY AND STRUCTURE

Corporate History

Sprout Red International Limited was incorporated as an exempted company in the Cayman Islands on August 13, 2026.

Corporate Structure

The following chart illustrates our corporate structure, including our subsidiaries, as of the date of this prospectus. The percentages shown on the following chart represent percentages of equity ownership:

（The picture of Corporate Structure）

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our financial statements and the related notes included elsewhere in this prospectus. This discussion contains forward-looking statements reflecting our current expectations that involve risks and uncertainties. See "Disclosure Regarding Forward-Looking Statements" for a discussion of the uncertainties, risks and assumptions associated with these statements. Actual results and the timing of events could differ materially from those discussed in our forward-looking statements as a result of many factors, including those set forth under "Risk Factors" and elsewhere in this prospectus.

Our Company

I. Company Overview

We are a global biotechnology enterprise focused on active whole-grain staple food innovation. Leveraging our proprietary bio-activation sprouting technology and intelligent hardware ecosystem, we are redefining the daily staple food choices of families worldwide.

As the global functional staple food market stands on the cusp of an explosion, we have established a full-chain closed loop from breeding and cultivation to end-consumer delivery — And strengthen barriers through our technology patents, driven by our dual-product matrix of "food + equipment," and distributed through a community-based private domain network.

Going forward, leveraging our Nasdaq listing platform, we will advance global supply chain deployment and brand penetration, striving to become the standard-setter and leading brand in the global healthy grain staple food sector.

II. Core Business Segments

Core Raw Material: Active sprouted brown rice (white, red, black, and purple four-color compound formula), with GABA content exceeding 35mg/100g, dietary fiber 8–10 times that of ordinary polished rice, and a glycemic index (GI) ≤ 55.

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Smart Hardware: Household and commercial grain sprouting equipment, specialized micro-pressure cooking appliances, and commercial rice milk processing equipment — forming a closed hardware loop of "sprouting → cooking → deep processing."

Deep-Processed Products: Active grain powder, ready-to-drink grain beverages, and functional meal replacement products, tailored to diverse consumption scenarios.

Technical Services: Output of active grain cultivation standards, technology licensing for smart sprouting equipment, and customized full-chain solutions.

III. Organizational Structure

We operate a vertical management system comprising a Board of Directors (strategic decision-making layer) + CEO (executive management layer) + four business centers (R&D Center, Supply Chain Center, Global Marketing Center, and Capital Operations Center). Our global team encompasses talent in five core domains: agricultural biotechnology, food science, smart hardware R&D, international supply chain management, and cross-border capital operations.

IV. Certifications & Intellectual Property

1.Led the development of the world's first industry standard — Production and Quality Management Specification for Active Sprouted Grains.

2.Holds over 40 core technology patents covering the entire chain of sprouting processes, smart equipment, and deep-processing technologies, of which 12 are international PCT patents.

3.Certified with ISO 22000 Food Safety Management System, HACCP Hazard Analysis and Critical Control Point certification, FDA Food Facility Registration, and EU EFSA Novel Food Application filing.

4.Recipient of the internationally recognized "Global Sustainable Agriculture Innovation Award" and the "Asia-Pacific Functional Food Technology Innovation Gold Award."

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Our History and Development

I. Founding and Early Stage (2018–2020)

In 2018, after years of in-depth development in the fields of agriculture and food science and technology, the founding team was keenly aware of the deep contradiction between the high incidence of global metabolic diseases and the imbalance of the nutritional structure of staple foods. The team found that a lot of dietary fiber, vitamins and minerals were lost in the traditional polished rice processing, while brown rice, although rich in nutrition, was difficult to be accepted by the public because of its rough taste and inconvenient cooking. After in-depth research on the technology of germinated grain in Japan, Europe and America, the team established the technical route of "awakening the natural nutrition of grain with biological activation technology", and the FYH brand was formally established.

In 2019, the company completed the first round of seed financing and established a research and development laboratory, focusing on the independent research and development of germinated brown rice technology. In the same year, the team overcame the core technical problem of stable control of GABA content during germination, and initially established an exclusive biological activation germination technology system.

In 2020, the company completed the trial production of the first active germinated brown rice product, and the GABA content reached the leading level in the industry. The product was tested in a small scale in the regional market and received positive feedback from consumers.

II. Technological Breakthrough and Product Formation (2021–2022)

In 2021, the company made a major technological breakthrough and successfully developed an intelligent germination process optimized by AI algorithm, which realized the precise control of key parameters such as temperature, humidity and oxygen concentration during germination, and the GABA content steadily increased to more than 35 mg/100 g. In the same year, the company started the research and development of intelligent germination equipment, and built the prototype of "food+equipment" two-wheel product matrix.

In 2022, the company completed a round of financing, and the funds were used for capacity expansion and technical iteration. The company built the first standardized active germinated brown rice production line, with an annual production capacity reaching a large-scale level. At the same time, the four-color compound formula of white, red, black and purple was successfully developed, and the product line expanded from a single variety to a multi-color compound formula. In the same year, the company started the industrial design and small batch production of household germination equipment, and began to lay out the hardware closed loop of "germination-cooking-deep processing".

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III. Standard Setting and Certification Building (2023)

2023 is an important milestone in the company's development. The company led the formulation of the world's first group standard "Production and Quality Management Standard for Active Germinated Grains", which filled the blank of industry standards and established the company's position as the definer of germinated grains.

In the same year, the company completed a number of international authoritative qualification certifications:

Passed ISO 22000 food safety management system certification.

Pass HACCP hazard analysis and critical control point certification.

Complete the registration of FDA food facilities

Start the filing of EFSA new food access in EU.

In terms of intellectual property rights, the company added a number of core technology patent applications that year, and the cumulative number of patents exceeded 20, initially building a patent moat covering germination technology, intelligent equipment and deep processing technology.

IV. Scaling and Market Expansion (2024–2025)

In 2024, the company completed the B round of financing, and the funds were used for capacity layout and market expansion. The company has established two raw material supply bases in high-quality rice producing areas to ensure the stable supply of high-quality rice seeds. Intelligent germination equipment has been iteratively upgraded, and household models and commercial models have been introduced to the market simultaneously. Deep processing product lines (active cereal powder, ready-to-eat cereal drinks, functional meal replacement products) have been listed one after another, and the product form has changed from a single raw material to a diversified consumer product.

In the same year, the company started the construction of community-based private domain network, and initially established a user community and repurchase system through the operation mode of "product+equipment+content". The company won the "Global Sustainable Agricultural Innovation Award" and "Asia-Pacific Functional Food Technology Innovation Gold Award" issued by international authoritative organizations.

In 2025, the company's cumulative number of patents exceeded 40, of which 12 were international PCT invention patents. Active germinated brown rice products have achieved channel coverage in major cities, and the shipments of smart devices have grown rapidly. The company started the global strategic layout and began to investigate the markets in Southeast Asia, North America and Europe to prepare for international expansion. In the same year, the company officially launched the preparatory work for the listing of Nasdaq.

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V. Capitalization and Globalization (2026–Present)

In 2026, the company applied for listing on Nasdaq and entered the sprint stage of listing. The organizational structure of the company has been upgraded to a vertical management system of "strategic decision-making level of the board of directors +CEO executive management level+four business centers". The global team covers talents in five core areas: agricultural biotechnology, food science, intelligent hardware research and development, international supply chain management and cross-border capital operation.

The company launched a global supply chain layout, established a raw material supply network in Southeast Asia, and promoted brand registration and market access in North America and Europe. At the same time, the company continues to deepen technology research and development, promote the further application of AI algorithm in germination process, and explore the innovation possibility of active grains in the field of personalized nutrition.

Milestones Summary

Initial stage (2018-2020)

Brand creation, R&D laboratory establishment, trial production of the first product.

Technological breakthrough period (2021-2022)

The AI intelligent germination process was successfully developed, and the four-color composite formula came out to complete the A round of financing.

Standard construction period (2023)

Leading the formulation of the world's first industry standard, completing a number of international certifications and breaking through 20 patents.

Scale expansion period (2024-2025)

Completed the B round of financing, the national production capacity layout, diversified product lines, won international awards, and exceeded 40 patents.

Capitalization stage (2026-present)

Nasdaq listing application, global supply chain layout, organizational structure upgrade.

From a start-up enterprise focusing on the research and development of germinated brown rice technology to a global biotechnology enterprise with more than 40 core patents covering the whole industrial chain, we have completed the leap-forward development from technological breakthrough to industrial leadership in less than ten years, and are firmly moving towards the mission of "making activated germinated grains a basic healthy staple food for all mankind".

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Major Factors Affecting Our Results of Operations

1. Local giants' dimension reduction and channel blockade

Crushing of supply chain: There are many international agricultural giants such as Wilmar, CP Group and Marubeni in the Asia-Pacific region. These enterprises have localized supply chains, port and dock resources and government relations established for decades. Once they quickly copy the concept of "germination" by virtue of their capital advantages, and use their huge dealer network for exclusive channel blockade (such as buying out supermarket shelves and signing exclusive supply contracts), we will face extremely high market access barriers.

Price war risk: local giants have strong cost control ability. If a price war is launched and ordinary brown rice is dumped below the cost price to suppress our high-end active grain, we will bear huge cash flow pressure in the initial stage.

2. Extremely fragmented regulatory and compliance barriers

Different standards: food laws and regulations in Asia-Pacific countries vary greatly. For example, Japan's "functional labeled food" system requires strict clinical data; Australia and New Zealand Food Standards Agency (FSANZ) has a very strict definition of new food raw materials; Muslim market in Southeast Asia requires Halal certification, and the mutual recognition process of Islamic councils in various countries is complicated.

Pesticide residues and labeling method: Japan's Positive List System has the strictest requirements for pesticide residues in the world; South Korea and Thailand have mandatory regulations on the language of food labels and the labeling format of nutrients. Any omission in compliance may lead to the seizure and destruction of the whole batch of goods, or even blacklisted.

Intelligent hardware access: Our germinator and micro-pressure cooker belong to small household appliances and need to pass the electrical safety certification of various countries (such as PSE in Japan, RCM in Australia and KC in South Korea). Different countries have different voltage frequency, plug specifications and even electromagnetic compatibility standards, so SKU management is extremely difficult.

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3. The deep resistance of culture and diet inertia

Stereotype of taste: Asia-Pacific consumers (especially in East Asia and Southeast Asia) are extremely picky about the taste of rice, advocating "crystal clear, soft and glutinous". Traditional brown rice is marginalized because of its rough taste and bran flavor. Although our products solve the taste problem, the subconscious of "brown rice = unpalatable" is deeply rooted, and the cost of market education is extremely high.

Differences in cooking habits: Japan and South Korea generally use high-pressure rice cookers, which take a long time to cook; Southeast Asia (such as Thailand and Vietnam) is used to cooking porridge or fishing for rice, and the water ratio is different. If our equipment can't perfectly adapt to local cooking habits, it will easily lead to negative word of mouth.

Taboo of food culture: in the Indian market, it is necessary to strictly distinguish between vegetarian and non-vegetarian certification; In some Buddhist countries, dietary taboos during religious festivals should be considered. Once the cultural red line is violated, the brand will face a devastating blow.

4. Geopolitics and the risk of exchange rate fluctuation

Trade protectionism: Some countries (such as Indonesia and Vietnam) frequently adjust import tariffs and non-tariff barriers to protect their agriculture. The fluctuation of political relations may directly affect customs clearance efficiency and tax rate.

Exchange rate exposure: the Asia-Pacific monetary system is complex, and the exchange rates of Japanese yen, Australian dollar, Thai baht and ringgit fluctuate violently. In the process of purchasing raw materials globally and collecting money from local sales, if there is no effective foreign exchange hedging mechanism, exchange losses may directly devour profits.

Vulnerability of logistics: There are many straits in the Asia-Pacific region (such as Malacca Strait), and geopolitical conflicts or natural disasters (such as typhoons) can easily lead to the interruption of logistics. Active grains are sensitive to shelf life, and long-term detention in ports will lead to product deterioration.

5. Regional shortcomings of intellectual property protection

Patent infringement risk: Although we have international patents, in some Southeast Asian countries (such as Cambodia and Laos), the enforcement of intellectual property rights is weak, and Knock-offs may flood in informal channels, diluting brand value and being difficult to pursue.

Trademark cybersquatting: Popular brands often encounter the phenomenon of "trademark cybersquatting" in the Asia-Pacific region. If you fail to lay out the trademark in the target market in advance, you may face the embarrassing situation that "your own brand cannot be sold under your own name".

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6. Cross-cultural challenges of talent and management

Localization team running-in: There are great differences in labor laws among countries in Asia-Pacific (such as the protection of redundant workers in the Philippines and the high welfare requirements in Australia). It is scarce to recruit bilingual talents who know both agricultural science and technology and local market, and the difference in management styles between East and West may lead to the discount of internal execution.

Corruption and compliance: In some emerging markets, there may be hidden corruption risks in business activities. How to adhere to the compliance bottom line while expanding rapidly is a great test for the global internal control system.

Summary:

Although the Asia-Pacific market is full of opportunities, it is essentially a "high threshold, high risk and high return" game field. What affects our development is not a single-dimensional competition, but a complex challenge interwoven by "local giants' resource blockade", "fragmented compliance trap", "deep cultural inertia" and "uncontrollable geopolitics".

Our Marketing and Sales

In the current highly competitive market environment, developing effective marketing and sales strategies is essential for acquiring customers. Below are detailed strategies to help us achieve success in marketing and sales:

I. Global Brand Communication Strategy

1. Public Domain Traffic Generation

Content Marketing: Build the "Active Grain Life" content IP on major global social media platforms such as YouTube, Instagram, and TikTok, publishing nutrition education content, cooking tutorials, user case studies, and more. Produce 1,000+ pieces of content annually, reaching over 100 million consumers worldwide.

KOL Partnerships: Establish long-term collaborations with global health-focused KOLs (nutritionists, fitness bloggers, food influencers) to enhance brand trust through product reviews, recipe co-creation, and other initiatives.

Event Marketing: Leverage global awareness days such as World Diabetes Day and World Food Day to launch public welfare initiatives like the "Global Healthy Staple Food Initiative," enhancing the brand's social impact.

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2. Private Domain Deep Engagement

Global Membership System: Build a multilingual membership mini-program offering personalized meal plans, exclusive discounts, points redemption, and other services, with a goal of accumulating 5 million+ paid members worldwide within three years.

Community Operations: Establish finely segmented communities by region and demographic, regularly hosting online cooking classes, health lectures, and user sharing sessions to boost user engagement and repurchase rates.

Referral Marketing: Launch "Refer a Friend" campaigns where existing users earn points, discount coupons, and other rewards for referring new users, enabling low-cost customer acquisition.

II. Global Channel Strategy

1. Offline Channels: Community-Based Experience Network

Flagship Store Model: Open brand flagship stores in prime commercial districts of key global cities, offering one-stop services including product displays, tasting experiences, cooking classes, and health consultations, serving as brand image windows.

Community Co-Branded Stores: Implement the "Global Community Partner" program, partnering with local community convenience stores, health studios, yoga studios, and others to set up "Active Grain Experience Corners," reducing channel expansion costs.

Shop-in-Shop Model: Partner with premium supermarkets and health food stores to open shop-in-shop sections, leveraging partner traffic to boost brand exposure.

2. Online Channels: Digital Sales Network

E-Commerce Platforms: Establish official brand flagship stores on major global e-commerce platforms such as Amazon, eBay, Lazada, and Shopee, covering 200+ countries and regions worldwide.

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DTC Website Operations: Build a multi-language brand DTC website, support global delivery, and promote traffic drainage through SEO optimization and social media. The goal is that the annual sales of DTC websites account for more than 30% of total revenue.

Live Commerce: Conduct regular live-streaming sales on platforms such as TikTok and YouTube Live, inviting local KOLs for product demonstrations and cooking shows to improve conversion efficiency.

Food Service Channel: Partner with global restaurant chains, cafés, and light-food stores to launch signature dishes featuring active grains, expanding consumption scenarios in the food service sector.

Institutional Channel: Collaborate with hospitals, nursing homes, schools, corporate employee cafeterias, and other institutions to provide customized healthy meal solutions.

Gift Channel: Develop premium business gift boxes and holiday gift boxes, partnering with enterprises and government agencies to expand market share in the gift sector.

III. Global Pricing Strategy

1. Tiered Pricing System:

Premium Line: Targeting high-net-worth individuals, offering organic active grain gift boxes and limited-edition smart device bundles, with a premium of 50%–80%.

Mass Market Line: Targeting everyday household consumption, offering cost-effective active grains and basic smart devices, priced on par with ordinary premium whole grains, highlighting value-for-money advantages.

Industrial Line: Targeting B-end clients, offering bulk purchase discounts at 20%–30% below retail prices.

2. Regional Differentiated Pricing: Dynamically adjust prices based on regional consumption levels, competitive landscape, logistics costs, and other factors. For example, pricing in European and American markets is 30%–40% higher than in Southeast Asian markets.

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3. Dynamic Pricing Mechanism: Adjust product prices in real time based on fluctuations in raw material costs, promotional activities, competitor price changes, and other factors to maintain market competitiveness.

IV. Global Marketing Mix Strategy

1. Product Strategy

Core Product: Focus on active germinated brown rice, strengthening the core selling points of "high GABA, low GI, easy to cook," to create a global blockbuster product.

Derivative Products: Expand the deep-processed product line around the core product to meet different consumption scenarios, such as instant cereal cups for breakfast, protein grain bars for fitness, and premium gift boxes for gifting.

Service Products: Launch service offerings such as "personalized meal plan customization," "remote maintenance of smart devices," and "planting experience tours" to enhance product added value.

2. Promotion Strategy

New Market Development: Offer incentives such as "free first-order trial" and "50% off for new customers" to lower the barrier to trial.

Holiday Promotions: Launch limited-edition gift boxes and promotional campaigns aligned with local traditional festivals (e.g., Christmas, Eid al-Fitr, Chinese New Year) to boost sales.

Member Exclusives: Provide members with benefits such as birthday discounts, early access to new products, and exclusive discounts to enhance user loyalty.

3. Localization Strategy

Language Localization: All product packaging, promotional materials, and customer support will use the local language to eliminate communication barriers.

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Cultural Adaptation: Adjust product formulations and marketing strategies based on the dietary culture and religious beliefs of different regions. For example, launch Halal-certified products for the Middle East market and vegetarian-certified products for the Indian market.

Team Localization: Prioritize hiring local talent for core teams in each regional operations center to improve market insight and operational efficiency.

Through the marketing and sales strategies outlined above, we can effectively acquire customers, enhance brand awareness, and increase market share. The key lies in continuously optimizing our strategies, making adjustments based on market feedback and customer needs, to ensure we remain at the forefront of competition.

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BUSINESS

Our Mission

I. Core Mission

To make highly nutritious, low-glycemic active sprouted grains a foundational healthy staple food for all humanity, reducing the global burden of metabolic diseases through a staple food revolution, and driving the synergistic development of sustainable agriculture and public health.

II. Corporate Purpose

Empowering staple food with biotechnology to safeguard the health of family tables worldwide; driving the upgrade of the agricultural value chain through industrial innovation, and delivering value from farm to table for all.

Long-Term Vision

Short-term (1–2 years): To become the global definer and leader of the sprouted grain category.

Mid-term (3–5 years): To build a global active whole-grain staple food ecosystem.

Long-term (5–10 years): To become a benchmark enterprise in the global healthy staple food sector, making active grains a foundational dietary choice for families worldwide.

III. Core Values

Technology for Good — Harnessing technology to serve human well-being.

Nutrition for All — Making nutrition accessible and affordable for everyone.

Ecological Sustainability — Committing to a sustainable future for the planet.

User Value First — Prioritizing the needs and health of our users above all.

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Overview

I. Company Overview

We are a global biotechnology enterprise focused on active whole-grain staple food innovation. Leveraging our proprietary bio-activation sprouting technology and intelligent hardware ecosystem, we are redefining the daily staple food choices of families worldwide.

As the global functional staple food market stands on the cusp of an explosion, we have established a full-chain closed loop from breeding and cultivation to end-consumer delivery — And strengthen barriers through our technology patents, driven by our dual-product matrix of "food + equipment," and distributed through a community-based private domain network.

Going forward, leveraging our Nasdaq listing platform, we will advance global supply chain deployment and brand penetration, striving to become the standard-setter and leading brand in the global healthy grain staple food sector.

II. Core Business Segments

Core Raw Material: Active sprouted brown rice (white, red, black, and purple four-color compound formula), with GABA content exceeding 35mg/100g, dietary fiber 8–10 times that of ordinary polished rice, and a glycemic index (GI) ≤ 55.

Smart Hardware: Household and commercial grain sprouting equipment, specialized micro-pressure cooking appliances, and commercial rice milk processing equipment — forming a closed hardware loop of "sprouting → cooking → deep processing."

Deep-Processed Products: Active grain powder, ready-to-drink grain beverages, and functional meal replacement products, tailored to diverse consumption scenarios.

Technical Services: Output of active grain cultivation standards, technology licensing for smart sprouting equipment, and customized full-chain solutions.

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III. Organizational Structure

We operate a vertical management system comprising a Board of Directors (strategic decision-making layer) + CEO (executive management layer) + four business centers (R&D Center, Supply Chain Center, Global Marketing Center, and Capital Operations Center). Our global team encompasses talent in five core domains: agricultural biotechnology, food science, smart hardware R&D, international supply chain management, and cross-border capital operations.

IV. Certifications & Intellectual Property

1.Led the development of the world's first industry standard — Production and Quality Management Specification for Active Sprouted Grains.

2.Holds over 40 core technology patents covering the entire chain of sprouting processes, smart equipment, and deep-processing technologies, of which 12 are international PCT patents.

3.Certified with ISO 22000 Food Safety Management System, HACCP Hazard Analysis and Critical Control Point certification, FDA Food Facility Registration, and EU EFSA Novel Food Application filing.

4.Recipient of the internationally recognized "Global Sustainable Agriculture Innovation Award" and the "Asia-Pacific Functional Food Technology Innovation Gold Award."

Our Competitive Strengths

Our competitive advantages are reflected across multiple dimensions, specifically including the following aspects:

I. Technological Barriers: Proprietary Bio-Activation Technology

1. In-Hull Sprouting Patent Technology: The world's first paddy rice in-hull sprouting process, which protects the integrity of the germ during sprouting. Nutrient retention rate is improved by over 30% compared to the industry average, GABA content is increased by 15%, and anthocyanin content is increased by 20%.

2. Intelligent Sprouting Equipment Technology: Our self-developed intelligent sprouting control system achieves precise temperature control within ±0.5°C, medical-grade atomized constant humidity, and UV + micro-oxygen physical sterilization. The sprouting cycle is reduced from the industry average of 48 hours to 13–19 hours, with a stable germination rate of over 90%, far exceeding the industry average of 65%.

3. Active Freshness Preservation Technology: Utilizing low-temperature drying combined with vacuum-sealing technology, we achieve a nutrient retention rate of ≥95% for active grains throughout a 6-month shelf life.

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II. Full Industry Chain Closed Loop: A Globally Scarce Operational Model

1. Upstream: Standardized ecological planting bases established in premium rice-producing regions, employing an ecological planting model of rice-duck symbiosis with zero pesticides and zero chemical fertilizers, ensuring the stability of raw material quality.

2. Midstream: Self-built intelligent production bases equipped with sterile automated production lines, with production loss controlled within 8% and per-capita production capacity 5 times higher than traditional production lines.

3. Downstream: A global multi-channel network comprising "online digital platforms + offline community experience stores + B-end institutional partnerships," with a private-domain user repurchase rate of over 50%.

III. Standard-Setting Power: Defining Global Industry Rules

1. Serves as a core member of the Active Grains Division of the International Association for Cereal Science and Technology (ICC), leading the development of global industry standards for active sprouted grains.

2. Participates in the Food and Agriculture Organization of the United Nations (FAO) "Global Healthy Staple Food Promotion Program," with its technical solutions included as recommended cases for agricultural upgrading in developing countries.

IV. Brand Credibility: Internationally Recognized Authority

Selected as an official gift for the Belt and Road International Summit, and designated as the official healthy staple food supplier for the residences of multiple heads of state.

Established global co-branding partnerships with internationally renowned cultural and creative IPs, with brand exposure covering over 120 countries and regions worldwide.

Officially recommended by the International Diabetes Federation (IDF) and the World Obesity Federation (WOF), establishing the brand as a benchmark in the functional staple food category.

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Our Opportunities

We are in an era of business transformation centered on digitalization and intelligence, which has opened up multiple strategic development windows for us. Our opportunities are mainly reflected in the following aspects:

I. The Global Wave of Health-Conscious Consumption Upgrade

1.Surge in metabolic health demand:

There are over 537 million diabetes patients and more than 1 billion obese people worldwide. Demand for low-GI, high-fiber functional staple foods is growing at an annual rate of 28%, far exceeding the 6% average growth rate of ordinary foods.

2.Dietary structure transformation:

Global consumers are shifting from "eating enough" to "eating well" and "eating healthily." The whole grain food market is expected to exceed $300 billion by 2028, with a compound annual growth rate of 12.3%.

3.Expansion of niche segments:

The demand for healthy staple foods among fitness enthusiasts, maternal and infant groups, and the elderly continues to grow. The global fitness food market has reached $190 billion, and active grains, as natural healthy ingredients, hold enormous potential.

II. Dual Benefits from Policy and Capital

1.Global policy support:

The World Health Organization (WHO) has released the Global Dietary Guidelines, explicitly recommending daily intake of whole grain foods. The EU's "Farm to Fork" strategy, the U.S. 2025–2030 Dietary Guidelines, and ASEAN's Sustainable Agriculture Development Blueprint all list whole grain promotion as a key priority.

2.ESG investment boom:

Global ESG investment has exceeded $41 trillion. Our ecological farming model and health-inclusive positioning perfectly align with ESG rating standards, making us more attractive to international capital.

3.Capital market access:

Nasdaq, as the preferred listing destination for global tech innovation companies, offers higher valuation premiums for companies in the health sector, providing ample capital support for our global expansion.

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III. Growth Dividends from Emerging Markets

1.Southeast Asian market:

With a population of 670 million, rice as the primary staple, rapidly awakening health awareness, and a 23% annual growth rate in e-commerce penetration, this region is the ideal entry point for promoting active grains.

2.Middle Eastern market:

A concentration of high-net-worth individuals, a diabetes prevalence rate of 18% (twice the global average), a strong willingness to pay for premium health foods, and a high level of acceptance of Chinese health products.

3.European and American markets:

These markets have mature functional food sectors and high consumer acceptance of "superfoods." With their high nutritional value and low-GI properties, our active grains can quickly enter the healthy staple food niche.

4.Asia-Pacific market:

Metabolic health issues such as diabetes and obesity are becoming increasingly severe in the Asia-Pacific region. 76.2% of respondents are willing to pay a 15%–25% premium for nutrient-rich rice that retains its germ. The Asia-Pacific region accounts for 43.2% of the global brown rice market, with a market size of approximately $4.94 billion in 2025, projected to reach $5.17 billion by 2027. The global germinated rice market is expected to continue expanding at a compound annual growth rate of 12.1%.

IV. Opportunities in Industrial Chain Integration

Traditional global grain and oil enterprises are facing pressure to upgrade their products. Our technology licensing and standard-setting model can complement international grain traders, enabling rapid expansion of global channels.

Cross-border e-commerce and overseas warehouse infrastructure have been improved, with logistics costs dropping by 40% compared to five years ago, providing logistical support for product exports.

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Our Threats

In the current rapidly changing market environment, we are faced with many threats, which not only come from within the industry, but also include changes in the external environment. The following are the main threats that we need to pay attention to:

1. Local giants' dimension reduction and channel blockade

Crushing of supply chain: There are many international agricultural giants such as Wilmar, CP Group and Marubeni in the Asia-Pacific region. These enterprises have localized supply chains, port and dock resources and government relations established for decades. Once they quickly copy the concept of "germination" by virtue of their capital advantages, and use their huge dealer network for exclusive channel blockade (such as buying out supermarket shelves and signing exclusive supply contracts), we will face extremely high market access barriers.

Price war risk: local giants have strong cost control ability. If a price war is launched and ordinary brown rice is dumped below the cost price to suppress our high-end active grain, we will bear huge cash flow pressure in the initial stage.

2. Extremely fragmented regulatory and compliance barriers

Different standards: food laws and regulations in Asia-Pacific countries vary greatly. For example, Japan's "functional labeled food" system requires strict clinical data; Australia and New Zealand Food Standards Agency (FSANZ) has a very strict definition of new food raw materials; Muslim market in Southeast Asia requires Halal certification, and the mutual recognition process of Islamic councils in various countries is complicated.

Pesticide residues and labeling method: Japan's Positive List System has the strictest requirements for pesticide residues in the world; South Korea and Thailand have mandatory regulations on the language of food labels and the labeling format of nutrients. Any omission in compliance may lead to the seizure and destruction of the whole batch of goods, or even blacklisted.

Intelligent hardware access: Our germinator and micro-pressure cooker belong to small household appliances and need to pass the electrical safety certification of various countries (such as PSE in Japan, RCM in Australia and KC in South Korea). Different countries have different voltage frequency, plug specifications and even electromagnetic compatibility standards, so SKU management is extremely difficult.

3. The deep resistance of culture and diet inertia

Stereotype of taste: Asia-Pacific consumers (especially in East Asia and Southeast Asia) are extremely picky about the taste of rice, advocating "crystal clear, soft and glutinous". Traditional brown rice is marginalized because of its rough taste and bran flavor. Although our products solve the taste problem, the subconscious of "brown rice = unpalatable" is deeply rooted, and the cost of market education is extremely high.

Differences in cooking habits: Japan and South Korea generally use high-pressure rice cookers, which take a long time to cook; Southeast Asia (such as Thailand and Vietnam) is used to cooking porridge or fishing for rice, and the water ratio is different. If our equipment can't perfectly adapt to local cooking habits, it will easily lead to negative word of mouth.

Taboo of food culture: in the Indian market, it is necessary to strictly distinguish between vegetarian and non-vegetarian certification; In some Buddhist countries, dietary taboos during religious festivals should be considered. Once the cultural red line is violated, the brand will face a devastating blow.

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4. Geopolitics and the risk of exchange rate fluctuation

Trade protectionism: Some countries (such as Indonesia and Vietnam) frequently adjust import tariffs and non-tariff barriers to protect their agriculture. The fluctuation of political relations may directly affect customs clearance efficiency and tax rate.

Exchange rate exposure: the Asia-Pacific monetary system is complex, and the exchange rates of Japanese yen and Australian dollar fluctuate violently. In the process of purchasing raw materials globally and collecting money from local sales, if there is no effective foreign exchange hedging mechanism, exchange losses may directly devour profits.

Vulnerability of logistics: There are many straits in the Asia-Pacific region (such as Malacca Strait), and geopolitical conflicts or natural disasters (such as typhoons) can easily lead to the interruption of logistics. Active grains are sensitive to shelf life, and long-term detention in ports will lead to product deterioration.

5. Regional shortcomings of intellectual property protection

Patent infringement risk: Although we have international patents, in some Southeast Asian countries (such as Cambodia and Laos), the enforcement of intellectual property rights is weak, and Knock-offs may flood in informal channels, diluting brand value and being difficult to pursue.

Trademark cybersquatting: Popular brands often encounter the phenomenon of "trademark cybersquatting" in the Asia-Pacific region. If you fail to lay out the trademark in the target market in advance, you may face the embarrassing situation that "your own brand cannot be sold under your own name".

6. Cross-cultural challenges of talent and management

Localization team running-in: There are great differences in labor laws among countries in Asia-Pacific (such as the protection of redundant workers in the Philippines and the high welfare requirements in Australia). It is scarce to recruit bilingual talents who know both agricultural science and technology and local market, and the difference in management styles between East and West may lead to the discount of internal execution.

Corruption and compliance: In some emerging markets, there may be hidden corruption risks in business activities. How to adhere to the compliance bottom line while expanding rapidly is a great test for the global internal control system.

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Summary:

Although the Asia-Pacific market is full of opportunities, it is essentially a "high threshold, high risk and high return" game field. Our core threat does not come from single-dimensional competition, but is a compound challenge interwoven by "resource blockade of local giants", "fragmented compliance trap", "deep cultural inertia" and "uncontrollable geopolitics".

However, these threats also constitute our moat. The giant turns slowly, and we can iterate quickly with technological innovation; The compliance barrier is high, and the certification system established by our initial investment will become an obstacle for the latecomers. As long as we insist on "localized operation" instead of "export thinking", "technology-driven" instead of "marketing-driven", strictly implement the pre-layout of intellectual property rights, and establish a flexible supply chain hedging mechanism, we can turn external "threats" into internal "barriers" and finally establish a dominant position in this complex Asia-Pacific market.

Our Strategies

When formulating future development strategies, we need to consider short-term and long-term goals to ensure the company's sustainable growth and market competitiveness. The following are detailed short-term and long-term development strategies:

I. Short-term development strategy (1-2 years): model verification and compliance construction framework.

1. Market stratification: give priority to conquer high-net-worth markets such as Japan, Australia and Singapore as a benchmark for brand premium and compliance; Focus on high-growth markets such as South Korea, Thailand and Malaysia, and use high e-commerce penetration rate to quickly start; Simultaneously complete trademark registration and compliance filing in Indonesia, Vietnam and India, and reserve long-term potential.

2. Pre-compliance: Set up the Asia-Pacific Compliance Center in Singapore, and complete the core market access within 6 months. Specifically, it includes: obtaining "Functional Labeled Food" filing and PSE electrical certification in Japan; Passed FSANZ food approval and RCM electrical certification in Australia and New Zealand; Obtained Halal halal certification in Southeast Asia and FDA registration in various countries; Completed KC certification and MFDS functional filing in Korea. Simultaneously complete trademark registration in 18 member countries through the Madrid system to prevent cybersquatting.

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3. Supply chain light assets landing: Establish regional processing centers in leased factories in Bangkok, Thailand and Osaka, Japan, realize local sub-packaging and labeling, and shorten the logistics cycle to 10 days. Set up an electronic assembly plant in Penang, Malaysia, and import core components for local assembly to avoid high import tariffs on small household appliances in Southeast Asia. Set up three regional central warehouses in Singapore, Sydney and Tokyo, realize the three-day access to the surrounding markets, and control the inventory turnover rate more than twice a month.

4. Channel single point blowup: The joint venture mode of "0 initial fee+profit sharing" will be adopted, and 50 community model stores will be opened within one year, with a monthly sales target of $10,000 per store. The store is equipped with a germination experience corner and a tasting area, with a nutritionist on site, and the conversion rate is 30%. Online entry into mainstream platforms such as Amazon, Lazada, Coupang, etc., mainly promoting "family gift package", and cooperating with local KOL through social media such as TikTok and Instagram, the repurchase rate of private domain is over 50%.

5. Product localization transformation: launch low-sodium small packaging products for Japan; Launch organic certification series for Australia; An improved fragrant rice base was introduced for Southeast Asia. Design a three-level product matrix of "entry experience outfit", "home hardware bundle" and "high-end gift box" to cover different consumption scenarios.

6. Capital data reserve: A quarterly Asia-Pacific operation bulletin will be issued, focusing on the disclosure of model stores' floor efficiency, user repurchase rate and compliance progress, which will be used as the core growth story material for Nasdaq listing, and local cornerstone investors such as Mitsui & Co., Ltd. and Australian pension will be introduced.

II. Long-term development strategy (3-5 years): ecological construction and standard export.

1. Global market coverage: In the third year, it completed the full coverage of Southeast Asia, Northeast Asia and Oceania, with a total of 500 community stores and 10,000 offline terminals. In the fourth year, we focused on expanding B-end institutions, and cooperated with chain restaurants such as Yoshinoya and Subway and medical institutions such as Central Hospital to include products in patients' dietary prescriptions. In the fifth year, the whole life cycle product lines such as mother and baby, silver hair and sports were launched, and cross-border integration of cultural tourism and financial technology was carried out, and healthy credit cards were issued to build the "food+health+finance" ecology.

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2. Deep localization of supply chain: establish breeding R&D centers in five core producing areas in Asia-Pacific to cultivate exclusive high GABA rice seeds, and increase the self-sufficiency rate of raw materials to 80%. Build three intelligent production bases in Thailand, Japan and Australia, introduce AI visual sorting and blockchain traceability, and improve production efficiency by 50%. Establish a green logistics alliance, use electric trucks and degradable packaging, reduce carbon emissions by 30%, and meet ESG standards.

3. Technical barriers and standard monopoly: the Asia-Pacific Institute of Biotechnology was established in Singapore to jointly tackle the stabilization technology of active nutrition with top universities. Promote the upgrading of its own standards to the international standards of the Codex Alimentarius Commission (CAC), and lead the formulation of the Asia-Pacific Standard for Active Germinated Cereals. Authorized intelligent germination technology and planting standards to small and medium-sized agricultural enterprises in the region, and realized the transformation from "selling products" to "selling technologies and standards".

4. Deep integration of brand culture: binding "artisan spirit" and Olympic champion IP in Japan; Focus on "sustainable agriculture" in Australia to participate in healthy living week; In combination with Eid al-Fitr in Southeast Asia and festival of lights, a culturally limited gift box was launched. Sponsor top-level events such as the Asian Games, launch the "Asia-Pacific Healthy Staple Food Initiative", and jointly promote the inclusion of active grains in regional dietary guidelines with FAO and WHO.

5. Market value management and global mergers and acquisitions: maintain the annual revenue growth rate of more than 35% in the Asia-Pacific region, and keep the net profit rate above 15%. After listing, we will acquire Australian organic brands and Japanese functional food enterprises around the main business and quickly obtain local channels. Regularly publish ESG reports to attract global responsible investment and obtain valuation premium.

6. Landing guarantee mechanism

Organizational guarantee: set up the Asia-Pacific business department, and locally recruit the core management team, such as hiring former AEON executives to take charge of Japanese area and former Woolworths executives to take charge of australian region.

Financial guarantee: set up a special expansion fund of 30 million US dollars, and allocate it to compliance research and development, supply chain construction and channel expansion according to the ratio of 3:5:2.

Risk control guarantee: establish geopolitical early warning mechanism to monitor policy changes in real time; Use foreign exchange futures to hedge exchange rate fluctuations; Purchase product liability insurance to cover potential disputes.

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Our Marketing and Sales

In the current competitive market environment, it is very important to formulate effective marketing and sales strategies for acquiring customers. Here are some detailed strategies to help us succeed in marketing and sales:

I. Global Brand Communication Strategy

1. Public Domain Traffic Ignition

Content Marketing: Create the "Active Grain Life" content IP across major global social media platforms such as YouTube, Instagram, and TikTok, publishing nutrition education, cooking tutorials, user case studies, and more. Produce 1,000+ pieces of content annually, reaching over 100 million consumers worldwide.

KOL Collaboration: Establish long-term partnerships with global health-focused KOLs (nutritionists, fitness bloggers, food enthusiasts) to enhance brand trust through product reviews, recipe co-creation, and other initiatives.

Event Marketing: Leverage global awareness days such as World Diabetes Day and World Food Day to launch public welfare campaigns like the "Global Healthy Staple Food Initiative," enhancing the brand's social impact.

2. Private Domain Traffic Deep Cultivation

Global Membership System: Build a multi-language membership mini-program offering personalized meal plans, exclusive discounts, points redemption, and other services, targeting 5 million+ paid members worldwide within three years.

Community Operations: Establish finely segmented communities by region and demographic, regularly hosting online cooking classes, health talks, and user sharing sessions to boost user engagement and repurchase rates.

Referral Marketing: Launch "refer-a-friend" campaigns where existing users earn points, discount coupons, and other rewards for bringing in new users, achieving low-cost customer acquisition.

II. Global Channel Strategy

1. Offline Channels: Community-Based Experience Network

Flagship Store Model: Open brand flagship stores in prime commercial districts of core global cities, offering one-stop services such as product displays, tasting experiences, cooking classes, and health consultations, creating brand image windows.

Community Co-Branded Stores: Launch a "Global Community Partner" program, partnering with local convenience stores, health studios, yoga studios, and the like to set up "Active Grain Experience Corners," reducing channel expansion costs.

Store-in-Store Model: Partner with premium supermarkets and health food stores to open store-in-store sections, leveraging partner traffic to boost brand exposure.

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2. Online Channels: Digital Sales Network

E-commerce Platforms: Join major global e-commerce platforms such as Amazon, eBay, Lazada, and Shopee to open official brand flagship stores, covering 200+ countries and regions worldwide.

Independent station operation: Establish multilingual brand independent stations to support global distribution, and increase website traffic through SEO optimization and social media drainage, with the annual sales of target independent stations accounting for more than 30%.

Live Commerce: Conduct regular live-streaming sales on platforms such as TikTok and YouTube Live, inviting local KOLs for product demonstrations and cooking shows to improve conversion efficiency.

Food Service Channel: Partner with global restaurant chains, cafés, and light-meal shops to launch signature dishes featuring active grains, expanding consumption scenarios in the food service sector.

Institutional Channel: Collaborate with hospitals, nursing homes, schools, corporate employee cafeterias, and other institutions to provide customized healthy meal solutions.

Gift Channel: Develop premium business gift boxes and holiday gift boxes, partnering with corporations and government agencies to expand market share in the gifting segment.

III. Global Pricing Strategy

1. Tiered Pricing System

Premium Line: Target high-net-worth individuals with organic active grain gift boxes and limited-edition smart device bundles, commanding a 50%–80% premium.

Mass Market Line: Target everyday household consumption with cost-effective active grains and basic smart devices, priced on par with ordinary premium whole grains, highlighting value-for-money advantages.

Industrial Line: Offer bulk purchase discounts for B2B clients, priced 20%–30% lower than retail.

2. Regionally Differentiated Pricing: Dynamically adjust prices based on regional consumption levels, competitive landscapes, logistics costs, and other factors. For example, pricing in European and American markets will be 30%–40% higher than in Southeast Asian markets.

3. Dynamic Pricing Mechanism: Adjust product prices in real time based on fluctuations in raw material costs, promotional activities, competitor price changes, and other factors to maintain market competitiveness.

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IV. Global Marketing Mix Strategy

1. Product Strategy

Core Product: Focus on active germinated brown rice, strengthening the core selling points of "high GABA, low GI, easy to cook," creating a global blockbuster SKU.

Derivative Products: Expand the product line with deep-processed offerings to meet different consumption scenarios, such as instant grain cups for breakfast, protein grain bars for fitness, and premium gift boxes for gifting.

Service Products: Launch value-added services such as "personalized meal plan customization," "remote maintenance of smart devices," and "farming experience tours" to enhance product value.

2. Promotion Strategy

New Market Development: Offer incentives such as "free trial with first order" and "50% off for new customers" to lower the barrier to trial.

Holiday Promotions: Launch limited-edition gift boxes and promotional campaigns tied to local traditional festivals to boost sales.

Member Exclusives: Provide members with birthday discounts, early access to new products, exclusive deals, and other perks to enhance loyalty.

3. Localization Strategy

Language Localization: All product packaging, promotional materials, and customer support will be in the local language to eliminate communication barriers.

Cultural Adaptation: Adjust product formulations and marketing strategies based on regional dietary cultures and religious beliefs-for example, offering Halal-certified products for the Middle East and vegan-certified products for India.

Team Localization: Prioritize hiring local talent for core teams in each regional operations center to improve market insight and operational efficiency.

Through the above marketing and sales strategies, we can effectively acquire customers and enhance brand awareness and market share. The key is to continuously optimize the strategy and make adjustments according to market feedback and customer needs to ensure that we are always at the forefront of competition.

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Our Customer Base

The following are our possible customer groups:

1 metabolic health just-needed population (core basic disk)

Characteristics: Middle-aged and elderly people over 45 years old, as well as patients with type II diabetes and people with impaired glucose tolerance. This group of people have a clear obsession with "low GI (glycemic index)".

Pain point: Tired of the side effects of drugs, eager to stabilize blood sugar through staple food substitution, but most "healthy rice" on the market has poor taste or no obvious effect.

Coping strategies: cooperate with endocrinologists and nutritionists to recommend dietary prescriptions through medical institutions; Provide a "7-day sugar control diet" in the private community, emphasizing the endorsement of clinical data of our products with high GABA content and GI value ≤55.

2. High net worth health care and "anti-aging" people

Characteristics: 35-55-year-old affluent class, concerned about cutting-edge health information, has extremely high requirements for quality of life. They not only eat enough, but also "anti-aging" and "cell repair".

Pain point: I am worried about the aging acceleration (saccharification reaction) caused by refined carbon, and I am looking for high-end ingredients with antioxidant (anthocyanin) and sleep-promoting (GABA) functions.

Coping strategies: entering high-end department stores in Japan and Australia (such as Isetan and David Jones); Precision promotion in high-end yoga studios, private hospitals and golf clubs.

3. Urban exquisite treasure mother and parenting family

Characteristics: Women aged 28-40 in first-and second-tier cities, children's health is the core of family consumption decision. They have zero tolerance for food safety and pay attention to the nutritional density and digestion and absorption rate of complementary food.

Pain point: I'm worried about my baby's constipation and malnutrition, and I refuse complementary food containing additives and excessive processing, but I'm also worried that coarse grains are hard to cook and children don't like to eat them.

Coping strategies: highlight the characteristics of products that are "soft and digestible", "zero pesticide residue" and "rich in B vitamins to help growth"; Develop sub-product lines such as "baby porridge rice"; Sharing of feeding dry goods on social media through maternal and child KOL (key opinion leader).

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Fourth, fitness shaping and weight management crowd

Features: Young people aged 20-35, including fitness enthusiasts, CrossFit players and followers of ketogenic/low-carbon water diet. They have accurate calculations of calories, protein and dietary fiber intake.

Pain point: during the fat reduction period, I dare not eat staple food for fear of rebound, and eating salad is easy to be hungry; Need food with high satiety, low sugar content and easy to carry.

Coping strategies: promote it in sports apps such as Keep and Strava and fitness bloggers' communities; Emphasize that "high dietary fiber = strong satiety" and "low GI= continuous energy supply"; Introduce portable ready-to-eat germinated brown rice slices or energy bars.

Five, high-end catering enterprises and institutions catering (B-end big customers)

Features: including Japanese Huaishi Restaurant, Australian Healthy Light Food Restaurant, five-star hotel buffet, airline business class catering, large enterprise staff canteen.

Pain point: differentiated healthy dishes are needed to enhance the customer unit price and brand image; Need to meet the health management needs of employees in large enterprises.

Coping strategy: provide customized "active grain diet solution", including large packaging raw materials and commercial germination equipment; Cooperate with famous chefs to develop signature dishes (such as "germinated brown rice sushi" and "brown rice abalone fishing for rice"); Participate in the government or enterprise's "healthy workplace" procurement bidding.

VI. Gift Purchasing and Business Social Crowd

Features: Individuals who need gifts on holidays and enterprises who need business gifts. In the Asia-Pacific region, gifts pay attention to "face" and "meaning".

Pain point: ordinary food is not of sufficient grade and lacks innovative gifts with both cultural connotation and caring.

Coping strategy: build the high-end image of our products; A beautifully designed limited gift box; Introduce the enterprise welfare package, emphasizing that sending health is the highest gift.

Seven, environmental awareness and ethical consumers

Features: It is mainly concentrated in some intellectual groups in Australia, New Zealand and Japan. They are concerned about climate change and tend to buy organic, sustainable and zero-cruelty products.

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Pain point: the products under the banner of "environmental protection" in the market are mixed, and it is difficult to distinguish the authenticity.

Coping strategies: make public our ecological planting model; Display organic certification and carbon footprint data of products; Promote our contribution to sustainable agriculture and attract ESG-oriented consumers.

Customer group summary

This diversified customer structure makes us not only sell a bag of rice, but also provide a "full-scene healthy staple food solution". Whether it is the daily dining table of an individual family, the social occasion of high-end business, or the meal management of a professional organization, we can accurately cut in. More importantly, these groups have great transformation potential-a customer who buys for sugar control is likely to become the main force of family daily consumption because of the improvement of taste; A diner who eats delicious germinated brown rice in a restaurant is likely to turn into a loyal user at the retail end. This "demand resonance" effect will be the core engine for us to achieve exponential growth in the Asia-Pacific market in the future.

Safeguard service

In order to effectively guarantee customer service, ensure customer satisfaction and enhance customer loyalty, the following strategies can be adopted:

1. Establish an efficient customer service team.

Training and development: regularly train the customer service team to improve their product knowledge, communication skills and problem-solving ability.

Clear responsibilities: ensure that team members understand their roles and responsibilities and can respond to customer needs quickly.

2. Multi-channel customer support

Provide a variety of contact information: provide customer support through telephone, e-mail, online chat, social media and other channels to facilitate customers to choose the most suitable way for them.

24/7 customer service support: consider providing all-weather customer support, especially for customers who need immediate help.

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3. Customer feedback mechanism

Regular survey: collect customer feedback through questionnaire survey and satisfaction survey to understand customers' needs and expectations.

Feedback handling: establish a rapid response mechanism, handle customer feedback and complaints in time, and follow up to ensure that customers feel valued.

4. Personalized service

Customer Portrait: Use data analysis to build customer portraits, understand customers' preferences and needs, and provide personalized services and product recommendations.

Customized solution: according to the specific needs of customers, provide customized services to enhance customer satisfaction and loyalty.

5. Provide clear information and supporting materials.

User manuals and FAQs: Provide detailed user manuals, frequently asked questions (FAQs) and online tutorials to help customers better understand and use products.

Knowledge base: establish an online knowledge base, so that customers can consult relevant information at any time and solve common problems.

6. Active communication and care

Regular follow-up: Keep in touch with customers regularly after purchasing, understand their experience and needs, and provide necessary support.

Customer care activities: Organize customer care activities regularly, such as birthday wishes and holiday greetings, to enhance customers' sense of belonging.

7. Performance evaluation and improvement

Service indicators: Set key performance indicators (KPI), such as response time, solution rate, customer satisfaction, etc., and regularly evaluate the performance of customer service team.

Continuous improvement: according to the performance evaluation results and customer feedback, continuously optimize service processes and strategies to improve service quality.

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8. Data security and privacy protection

Data protection measures: ensure the safety of customers' personal information and transaction data, and adopt advanced encryption technology and security protocols.

Transparency policy: clearly explain the data use and privacy protection policies to customers to enhance their trust.

Through the above strategies, we can establish an efficient and professional customer service system, ensure that customers' needs are met in time, and enhance customers' overall experience and satisfaction.

Legal Proceedings

In the process of enterprise operation, the risk of legal proceedings is inevitable. The following is a detailed description of some major legal litigation risks and their countermeasures:

1. Contract risk

Risk description: Breach of contract or disputes over contract terms may lead to legal proceedings.

Coping methods:

Contract review: Before signing, make sure that the terms of the contract are clear and reasonable, and if necessary, ask legal counsel to review.

Performance monitoring: establish a contract performance monitoring mechanism to ensure that all parties fulfill their obligations as agreed.

Dispute settlement clause: add dispute settlement mechanism (such as arbitration clause) to the contract to reduce litigation risk.

2. Intellectual property risks

Risk description: Infringement of other people's intellectual property rights (such as patents, trademarks and copyrights) may lead to litigation.

Coping methods:

Intellectual property rights review: before product development, intellectual property rights are searched and reviewed to ensure that the rights of others are not infringed.

Apply for protection: apply for patent, trademark and copyright protection in time to safeguard our own intellectual property rights.

Legal consultation: cooperate with intellectual property lawyers to deal with potential infringement problems.

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3. Consumer protection risks

Risk description: False propaganda or product defects may lead consumers to file lawsuits.

Coping methods:

True publicity: ensure that all advertisements and promotional materials are true and accurate, and do not mislead consumers.

Product quality control: establish a strict product quality management system to ensure that products meet safety standards.

Customer feedback mechanism: establish customer complaint and feedback channels to deal with consumer problems in time and avoid litigation.

4. Data privacy and security risks

Risk description: data leakage or violation of data protection regulations may lead to legal proceedings and fines.

Coping methods:

Data security measures: implement technical measures such as data encryption and access control to protect customer data security.

Compliance training: regularly train employees on data protection laws and regulations to enhance compliance awareness.

Privacy policy: formulate and make public a transparent data privacy policy to inform customers of data usage.

5. Labor law risks

Risk description: Issues such as labor contract, dismissal and discrimination with employees may lead to litigation.

Coping methods:

Legal employment: ensure that recruitment, dismissal and employee management comply with the labor law and avoid improper dismissal and discrimination.

Employee handbook: formulate a clear employee handbook to standardize employee behavior and company policies.

Dispute resolution mechanism: establish internal complaint and dispute resolution mechanism to deal with employee problems in time and reduce the possibility of litigation.

6. Compliance risk

Risk description: Failure to comply with industry regulations and standards may lead to investigation and litigation by regulatory agencies.

Coping methods:

Compliance review: Conduct regular compliance review to ensure that all businesses comply with relevant laws and regulations.

Compliance training: training employees in laws, regulations and compliance policies to raise their awareness of compliance.

Establishment of compliance officer: Appoint a special compliance officer to supervise and manage compliance affairs.

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7. Environmental legal risks

Risk description: Environmental pollution or violation of environmental laws and regulations may lead to legal proceedings and fines.

Coping methods:

Environmental management system: establish an environmental management system to ensure that the operation of enterprises conforms to environmental protection laws and regulations.

Regular assessment: Conduct environmental impact assessment on a regular basis to find and rectify potential problems in time.

Employee training: training employees in environmental protection laws and regulations and corporate environmental protection policies to improve environmental awareness.

8. International legal risks

Risk description: In international business, you may face the application and disputes of laws in different countries.

Coping methods:

Legal consultation: before entering the new market, consult local legal experts to understand relevant laws and regulations.

Contract terms: clearly apply laws and dispute settlement methods in international contracts to reduce legal risks.

Compliance management: Establish an international compliance management system to ensure that businesses in different countries comply with local laws.

9. Reputation risk

Risk description: Legal proceedings may lead to negative media reports and damage corporate reputation.

Coping methods:

Crisis management: establish a crisis management mechanism to deal with negative events in time and reduce reputation loss.

Transparent communication: keep transparent communication with stakeholders, release information in time, and reduce misunderstanding and panic.

Brand building: actively carry out brand building to enhance the public's trust and recognition of enterprises.

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summary

By identifying and managing these legal litigation risks, enterprises can effectively reduce potential legal liabilities and protect their legitimate rights and interests. It is suggested that enterprises establish a comprehensive legal risk management system and regularly review and update relevant policies to adapt to the changing legal environment.

Employees

When designing a company's structure and the composition of various departments, we need to consider the company's scale, industry characteristics, business objectives and management style. The following is a typical corporate structure proposal, which is applicable to companies in many industries, especially in the fields of technology and finance. This structure can be adjusted according to specific needs.

1. The overall structure of the company

Board of Directors: responsible for the strategic decision-making of the company and supervising the work of the management.

Executive management: including CEO and senior management team, responsible for the daily operation and management of the company.

2. Composition of major departments

2.1 Administration Department

Responsibilities: Responsible for the daily administrative affairs, human resource management, logistics support, etc.

Composition:

Human resources department: recruitment, training and employee relationship management.

Administrative Department: Office management, facility maintenance and administrative support.

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2.2 Finance Department

Responsibilities: Responsible for the company's financial management, budgeting, financial reporting and tax compliance.

Composition:

Accounting group: daily accounting treatment and preparation of financial statements.

Financial analysis group: budget management, financial forecasting and analysis.

Tax section: tax declaration and compliance management.

2.3 Marketing Department

Responsibilities: Responsible for market research, brand promotion, marketing strategy and customer relationship management.

Composition:

Market research group: market trend analysis, competitor analysis.

Brand management group: brand strategy formulation and brand communication.

Sales support group: development of sales tools and materials, and maintenance of customer relationship.

2.4 R&D Department

Responsibilities: Responsible for product research and development, technological innovation and product testing.

Composition:

Product development group: new product design and development.

Technical support group: technical problem solving and customer support.

Test group: product quality test and verification.

2.5 Operation Department

Responsibilities: Responsible for production, supply chain management and daily operation efficiency.

Composition:

Production management group: production planning and process management.

Supply chain management group: procurement, inventory management and logistics.

Quality management group: product quality control and improvement.

2.6 Information Technology Department

Responsibilities: Responsible for the maintenance and technical support of the company's information system.

Composition:

System development group: internal system development and maintenance.

IT Support Group: technical support, network management and security.

Data analysis group: data management and analysis support.

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2.7 Legal Compliance Department

Responsibilities: Responsible for legal affairs, compliance management and risk control.

Composition:

Legal advisory group: contract review and legal consultation.

Compliance Management Group: formulation and implementation of compliance policies.

3. Other suggestions

Inter-departmental collaboration: It is suggested to set up an inter-departmental project team to promote collaboration and information sharing between different departments.

Flexibility and adaptability: regularly evaluate and adjust the department structure and staffing according to market changes and company development stages.

Talent training and development: Establish a talent training mechanism, encourage employees to rotate between different departments, and improve their comprehensive ability.

Step 4 summarize

The above structural suggestions can help the company achieve efficient management and operation. When designing the structure, the company should flexibly adjust the composition and responsibilities of each department according to its own actual situation to meet the market demand and business development.

PESTEL Analysis

(1)industry analysis

I. Industry Overview

The biotech food industry is at a pivotal stage of transformation, shifting from specialized R&D to becoming a strategic pillar in the food industry. The global market is expanding rapidly at a double-digit compound annual growth rate (CAGR), with the Asia-Pacific region serving as the core engine of growth. Germinated brown rice, as a niche segment within functional staple foods, is emerging as a key growth driver in the biotech food sector due to its unique health benefits—particularly its high content of γ-aminobutyric acid (GABA). However, the market remains in an early education phase, offering substantial room for increased penetration.

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II. Market Size and Growth Drivers

The global biotech food market is experiencing robust growth. In 2024, the market size reached approximately $45.79 billion, rising to around $53.33 billion in 2025—an increase of 16.46% year-on-year. It is projected to reach $62.24 billion in 2026, $65.47 billion in 2027, surpass $73.04 billion in 2028, hit $80.51 billion in 2029, and reach $88.07 billion by 2030. By 2032, the market is expected to exceed $107.3 billion. Throughout the forecast period, the CAGR is expected to remain between 10.5% and 10.72%.

III. Competitive Landscape

The competitive landscape is increasingly diversified. On one hand, traditional tech giants leverage their capital and brand advantages to offer standardized product solutions. On the other, vertical specialists focus on specific sectors, delivering tailored services. Meanwhile, emerging startups are building differentiated service models centered on cutting-edge technologies. Competition is evolving from a singular focus on technology superiority to a broader contest involving ecosystem-building capabilities and deep industry insights.

IV. Key Growth Drivers

Multiple factors are driving growth in the global biotech food market. First, population growth and food security pressures: the UN projects the global population will approach 9.7 billion by 2050, while the FAO emphasizes that agricultural food systems must deliver more nutrition with lower environmental impact. Second, technological advancements—precision fermentation, CRISPR gene editing, AI-assisted protein design, and cell-cultured platforms—are reshaping the industry. AI plays a particularly critical role, accelerating protein design, strain engineering, sensory optimization, and process control; when combined with high-quality biological data, it significantly enhances R&D efficiency. Third, regulatory modernization is supporting industry development, as countries including the U.S., EU, Singapore, and Japan refine approval pathways for genetically engineered crops, novel foods, and precision fermentation ingredients. Finally, consumer preferences are shifting toward products with traceable origins, clear nutritional benefits, and credible sustainability claims.

V. Core Technology Segments

The biotech food industry encompasses several advanced technology areas. Precision fermentation produces components such as milk proteins, fats, flavor compounds, and sweeteners. CRISPR gene editing enables crop improvement and enhanced nutritional profiles. Advanced enzyme technologies are widely used as clean-label processing aids. Cell-culturing platforms support the production of alternative proteins and functional fibers. The integration of AI and bioinformatics is playing an increasingly vital role in protein design, strain engineering, and sensory optimization.

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VI. Regional Market Structure

Geographically, North America is the largest biotech food market, reaching $21.85 billion in 2025—accounting for 41.0% of the global total. It serves as the commercialization hub, supported by abundant venture capital and mature FDA/USDA regulations. The Asia-Pacific region follows closely, with a market size of $13.72 billion, accounting for 25.7% of the global total, making it a high-growth hub. Regional growth is driven by strong food demand, government-backed bioeconomy strategies, fermentation capacity, and increasing investments in alternative proteins, probiotics, and functional ingredients. Europe holds a market size of $12.43 billion, representing 23.3%, driven by stringent food safety regulations and sustainability mandates. Latin America has a market value of $3.72 billion, or 7.0%, with Brazil and Mexico benefiting from rich biodiversity and strong fermentation potential. The Middle East and Africa account for $1.61 billion, or 3.0%, with growth fueled by investments in food security technologies and demand for climate-resilient crops.

VII. Key Challenges

The industry faces multiple challenges: rapid technological evolution places continuous innovation pressure on companies; a shortage of interdisciplinary talent constrains development speed; there is tension between personalized customer needs and large-scale operations; and data security and privacy risks are becoming increasingly prominent. These challenges require collaborative efforts among industry stakeholders.

VIII. Future Development Trends

The industry will exhibit four major trends in the future: ecological competition will become mainstream, as companies strive to build open, collaborative ecosystems; specialization will deepen, leading to the growing popularity of customized, targeted nutrition products; value orientation will become clearer, shifting from technology export to co-creation of value; and sustainable development principles will be deeply embedded, requiring constant innovation to capture market share.

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Conclusion

The global biotech food market is expected to maintain a compound annual growth rate of over 10% in the coming decade, reaching an estimated value of more than $107.3 billion by 2032—creating an ideal environment for functional staple foods such as sprouted brown rice. Sprouted brown rice precisely meets modern consumers' multifaceted demands for health, convenience, and functionality, particularly due to its benefits in promoting sleep, regulating blood sugar, and lowering blood pressure, offering substantial market potential. GABA serves as a key selling point, with its scientific value already well-established through rigorous validation. The breakthrough lies in addressing three core challenges: technologically, leveraging biotechnology to enhance GABA content, improve taste, and extend shelf life; in product innovation, developing ready-to-eat and ready-to-drink formats to lower consumption barriers; and in consumer education, building awareness and trust in the health benefits of sprouted brown rice through science-based evidence and content marketing. Meanwhile, the integration of AI and biotechnology will accelerate process optimization and product development, establishing robust technological moats. Future research directions include deeper exploration of GABA’s metabolic pathways and receptor mechanisms in living organisms, using omics technologies to analyze protein structures of key enzymes like GAD, and targeted development of novel functional foods rich in GABA tailored to diverse population needs.

In summary, the global biotech food market stands on the brink of explosive growth. Biotechnology—especially the convergence of AI, precision fermentation, and gene editing—will become the core engine driving industry transformation. Those who first overcome the three critical hurdles—taste, convenience, and consumer perception—and establish strong technological and brand advantages will seize a leading position in this trillion-dollar blue ocean market.

(2) Industry data

Below are key data points and statistics from the global biotech food industry to help understand its current state and development trends.

I. Global Market Size and Growth Trends

The global biotech food market is experiencing rapid growth. In 2024, the market size reached approximately $45.79 billion, rising to around $53.33 billion in 2025—an annual growth rate of 16.46%. It is projected to reach $62.24 billion in 2026, $65.47 billion in 2027, surpass $73.04 billion in 2028, hit $80.51 billion in 2029, and reach $88.07 billion by 2030. By 2032, the market is expected to exceed $107.3 billion. Throughout the forecast period, the compound annual growth rate (CAGR) will remain between 10.5% and 10.72%, demonstrating strong and sustainable momentum.

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II. Regional Market Distribution

Geographically, the global biotech food market exhibits a tri-polar structure characterized by "North America leading, Asia-Pacific driving growth, and Europe maintaining steady progress."

North America is the largest biotech food market, with a market size of $21.85 billion in 2025, accounting for 41.0% of the global share. As the commercialization hub, the region benefits from abundant venture capital, mature FDA/USDA regulatory frameworks, and high consumer acceptance of new biotech food products.

Asia-Pacific ranks as the second-largest market, reaching $13.72 billion in 2025—25.7% of the global total—and is also the fastest-growing region. India, Japan, South Korea, Australia, and Singapore serve as core growth engines. The region's expansion is driven by massive food demand, government-backed bioeconomy strategies, fermentation capacity, and sustained investment in alternative proteins, probiotics, and functional ingredients.

Europe holds a market size of $12.43 billion, or 23.3% of the global total. Driven by stringent food safety regulations and sustainability mandates, the region sees significant growth in organic and clean-label products.

Latin America accounts for $3.72 billion, or 7.0% of the global market. Brazil and Mexico stand out due to their rich biodiversity and fermentation potential. The Middle East and Africa represent $1.61 billion, or 3.0% of the market, with growth fueled by investments in food security technologies and demand for climate-resilient crops.

III. Key Regional Market Performance

1. North American Market

North America serves as the global commercialization center for biotech foods, with a market size of $21.85 billion in 2025. The region hosts the most active food technology venture capital ecosystem worldwide, with substantial funding flowing into precision fermentation, cell-based proteins, and AI-driven food innovation. The FDA and USDA offer relatively clear regulatory pathways for novel food approvals, providing institutional support for product commercialization. Consumer acceptance of plant-based proteins, functional foods, and clean-label products leads globally, fueling continuous market expansion.

2. Asia-Pacific Market

The Asia-Pacific region is a high-growth hub for biotech food, with a market size of $13.72 billion in 2025 and expected to grow at a pace exceeding the global average. The region benefits from a large consumer base, rapid urbanization, and rising health awareness. Japan and South Korea have deep expertise in functional foods and fermentation technologies. India is rapidly advancing in alternative proteins and precision agriculture. Singapore, as a regional innovation hub, actively promotes regulatory approval for cultivated meat and precision fermentation. Core drivers of regional growth include robust food demand, government-supported bioeconomy initiatives, competitive fermentation capabilities, and ongoing investment in alternative proteins, probiotics, and functional ingredients.

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3. European Market

The European market is projected to reach $12.43 billion by 2025, renowned for its stringent food safety regulations and sustainability standards. The EU's regulatory framework for gene-edited crops and novel foods is gradually evolving, with EFSA’s approval process providing a scientific foundation for market access. Strong consumer demand for organic, clean-label, and low-carbon footprint products is driving innovation in precision fermentation and enzyme technologies. Nordic countries are global leaders in cultivated protein and algae-based protein production.

IV. Global Data on Core Segments

1. Precision Fermentation

Precision fermentation is one of the fastest-growing segments in the biotech food industry, used to produce functional ingredients such as milk proteins, fats, flavor compounds, and sweeteners. This technology leverages microbial fermentation platforms to efficiently manufacture target proteins and compounds, offering significant environmental and efficiency advantages over traditional agriculture. The global precision fermentation market is expected to grow at a CAGR exceeding 20%, with North America and Europe leading in R&D and commercialization.

2. CRISPR Gene Editing and Molecular Breeding

CRISPR gene editing holds great promise for crop improvement and enhanced nutritional traits. It can be applied to increase GABA content in rice, improve stress resistance, and boost nutritional value. The global market for gene-edited agriculture is expanding rapidly, with the United States, Japan, and Brazil at the forefront of regulatory approvals.

3. Advanced Enzyme Technologies and Cell-Cultured Platforms

Advanced enzyme technologies serve as clean-label processing aids and are widely used in the food industry, driving continuous growth in the global enzyme market. Cell-cultured platforms are being developed to produce alternative proteins and functional fibers. Although current commercial scale remains limited, technological maturity is advancing rapidly, with large-scale production expected within the next 5–10 years.

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4. AI + Bioinformatics

The integration of AI and bioinformatics is transforming the R&D paradigm in biotech food. AI accelerates protein design, strain engineering, sensory optimization, and process control. When combined with high-quality biological data, it significantly enhances R&D efficiency and reduces development costs. This field has attracted substantial venture capital investment and serves as a core engine for industry innovation.

V. Market Growth Drivers

Global growth in the biotech food market is driven by multiple factors. First, population growth and food security pressures: the UN projects the global population will approach 9.7 billion by 2050, while the FAO emphasizes that agricultural food systems must deliver more nutrition with lower environmental impact. Second, technological advancements—precision fermentation, CRISPR gene editing, AI-assisted protein design, and cell-cultured platforms are reshaping the industry landscape. AI empowerment is particularly critical, accelerating protein design, strain engineering, sensory optimization, and process control, thereby improving R&D efficiency when integrated with high-quality biological data. Third, regulatory modernization is supporting industry development, as regions including the U.S., the EU, Singapore, and Japan refine approval pathways for genetically engineered crops, novel foods, and precision fermentation ingredients. Finally, shifting consumer preferences favor products with traceable origins, clear nutritional benefits, and credible sustainability claims.

VI. Future Growth Outlook

The global biotech food market is expected to maintain a compound annual growth rate of over 10% over the next decade, surpassing $107.3 billion by 2032. The Asia-Pacific region will emerge as the fastest-growing market, demonstrating tremendous potential in functional foods and biotech food innovations. Precision fermentation, gene editing, and AI + bioinformatics represent the most promising investment opportunities in the coming years. For functional staples such as sprouted brown rice, the rapid expansion of the biotechnology food market offers an ideal growth environment. In particular, sprouted brown rice rich in GABA precisely meets the growing consumer demand for sleep aid, stress reduction, and blood sugar control, presenting broad market prospects.

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Conclusion

The global biotech food market is experiencing rapid growth, reaching approximately $45.79 billion in 2024 and projected to grow to around $53.33 billion by 2025, surpassing $107.3 billion by 2032. The compound annual growth rate (CAGR) during the forecast period is expected to remain between 10.5% and 10.72%. Regionally, North America holds the largest share at $21.85 billion, accounting for 41.0% of the global market, serving as the commercialization hub and a focal point for venture capital investment. Asia-Pacific ranks second with $13.72 billion, representing 25.7% of the market, yet leading global growth rates driven by India, Japan, and South Korea, benefiting from strong consumer demand, government-backed bioeconomy strategies, and advantages in fermentation capacity. Europe follows with a market size of $12.43 billion, or 23.3%, driven by stringent regulations and a focus on sustainability. In key subsectors, precision fermentation, CRISPR gene editing, AI-powered bioinformatics, advanced enzyme technologies, and cell-cultured platforms represent the five major technological tracks, with precision fermentation and AI-integrated bioinformatics showing the fastest growth. Core drivers of market expansion include population pressures and food security challenges, technological breakthroughs, regulatory modernization, and shifting consumer preferences toward healthier and more sustainable food products. Looking ahead, Asia-Pacific is poised to become the fastest-growing region, with precision fermentation and AI-driven biotech food innovation offering the most promising investment opportunities. Functional staple foods such as sprouted brown rice will significantly benefit from this market boom—particularly GABA-rich sprouted brown rice, which precisely meets consumer demands for sleep support, stress reduction, and blood sugar control, presenting broad market potential.

(3) Industry pain point

Although the biotechnology food industry has developed rapidly, it still faces many challenges and pain points. The following are some major industry challenges:

1. Complex Regulatory Approval Pathways and Divergent National Standards

Biotech food products involve cutting-edge technologies such as gene editing, precision fermentation, and cell cultivation, leading to significant differences in regulatory frameworks across countries. The approval processes in the U.S., managed by the FDA and USDA, are relatively clear, while the European Union’s EFSA follows a more stringent and time-consuming procedure. Regulatory systems in Asia-Pacific nations also vary widely. This regulatory fragmentation forces companies to invest substantial time and resources to meet compliance requirements in different markets, significantly extending the product development-to-commercialization cycle and increasing market expansion costs and uncertainty.

2. Insufficient Consumer Trust and Acceptance

Consumer trust remains a major challenge for biotech foods. New products such as gene-edited crops, cell-cultured proteins, and precision-fermented ingredients raise concerns about safety and perceived "naturalness." Some consumers remain skeptical of lab-grown foods, viewing them as unnatural or contrary to natural processes. Bridging this perception gap requires sustained scientific communication, transparent dialogue, and brand trust-building—efforts that demand long-term investment and yield limited short-term results.

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3. High Costs of Scaling Production

There is a significant cost gap between laboratory research and industrial-scale production in biotech foods. Technologies like precision fermentation and cell cultivation incur much higher production costs than traditional agriculture and food processing, and economies of scale have yet to fully materialize. For example, the production cost of cell-based proteins remains substantially higher than that of conventional livestock products, limiting pricing flexibility and consumer acceptance. Reducing these costs through process optimization, strain engineering, and AI-assisted process control represents a core economic challenge for the industry.

4. Talent Shortage and High R&D Investment

Biotech food is a highly interdisciplinary field requiring expertise in molecular biology, food science, fermentation engineering, AI algorithms, and bioinformatics. Currently, there is a severe global shortage of skilled professionals, intensifying competition among companies for talent. Moreover, the R&D cycle—from strain selection and process optimization to product validation—is lengthy and capital-intensive, placing immense financial pressure on small and medium-sized innovators. Changes in the funding landscape directly impact their R&D progress and survival.

5. Inadequate Supply Chain Infrastructure

The supply chain for biotech foods differs significantly from traditional food systems. Precision fermentation requires specialized bioreactor capacity, cell cultivation depends on reliable media supply chains, and gene-edited crops necessitate unique cultivation and isolation protocols. These supporting infrastructures remain underdeveloped globally, creating bottlenecks and high dependency risks. In emerging markets such as Asia-Pacific, upstream raw materials and equipment are heavily reliant on imports, increasing supply chain vulnerability and costs.

6. Challenges in Product Commercialization and Market Education

While end consumers of biotech foods are the general public, awareness and acceptance of these new products vary widely. Companies must invest heavily in market education to explain the science, safety, and health benefits of their products. They also face critical decisions regarding pricing, distribution channels, and brand positioning. For B2B-focused biotech food firms, convincing traditional food manufacturers to adopt novel ingredients involves multiple challenges, including formula adjustments, supply chain reconfiguration, and consumer messaging.

7. Intellectual Property Protection and Competitive Barriers

The biotech food industry relies heavily on patent protection and technological barriers, but intellectual property enforcement varies greatly across regions. Core IP—including strain patents, gene-editing technologies, and manufacturing processes—faces challenges in protection, particularly in markets with weak regulatory oversight, where imitation and infringement risks are high. Meanwhile, large multinational food companies are intensifying technological monopolies in the industry by acquiring innovative firms and building patent-based moats, thereby squeezing the survival space for small and medium-sized innovators.

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VIII. Sustainability and Ethical Controversies

Biotech foods emphasize their environmental sustainability advantages in marketing, but energy consumption, waste management, and carbon footprint during actual production still require careful assessment. Additionally, ethical concerns surrounding gene editing and cell-culturing technologies persist, with some consumer groups and religious organizations opposing these techniques. These controversies not only affect consumer acceptance but may also lead to policy restrictions and tighter regulations, creating uncertainty for industry development.

conclusion

The biotech food industry is at a critical stage marked by rapid growth and deep restructuring. Overall, the sector faces complex regulatory approval processes with varying standards across countries, limited consumer trust and acceptance of new food technologies, high production costs that constrain pricing, talent shortages and substantial R&D investment creating ongoing financial pressure for small and medium-sized innovators, underdeveloped supply chain infrastructure limiting capacity utilization, high market education costs during commercialization, inconsistent intellectual property protection increasing the risk of imitation, and policy uncertainty arising from sustainability and ethical concerns. Across these eight key challenges—regulation, trust, cost, talent, supply chain, commercialization, IP, and ethics—the niche segment of sprouted brown rice has achieved varying degrees of mitigation. Through our business model combining "natural products + AI technology + end-to-end industrial chain," we have not only avoided common industry risks but also built unique technological barriers and brand moats, laying a solid foundation for leading in the trillion-dollar biotech food market.

(4)Industry forecast

I. Short-term Forecast (2026-2028)

The market scale continued to expand and the growth rate remained high. The global biotechnology food market has reached about US$ 53.33 billion in 2025, and it is expected to exceed US$ 70 billion by 2028, with an average compound annual growth rate of over 10%. The North American market will continue to maintain its leading position with a share of about 41%, while the Asia-Pacific market will catch up with it at a faster growth rate.

Precision fermentation and AI+ bioinformatics have become the fastest growing segments of the track. Precision fermentation technology has been commercialized in the production of whey protein, enzyme preparations, natural pigments and flavor substances, and its production capacity has continued to expand. AI-assisted strain engineering and process optimization greatly shorten the research and development cycle, reduce the cost of trial and error, and become the core of enterprises to build technical barriers.

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The regulatory framework has been accelerated and the market access path has gradually become clear. The FDA and USDA of the United States continuously update the guidelines for the approval of new foods, and the Food Bureau of Singapore (SFA) has approved the listing of many new foods. The improvement of regulatory environment will reduce the compliance cost of enterprises and accelerate the transformation of products from laboratory to table.

Consumer awareness has increased, but trust building still takes time. With the media exposure and continuous investment in brand marketing, consumers' awareness of products such as precision fermented protein and cell-cultured meat has increased significantly. However, the transformation from "knowing" to "accepting" and then to "actively buying" still takes time, and the construction of consumer trust is the core challenge in the short term.

The capital fever has not diminished, but the investment direction is more focused. Venture capital and industrial capital continue to flood into the biotechnology food track, but the investment logic has changed from "casting a wide net" to "selecting carefully", paying more attention to the technical barriers, commercialization ability and cash flow management of enterprises. Enterprises with clear profit paths and large-scale production capacity will be favored by more capital.

II. Long-term Forecast (2029-2035)

The market scale has exceeded 100 billion dollars, and biotechnology food has become the mainstream. It is estimated that by 2032, the global biotechnology food market will exceed 107.3 billion US dollars, and it is expected to reach more than 150 billion US dollars by 2035. Biotechnology food will move from "niche early adopters" to "mass consumption", occupying an important market share in the fields of protein supply, functional food and food ingredients.

Asia-Pacific region has become the largest biotechnology food market in the world. With a huge population base, fast-growing consumption capacity and strong government support, the Asia-Pacific region is expected to surpass North America and become the world's largest biotechnology food market around 2030. Japan maintains a leading position in cell culture of meat and fermentation technology, and Singapore, as an innovation hub, continues to attract global biotechnology companies.

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Technology integration is accelerating, and industrial boundaries are blurred. The deep integration of AI, gene editing, synthetic biology, automatic fermentation and other technologies will give birth to a new generation of biotechnology food platform. CRISPR gene editing technology will realize the precise improvement of crop characters, AI-driven bioinformatics platform will greatly improve the efficiency of strain screening and process optimization, and automatic fermentation plants will realize 24-hour unmanned production. Technology integration will significantly reduce production costs and make biotech foods competitive with traditional foods in price.

The product form has been upgraded in an all-round way, and personalized nutrition has become a trend. Biotechnology food will be transformed from raw materials and intermediate products to end consumer goods. Personalized functional foods customized based on personal genome, intestinal flora and metabolic characteristics will become the mainstream, and consumers can obtain tailor-made nutritional programs through subscription services. Functional staple foods such as germinated brown rice will become an important part of daily diet by means of biotechnology to enhance nutrition and optimize taste.

Industry concentration has increased, and head enterprises have built an ecology through mergers and acquisitions. With the improvement of industry maturity, large multinational food enterprises and biotechnology giants will integrate small and medium-sized innovative enterprises through mergers and acquisitions to build a whole industrial chain ecology from technology research and development, raw material production to brand marketing. The industry will form a competitive pattern of "a few platform giants+a large number of vertical innovation enterprises", and technical barriers and brand barriers will become the core moat of enterprises.

Sustainable development has become a hard constraint of the industry, and the circular economy model has emerged. With the promotion of global carbon emission reduction targets and the enhancement of consumers' awareness of environmental protection, biotechnology food enterprises will face more stringent requirements for sustainable development. Zero waste fermentation, carbon neutral technology and degradable packaging will become the industry standard, and the circular economy model will change from "additional items" to "entry threshold". Enterprises with full-life cycle sustainability advantages will occupy a favorable position in the market competition.

The framework of ethics and supervision tends to be mature, and social consensus is gradually formed. After ten years of market education and policy exploration, the major markets in the world will establish a relatively perfect regulatory system and ethical standards for biotechnology food. Consumers' acceptance of biotech foods has increased significantly, and social disputes over gene editing and cell culture technology tend to ease. The industry will move from "regulatory game" to "standardized development" to provide stable institutional guarantee for long-term growth.

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conclusion

The global biotechnology food industry is standing at a historic juncture from "technological breakthrough" to "industrial explosion". In the short term, the market will maintain a high growth rate of more than 10% driven by core tracks such as precision fermentation and AI+ bioinformatics, and the regulatory framework will be accelerated and capital will continue to flood in. However, the construction of consumer trust and large-scale cost reduction are still the core challenges facing the industry. In the long run, with the deepening of technology integration, the decline of production costs and the improvement of consumers' cognition, biotech foods will move from "niche early adopters" to "mass consumption". It is estimated that the market scale will exceed 150 billion US dollars by 2035, and the Asia-Pacific region is expected to become the largest biotech food market in the world, and personalized nutrition and circular economy models will become the mainstream of the industry.

In the industrial transformation, we will occupy a strategic niche with the unique business model of "natural products +AI technology+whole industrial chain". As a natural whole grain food, germinated brown rice avoids the problems of consumer trust and ethical controversy faced by gene editing and cell culture. AI algorithm optimizes germination process, builds differentiated technical barriers and reduces the dependence of traditional biotechnology on high-end talents. The supply chain system based on mature rice processing industry chain ensures the stability and cost controllability of large-scale expansion; The efficacy of GABA in helping sleep, reducing stress and controlling sugar has clear scientific basis and consumers' perceived health value, which provides a solid support for brand premium.

MANAGEMENT

Directors and Executive Officers

The following table sets forth information regarding our directors and executive officers as of the date of this prospectus.

Name	Position/Title
YiPing Peng	Director
JingHe Wang	Director

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Introduction

Mr.Yiping Peng has rich experience in industrial management and capital operation. In 2013, he led the establishment of manufacturing enterprises under the system of listed companies, and won various awards during the period; Since then, it has led the capital operation for many times, including self-financing 100 million yuan to complete the privatization of enterprises in 2018, selling 61% shares of enterprises at a valuation of 180 million yuan in 2019, forming a joint venture company in cooperation with the acquisition of industry leaders in 2020, and introducing strategic investment of 282 million yuan in 2023. In 2023, it will transform into the field of large-scale healthy food, focusing on the research and development, production and sales of the whole industrial chain of germinated brown rice. With the mission of "making germinated brown rice a healthy staple food for everyone", it is committed to making healthy staple food enter thousands of households through scientific and technological innovation.

Mr.Jinghe Wang has accumulated more than 30 years of professional management experience from the foundation, step by step, from sales to project manager, general manager to chairman. With solid professional skills and hard-working spirit, under his leadership, the company's performance soared, which fully demonstrated his characteristics of facing difficulties and being smart and capable.

Board of Directors

Subject to the Nasdaq rules and disqualification by the chairman of the relevant board meeting, a director may vote in respect of any contract or proposed contract or transaction notwithstanding that he may be interested therein provided that the nature of the interest of any director in such contract or transaction shall be disclosed by him or her at or prior to its consideration and any vote on that matter, and if he or she does so his or her vote shall be counted and he may be counted in the quorum at any meeting of the directors at which any such contract or proposed contract or transaction is considered. Our board of directors may exercise all the powers of the company to borrow money, mortgage or charge its undertaking, property and uncalled capital, and issue debentures, debenture stock and other securities whenever money is borrowed or as security for any debt, liability or obligation of the company or of any third party. None of our directors has a service contract with us that provides for benefits upon termination of service as a director.

Duties of Directors

Under Cayman law, our directors have a duty to act honestly, in good faith and with a view to our best interests. Our directors also have a duty to exercise the care, diligence and skills that a reasonably prudent person would exercise in comparable circumstances. In fulfilling their duty of care to us, our directors must ensure compliance with our memorandum and articles of association, as amended and restated from time to time. In certain limited exception circumstances, a shareholder has the right to seek damages in our name if a duty owed by our directors is breached.

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Our board of directors has all the powers necessary for managing, and for directing and supervising, our business affairs. The functions and powers of our board of directors include, among others:

●	convening shareholders’ annual general meetings and reporting its work to shareholders at such meetings;
●	declaring dividends and distributions;
●	appointing officers and determining the term of office of officers;
●	exercising the borrowing powers of our company and mortgaging the property of our company; and
●	approving the transfer of shares of our company, including the registering of such shares in our share register.

Terms of Directors and Executive Officers

Our directors are not subject to a term of office and hold office until such time as they are removed from office by ordinary resolution or the unanimous written resolution of all shareholders.

Our officers are elected by and serve at the discretion of our board of directors, and may be removed by our board of directors.

Corporate Governance

Our board of directors has adopted a code of business conducts and ethics, which is applicable to all of our directors, officers, employees and advisors. We will make our code of business conducts and ethics publicly available on our website. In addition, our board of directors has adopted a set of corporate governance guidelines. The guidelines reflect certain guiding principles with respect to our board’s structure, procedures and committees. The guidelines are not intended to change or interpret any law, or our memorandum and articles of association, as amended from time to time. The code of business conducts and ethics and corporate governance guidelines all become effective upon completion of this offering.

Limitation on Liability and Other Indemnification Matters

Cayman law allows us to indemnify our directors, officers and auditors acting in relation to any of our affairs against actions, costs, charges, losses, damages and expenses incurred by reason of any act done or omitted in the execution of their duties as our directors, officers and auditors.

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Under our amended and restated memorandum and articles of association to be adopted upon the closing of this offering, we may indemnify our directors and officers to, among other persons, our Directors and officers from and against all actions, costs, charges, losses, damages and expenses which they or any of them may incur or sustain by reason of any act done, concurred in or omitted in or about the execution of their duty or supposed duty in their respective offices or trusts, except such (if any) as they shall incur or sustain through their own fraud or dishonesty.

Employment Agreements and Indemnification Agreements

We have entered into employment agreements with each of our executive officers for a specified time period providing that the agreements are terminable for cause at any time. The terms of these agreement are substantially similar to each other. A senior executive officer may terminate his or her employment at any time by 30-day prior written notice. We may terminate the executive officer’s employment for cause, at any time, without advance notice or remuneration, for certain acts of the executive officer, such as conviction or plea of guilty to a felony or any crime involving moral turpitude, negligent or dishonest acts to our detriment, or misconduct or a failure to perform agreed duties.

Each executive officer has agreed to hold in strict confidence and not to use, except for the benefit of our company, any proprietary information, technical data, trade secrets and know-how of our company or the confidential or proprietary information of any third party, including our subsidiaries and our clients, received by our company. Each of these executive officers has also agreed to be bound by noncompetition and non-solicitation restrictions during the term of his or her employment and typically for two years following the last date of employment.

We expect to enter into indemnification agreements with our directors and executive officers, pursuant to which we will agree to indemnify our directors and executive officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being such a director or officer.

Foreign Private Issuer Exemption

We are a foreign private issuer within the meaning of the rules under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). As such, we are exempt from certain provisions applicable to United States domestic public companies. For example:

●	we are not required to provide as many Exchange Act reports, or as frequently, as a U.S. domestic public company;
●	for interim reporting, we are permitted to comply solely with our home country requirements, which are less rigorous than the rules that apply to domestic public companies;

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●	we are not required to provide the same level of disclosure on certain issues, such as executive compensation;
●	we are exempt from provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information;
●	we are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act; and
●

we are not required to comply with Section 16 of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and establishing insider liability for profits realized from any "short-swing" trading transaction.

We intend to comply with the Nasdaq corporate governance rules applicable to foreign private issuers, which permit us to follow certain corporate governance rules that conform to the Cayman requirements in lieu of many of the Nasdaqcorporate governance rules applicable to U.S. companies. As a result, our corporate governance practices may differ from those you might otherwise expect from a U.S. company listed on Nasdaq.

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PRINCIPAL SHAREHOLDERS

Except as specifically noted, the following table sets forth information with respect to the beneficial ownership of our Ordinary Shares as of the date of this prospectus by:

●	each of our directors and executive officers; and
●	each person known to us to beneficially own more than 5% of our Ordinary Shares on an as-converted basis.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, we have included shares that the person has the right to acquire within 60 days, including through the exercise of any option, warrant or other right or the conversion of any other security. These shares, however, are not included in the computation of the percentage ownership of any other person.

	Ordinary Shares Beneficially Owned Prior to This Offering		Shares Beneficially Owned After This Offering
	Number	%	Number	%

Sprout Red Global Limited		13.10
Sprout Red International Limited		86.90

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DESCRIPTION OF SHARE CAPITAL

We are a Cayman Islands exempted company with limited liability and our affairs are governed by our memorandum and articles of association, the Companies Act (As Revised) of the Cayman Islands, which is referred to as the Companies Act below, and the common law of the Cayman Islands.

As of the date of this prospectus, our authorized share capital is US$        , divided into         Ordinary Shares, with a par value of US$0.0001 each. All of our shares to be issued in the offering will be issued as fully paid. There are         Ordinary Shares issued and outstanding as of the date of this prospectus.

Ordinary Shares

As of the date of this Prospectus, the Company has no outstanding options, warrants and other convertible securities.

Listing

We have received the approval letter from Nasdaq to have our Ordinary Shares listed on the Nasdaq Capital Market under the symbol "FYH".

Transfer Agent and Registrar

The transfer agent and registrar for the Ordinary Shares is         .

Objects of Our Company

Under our post-offering Amended and Restated Memorandum and Articles of Association, the objects of our company are unrestricted, and we are capable of exercising all the functions of a natural person of full capacity irrespective of any question of corporate benefit, as provided by section 27(2) of the Companies Act.

Ordinary Shares

Our ordinary shares are issued in registered form and are issued when registered in our register of members. Our shareholders who are non-residents of the Cayman Islands may freely hold and vote their shares.

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Dividends

The holders of our ordinary shares are entitled to such dividends as may be declared by our board of directors. Our post-offering Amended and Restated Memorandum and Articles of Association provide that dividends may be declared and paid out of the funds of our company lawfully available therefor. Under the laws of the Cayman Islands, our company may pay a dividend out of either profit or share premium account; provided that in no circumstances may a dividend be paid out of our share premium if this would result in our company being unable to pay its debts as they fall due in the ordinary course of business.

Voting Rights

Voting at any meeting of shareholders is by show of hands unless a poll is demanded. A poll may be demanded by:

●	the chairperson of such meeting;
●	by at least three shareholders present in person or by proxy for the time being entitled to vote at the meeting;
●	by shareholder(s) present in person or by proxy representing not less than one-tenth of the total voting rights of all shareholders having the right to vote at the meeting; and
●	by shareholder(s) present in person or by proxy and holding shares in us conferring a right to vote at the meeting being shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total sum paid up on all shares conferring that right.

An ordinary resolution to be passed at a meeting by the shareholders requires the affirmative vote of a simple majority of the votes attaching to the ordinary shares cast at a meeting, while a special resolution requires the affirmative vote of no less than two-thirds of the votes cast attaching to the issued and outstanding ordinary shares at a meeting. A special resolution will be required for important matters such as a change of name, making changes to our post-offering Amended and Restated Memorandum and Articles of Association, a reduction of our share capital and the winding up of our company. Our shareholders may, among other things, divide or combine their shares by ordinary resolution.

General Meetings of Shareholders

As a Cayman Islands exempted company, we are not obliged by the Companies Act to call shareholders’ annual general meetings. Our post-offering Amended and Restated Memorandum and Articles of Association provide that we shall, if required by the Companies Act, in each year hold a general meeting as its annual general meeting, and shall specify the meeting as such in the notices calling it, and the annual general meeting shall be held at such time and place as may be determined by our directors. General meetings, including annual general meetings, may be held at such times and in any location in the world as may be determined by the Board. A general meeting or any class meeting may also be held by means of such telephone, electronic or other communication facilities as to permit all persons participating in the meeting to communicate with each other, and participation in such a meeting constitutes presence at such meeting.

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Shareholders’ general meetings may be convened by the chairperson of our board of directors or by a majority of our board of directors. Advance notice of at least ten clear days is required for the convening of our annual general shareholders’ meeting (if any) and any other general meeting of our shareholders. A quorum required for any general meeting of shareholders consists of, at the time when the meeting proceeds to business, two shareholders holding shares which carry in aggregate (or representing by proxy) not less than one-third of all votes attaching to issued and outstanding shares in our company entitled to vote at such general meeting.

The Companies Act does not provide shareholders with any right to requisition a general meeting or to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our post-offering Amended and Restated Memorandum and Articles of Association provide that upon the requisition of any one or more of our shareholders holding shares which carry in aggregate not less than one-third of all votes attaching to the issued and outstanding shares of our company entitled to vote at general meetings, our board will convene an extraordinary general meeting and put the resolutions so requisitioned to a vote at such meeting. However, our post-offering Amended and Restated Memorandum and Articles of Association do not provide our shareholders with any right to put any proposals before annual general meetings or extraordinary general meetings not called by such shareholders.

Transfer of Ordinary Shares

Subject to the restrictions set out below, any of our shareholders may transfer all or any of his or her ordinary shares by an instrument of transfer in the usual or common form or in a form prescribed by Nasdaq or any other form approved by our board of directors. Notwithstanding the foregoing, ordinary shares may also be transferred in accordance with the applicable rules and regulations of Nasdaq.

Our board of directors may, in its absolute discretion, decline to register any transfer of any ordinary share which is not fully paid up or on which we have a lien. Our board of directors may also decline to register any transfer of any ordinary share unless:

●	the instrument of transfer is lodged with us, accompanied by the certificate for the ordinary shares to which it relates and such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer;
●	the instrument of transfer is in respect of only one class of ordinary shares;

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●	the instrument of transfer is properly stamped, if required;
●	in the case of a transfer to joint holders, the number of joint holders to whom the ordinary share is to be transferred does not exceed four; and
●	a fee of such maximum sum as the Nasdaq may determine to be payable or such lesser sum as our directors may from time to time require is paid to us in respect thereof.

If our directors refuse to register a transfer they shall, within two months after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal.

The registration of transfers may, after compliance with any notice required in accordance with the rules of the Nasdaq, be suspended and the register closed at such times and for such periods as our board of directors may from time to time determine; provided, however, that the registration of transfers shall not be suspended nor the register closed for more than 30 days in any year as our board may determine.

Liquidation.

On the winding up of our company, if the assets available for distribution amongst our shareholders shall be more than sufficient to repay the whole of the share capital at the commencement of the winding up, the surplus shall be distributed amongst our shareholders in proportion to the par value of the shares held by them at the commencement of the winding up, subject to a deduction from those shares in respect of which there are monies due, of all monies payable to our company for unpaid calls or otherwise. If our assets available for distribution are insufficient to repay all of the paid-up capital, such the assets will be distributed so that, as nearly as may be, the losses are borne by our shareholders in proportion to the par value of the shares held by them.

Calls on Shares and Forfeiture of Shares

Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their shares in a notice served to such shareholders at least 14 days prior to the specified time and place of payment. The shares that have been called upon and remain unpaid are subject to forfeiture.

Redemption, Repurchase and Surrender of Shares

We may issue shares on terms that such shares are subject to redemption, at our option or at the option of the holders of these shares, on such terms and in such manner as may be determined by our board of directors. Our company may also repurchase any of our shares on such terms and in such manner as have been approved by our board of directors. Under the Companies Act, the redemption or repurchase of any share may be paid out of our company’s profits, share premium or out of the proceeds of a new issue of shares made for the purpose of such redemption or repurchase, or out of capital if our company can, immediately following such payment, pay its debts as they fall due in the ordinary course of business. In addition, under the Companies Act no such share may be redeemed or repurchased (a) unless it is fully paid up, (b) if such redemption or repurchase would result in there being no shares outstanding or (c) if the company has commenced liquidation. In addition, our company may accept the surrender of any fully paid share for no consideration.

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Issuance of Additional Shares

Our post-offering Amended and Restated Memorandum and Articles of Association authorizes our board of directors to issue additional ordinary shares from time to time as our board of directors shall determine, to the extent of available authorized but unissued shares.

Our post-offering Amended and Restated Memorandum and Articles of Association also authorizes our board of directors to establish from time to time one or more series of preference shares and to determine, with respect to any series of preference shares, the terms and rights of that series, including, among other things:

●	the designation of the series;
●	the number of shares of the series;
●	the dividend rights, dividend rates, conversion rights and voting rights; and
●	the rights and terms of redemption and liquidation preferences.

Our board of directors may issue preference shares without action by our shareholders to the extent of available authorized but unissued shares. Issuance of these shares may dilute the voting power of holders of ordinary shares.

Inspection of Books and Records

Holders of our ordinary shares will have no general right under Cayman Islands law to inspect or obtain copies of our list of shareholders or our corporate records. However, our post-offering Amended and Restated Memorandum and Articles of Association have provisions that provide our shareholders the right to inspect our register of shareholders without charge, and to receive our annual audited financial statements. See "Where You Can Find Additional Information."

Anti-Takeover Provisions. Some provisions of our post-offering Amended and Restated Memorandum and Articles of Association may discourage, delay or prevent a change of control of our company or management that shareholders may consider favorable, including provisions that:

●	authorize our board of directors to issue preference shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preference shares without any further vote or action by our shareholders; and
●	limit the ability of shareholders to requisition and convene general meetings of shareholders.

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However, under Cayman Islands law, our directors may only exercise the rights and powers granted to them under our post-offering Amended and Restated Memorandum and Articles of Association for a proper purpose and for what they believe in good faith to be in the best interests of our company.

Exempted Company

We are an exempted company with limited liability under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except that an exempted company:

●	does not have to file an annual return of its shareholders with the Registrar of Companies;
●	is not required to open its register of members for inspection;
●	does not have to hold an annual general meeting;
●	may issue negotiable or bearer shares or shares with no par value;
●	may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);
●	may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;
●	may register as an exempted limited duration company; and
●	may register as a segregated portfolio company.

"Limited liability" means that the liability of each shareholder is limited to the amount unpaid by the shareholder on that shareholder’s shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

Rights of Non-Resident or Foreign Shareholders

There are no limitations imposed by our amended and restated memorandum and articles of association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our amended and restated memorandum and articles of association governing the ownership threshold above which shareholder ownership must be disclosed.

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Issuance of additional Ordinary Shares

Our amended and restated memorandum and articles of association authorizes our board of directors to issue additional Ordinary Shares from authorized but unissued shares, to the extent available, from time to time as our board of directors shall determine.

TAXATION

The following summary contains a description of the material U.S. federal income tax and Cayman Islands tax consequences of the acquisition, ownership and disposition of Ordinary Shares, but it does not purport to be a comprehensive description of all the tax considerations that may be relevant to a decision to purchase Ordinary Shares. The summary is based on the tax laws of the United States and the regulations thereunder and the tax laws of the Cayman Islands and the regulations thereunder as of the date hereof, which are subject to change.

Cayman Islands Taxation

The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains or appreciation and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to us levied by the government of the Cayman Islands except for stamp duties which may be applicable on instruments executed in, or, after execution, brought within the jurisdiction of the Cayman Islands. The Cayman Islands is not party to any double tax treaties that are applicable to any payments made to or by our company. There are no exchange control regulations or currency restrictions in the Cayman Islands.

Payments of dividends and capital in respect of our ordinary shares will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of a dividend or capital to any holder of our ordinary shares, nor will gains derived from the disposal of our ordinary shares be subject to Cayman Islands income or corporation tax.

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United States Federal Income Tax Considerations

The following discussion is a summary of U.S. federal income tax considerations generally applicable to the ownership and disposition of our Ordinary Shares by a U.S. Holder (as defined below) that acquires our Ordinary Shares in this offering and holds our Ordinary Shares as "capital assets" (generally, property held for investment) under the U.S. Internal Revenue Code of 1986, as amended, or the Code. This discussion is based upon existing U.S. federal tax law, which is subject to differing interpretations or change, possibly with retroactive effect. No ruling has been sought from the Internal Revenue Service, or the IRS, with respect to any U.S. federal income tax considerations described below, and there can be no assurance that the IRS or a court will not take a contrary position. This discussion, moreover, does not address the U.S. federal estate, gift, and alternative minimum tax considerations, the Medicare tax on certain net investment income, information reporting or backup withholding or any state, local, and non-U.S. tax considerations, relating to the ownership or disposition of our Ordinary Shares. The following summary does not address all aspects of U.S. federal income taxation that may be important to particular investors in light of their individual circumstances or to persons in special tax situations such as:

●	banks and other financial institutions;
●	insurance companies;
●	pension plans;
●	cooperatives;
●	regulated investment companies;
●	real estate investment trusts;
●	broker-dealers;
●	traders that elect to use a mark-to-market method of accounting;
●	certain former U.S. citizens or long-term residents;
●	tax-exempt entities (including private foundations);
●	individual retirement accounts or other tax-deferred accounts;
●	persons liable for alternative minimum tax;
●	persons who acquire their Ordinary Shares pursuant to any employee share option or otherwise as compensation;
●	investors that will hold their Ordinary Shares as part of a straddle, hedge, conversion, constructive sale or other integrated transaction for U.S. federal income tax purposes;
●	investors that have a functional currency other than the U.S. dollar;
●	persons that actually or constructively own 10% or more of our Ordinary Shares (by vote or value); or
●	partnerships or other entities taxable as partnerships for U.S. federal income tax purposes, or persons holding the Ordinary Shares through such entities,

all of whom may be subject to tax rules that differ significantly from those discussed below.

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Each U.S. Holder is urged to consult its tax advisor regarding the application of U.S. federal taxation to its particular circumstances, and the state, local, non-U.S., and other tax considerations of the ownership and disposition of our Ordinary Shares.

General

For purposes of this discussion, a "U.S. Holder" is a beneficial owner of our Ordinary Shares that is, for U.S. federal income tax purposes:

●     an individual who is a citizen or resident of the United States;

●     a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created in, or organized under the laws of the United States or any state thereof or the District of Columbia;

●     an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

●     a trust (i) the administration of which is subject to the primary supervision of a U.S. court and which has one or more U.S. persons who have the authority to control all substantial decisions of the trust, or (ii) that has otherwise validly elected to be treated as a U.S. person under the Code.

●     If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of our Ordinary Shares, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. Partnerships holding our Ordinary Shares and their partners are urged to consult their tax advisors regarding an investment in our Ordinary Shares.

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WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form F-1, including relevant exhibits and schedules under the Securities Act, covering the Ordinary Shares offered by this prospectus. You should refer to our registration statements and their exhibits and schedules if you would like to find out more about us and about the Ordinary Shares. This prospectus summarizes material provisions of contracts and other documents that we refer you to. Since the prospectus may not contain all the information that you may find important, you should review the full text of these documents.

The registration statements, reports and other information so filed can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The SEC also maintains a website that contains reports, proxy statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov. The information on that website is not a part of this prospectus.

No dealers, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

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